As filed with the Securities and Exchange Commission on July 30, 2002
                                                      Registration No. 333-31310
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 5
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Nymox Pharmaceutical Corporation
               (Exact name of registrant as specified in charter)

     Quebec, Canada                   8071                    Not Applicable
(State or other jurisdiction    (Primary Standard             (I.R.S. Employer
     of incorporation         Industrial Classification      Identification No.)
     or organization)              Code Number)

                         9900 Cavendish Blvd., Suite 306
                         St. Laurent, QC, Canada H4M 2V2
                                 (514) 332-3222
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9200
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
          ------------------------------------------------------------
                                   Copies to:
         Marc J. Marotta                                  Jack Gemmell
         Foley & Lardner                        Nymox Pharmaceutical Corporation
    777 East Wisconsin Avenue                   9900 Cavendish Blvd., Suite 306
 Milwaukee, Wisconsin 53202-367                 St.-Laurent, QC, Canada H4M 2V2
         (414) 271-2400                                  (514) 332-3222

         Approximate date of commencement of proposed sale to public: As soon as practicable after registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

         All financial information in this prospectus is in United States dollars unless otherwise noted.

=============================== ======================= ==================== ====================== ==================
                                                         Proposed maximum      Proposed maximum         Amount of
    Title of each class of           Amount to be         aggregate price     aggregate offering      registration
 Securities to be registered          registered             per unit                price               fee(5)
------------------------------- ----------------------- -------------------- ---------------------- ------------------
Common shares                     Up to 4,800,000(1)            (2)             $12,000,000(3)           $3,168
------------------------------- ----------------------- -------------------- ---------------------- ------------------
Common shares(4)                    Up to 200,000              $4.52               $904,000              $238.66
------------------------------- ----------------------- -------------------- ---------------------- ------------------
Total                              Up to 5,000,000                                $12,904,000           $3,406.66
=============================== ======================= ==================== ====================== ==================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) The price per common share will vary based on the average daily price of Nymox's shares during the draw down periods provided for in the common stock purchase agreement described in this registration statement. The purchase price will be equal to 94% of the average daily price for each trading day within such draw down pricing periods. Under the common stock purchase agreement, Nymox may establish a minimum price for each draw down period. Jaspas Investments Limited (Jaspas) will not be able to purchase Nymox shares on those trading days within a draw down period where the average daily price is below the minimum price for that period. The agreement allows for 24 draws over a period of 30 months for amounts up to $750,000 per draw.

(3) $12,000,000 represents the maximum total purchase price that Jaspas is obliged to pay Nymox under the common stock purchase agreement; the maximum net proceeds Nymox can receive is $12,000,000 less a 3% placement fee payable to its placement agents, Ladenburg Thalman & Co. Ltd. And Paul Revere Capital Corp., or $11,640,000.

(4) These common shares represent the shares issuable on the exercise of a stock purchase warrant issued by Nymox to Jaspas on November 12, 1999 under the common stock purchase agreement. Under the warrant, Jaspas may purchase up to 100,000 shares any time between November 30, 1999 and November 30, 2004. Jaspas may purchase the remaining 100,000 shares if and only if Nymox does not draw down $7,000,000 within eighteen months of this registration statement becoming effective.

(5) This registration fee was previously paid by the Registrant in connection with the initial filing of this Registration Statement.

                              --------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission ("Commission"), acting pursuant to Section 8(a) may determine.

                                     [LOGO]

                                                                      PROSPECTUS



                        NYMOX PHARMACEUTICAL CORPORATION

                        5,000,000 SHARES OF COMMON STOCK

NYMOX PHARMACEUTICAL CORPORATION        Jaspas Investments Limited may use this
                                        prospectus to resell up to 5,000,000
                                        shares of common stock of Nymox
                                        Pharmaceutical Corporation.

9900 Cavendish Blvd                     Nymox will not receive any of the
Suite 306                               proceeds from the sale of the shares by
St. Laurent, Quebec, Canada             Jaspas. However, we will receive the
H4M 2V2                                 sale price of any common stock that we
(800) 936-9669                          sell to Jaspas under the common stock
                                        purchase agreement or under the stock
                                        purchase warrant described in this
                                        prospectus. Nymox will pay the costs of
                                        registering the shares under this
                                        prospectus, including legal fees.

Nymox's common stock is listed          Jaspas may offer shares of common stock
on the Nasdaq SmallCap Market           of Nymox to purchasers in transactions
under the symbol "NYMX". The last       on the Nasdaq SmallCap Market, in
reported sales price for Nymox's        negotiated transactions, or otherwise,
common stock on the Nasdaq              or by a combination of these methods.
SmallCap Market on _______,             Jaspas may sell the shares through
2002 was $_____ per share.              broker-dealers who may receive
                                        compensation from Jaspas in the form of
                                        discounts or commissions. Jaspas does
                                        not intend to effect resales in Canada
                                        or through any Canadian exchange. Jaspas is an "underwriter" within the meaning of the Securities Act of 1933 in connection with such sales.

     Investing in the common stock of Nymox involves a high degree of risk. See "Risk Factors" beginning on Page 6.

     Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or accurate. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2002.

                                     SUMMARY

     In this prospectus, the term "Nymox" refers to both Nymox Pharmaceutical Corporation and its subsidiaries, Nymox Corporation and Serex, Inc. and, where applicable, a predecessor private corporation, DMS Pharmaceutical Inc. This prospectus provides financial information in United States dollars unless otherwise noted.

                                   The Company

     Nymox is a development stage biopharmaceutical company based in Maywood, New Jersey and Saint Laurent, Quebec, Canada. Nymox was incorporated in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private company which, since 1989, conducted research and development on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer's disease.

     We specialize in the research and development of therapeutics and diagnostics for the aging population with an emphasis on Alzheimer's disease. Alzheimer's disease is a progressive, terminal brain disease of the elderly marked by an irreversible decline in mental abilities, including memory and comprehension, and often accompanied by changes in behavior and personality. It currently afflicts an estimated four million people in the United States and at least fifteen million people worldwide. As the baby-boomer generation continues to age, these figures are expected to rise sharply.

AlzheimAlert(TM), an Aid for the Diagnosis of Alzheimer's Disease

     We market a proprietary diagnostic test for Alzheimer's disease, known as AlzheimAlert(TM), through our clinical reference laboratory in Maywood, New Jersey. AlzheimAlert(TM) is an improved version of our AD7C(TM) test, which has been on the market since 1997. It measures the level in urine of a brain protein called neural thread protein which is elevated early in Alzheimer's disease. The test helps physicians make an early diagnosis of the disease.

     The early diagnosis of Alzheimer's disease is important to physicians, patients and their families. It enables them to make informed and early social, legal and medical decisions about treatment and care. It permits patients to take advantage of new improvements in drug treatment and care. Even a modest delay in institutionalization can mean substantial social and financial savings.

     There is a widely recognized need for a simple, accurate and convenient test that can help physicians diagnose Alzheimer's disease. Chapter 5 of the Surgeon General's Report on Mental Health is indicative of this recognition. In this Report, the Surgeon General described the diagnosis of Alzheimer's disease as "challenging" and its early detection as "difficult." As a result, Alzheimer's disease and other dementias, the Surgeon General's report states, are "currently underrecognized, especially in primary care settings, where most older patients seek care."

     AlzheimAlert(TM) is one of a variety of diagnostic testing methodologies, technologies and products that have been recently developed to aid physicians in the diagnosis of Alzheimer's disease. It is the only commercially available urine test for this purpose and tests for a unique, proprietary marker, neural thread protein.

Two Principal Programs to Develop Treatments for Alzheimer's Disease

     We have two principal programs to develop treatments of Alzheimer's disease. The first program targets neural thread protein, the brain protein detected by AlzheimAlert(TM), and its role in the extensive brain cell loss associated with Alzheimer's disease. The second program is based on spherons. Nymox researchers believe spherons are a source of senile plaques, the characteristic abnormality found in abundance in the brains of patients with Alzheimer's disease and widely believed to play a major role in the cause and course of the illness.

     These programs are in the early development stage. We cannot assure you that these programs will produce effective and marketable treatments for Alzheimer's disease. The research may fail or the compounds may not receive necessary regulatory approval. As a development stage company, we may partner with a major pharmaceutical company in the conduct of necessary human clinical trials, to finish product development, to obtain regulatory approval, and ultimately to market any product. There is no guarantee we will be able to enter into such an arrangement on satisfactory terms.

Neural Thread Protein Based Drugs

     There is a body of scientific and medical evidence showing that neural thread protein, the brain protein detected by our AlzheimAlert(TM) test, may play a key role in Alzheimer's disease. We are developing compounds that can impede the effects of neural thread protein and thus potentially slow or halt the progression of Alzheimer's disease. We licensed the basic technology to develop such compounds including patent rights in 1997 from the Massachusetts General Hospital as part of a sponsored research and licensing agreement and have a similar licensing arrangement with the Rhode Island Hospital.

Drugs Targeting Spherons

     We are a world leader in research and development into drugs for the treatment of Alzheimer's disease that target spherons. Spherons are tiny balls of densely packed protein found in brain cells scattered throughout the brains of all humans from age one. They were first discovered, characterized and isolated by Nymox researchers. We believe that spherons are a cause of senile plaques and that stopping or inhibiting the transformation of spherons into senile plaques will help stop or slow the progression of Alzheimer's disease. You should be aware that there is no consensus among researchers about the causes or possible treatments of Alzheimer's disease and not all researchers share this belief that spherons are a causative factor in Alzheimer's disease or are a target for the development of treatments for the disease.

     We developed and patented novel, proprietary drug screening methods based on spherons and now have several drug candidates which have shown promise in animal and other preclinical studies and for which we plan to seek regulatory approval to being clinical studies for humans. We hold global patent rights covering both methods for using spherons as targets for developing drugs and for the actual drug candidates discovered.

New Antibacterial Agents Against Infections and Food Contamination

     We are developing new antibacterial agents. One agent has proven effective against the E. coli 0157:H7 bacteria, which can cause serious contamination in meat and other food and drink products. We are developing treatments for E. coli 0157:H7 contamination of meat. We also have a series of collaboration agreements with universities and research institutions and a biotechnology company, Biophage Inc. We have also developed other new antibacterial agents that can potentially treat human disease such as difficult chronic and persistent urinary tract infections and streptococcal or staphylococcal infections. We hold patents rights in this area in the United States and Australia and are pursuing further patent rights both in the United States and in other countries.

The NicAlert(TM) and NicoMeter(TM) Tests for Tobacco Product Use

     We also market NicAlert(TM) and NicoMeter(TM), inexpensive, simple-to-use test strips that use urine or saliva (NicAlert(TM) only) to determine whether a person is using tobacco products. NicAlert(TM) and NicoMeter(TM) detect levels of cotinine, a byproduct of the body's breakdown of nicotine and generally regarded as the best indicator of tobacco exposure for smokers and nonsmokers. Our subsidiary, Serex, Inc., manufactures NicAlert(TM) and NicoMeter(TM). NicAlert(TM) and NicoMeter(TM) are currently being used in research programs into tobacco use and exposure and are being marketed in the United States and Japan as tests to determine whether a person, such as a teenager, student athlete or insurance applicant, is using a tobacco product. NicAlert(TM) and NicoMeter(TM) employ Serex, Inc.'s patented technology.

                                  RISK FACTORS

     An investment in shares of common stock of Nymox involves a high degree of risk. You should carefully consider each of the risks and uncertainties described below along with all of the other information in this prospectus before deciding to invest in these shares.

It is Uncertain When, if Ever, We Will Make a Profit

     We first began operations in 1995 and are only in the early stages of commercial marketing of our products, AlzheimAlert(TM), NicAlert(TM) and Nicometer(TM). We have never made a profit. We incurred a net loss of $4.8 million in 1998, $3.3 million in 1999, $4.0 million in 2000, and $3.0 million in 2001. As of December 31, 2001, Nymox's accumulated deficit was $23.2 million.

     We cannot say when, if ever, Nymox will become profitable. Profitability will depend on our uncertain ability to generate revenues from the sale of our products and the licensing of our technology that will offset the significant expenditures required for us to advance our research, protect and extend our intellectual property and develop, manufacture, license, market, distribute and sell our technology and products successfully. Similar types of expenditures in the past have helped produce the net losses reported above.

We May Not Be Able to Raise Enough Capital to Develop and Market Our Products

     Nymox has funded its operations primarily by selling shares of its common stock. Since late 1998, a small portion of the funds came from sales. However, sales have not been, and may not be in the foreseeable future, sufficient to meet our anticipated financial requirements.

     We will continue to need to raise substantial amounts of capital for our business activities including our research and development programs, the conduct of clinical trials needed to obtain regulatory approvals and the marketing and sales of our products. We anticipate being able to fund our current total annual budgeted expenditures of approximately $3 million per year through our current cash position and additional financing including draw downs through our Common Stock Purchase Agreement. Clinical trials will substantially increase cash requirements. We anticipate being able to meet those requirements as they arise. Any necessary clinical trials for regulatory approval following successful initial clinical trials will require considerably more capital. We plan to raise such capital either through a new round of financing and/or through partnering with a major pharmaceutical company. Additional financing may not be available when needed, or, if available, may not be available on acceptable terms. If adequate funds on acceptable terms are not available, we may have to curtail or eliminate expenditures for research and development, testing, clinical trials, promotion and marketing for some or all of our products.

We Face Challenges in Developing and Improving Our Products

     Our success depends on our ability to develop or acquire rights to new products or to improve our existing products. We are still developing many of our products and have not yet brought them to market. We cannot assure you that we will be able to develop or acquire rights to such products and to market them successfully.

     Developing a treatment for Alzheimer's disease is particularly challenging. Many pharmaceutical companies, institutions and researchers are working on many different approaches and treatments. There is no consensus among researchers about the cause of this fatal illness and no guarantee that our drug development programs in this area are targeting significant factors in its cause, progression or symptoms. It is difficult to design drug candidates that can cross from the bloodstream into the brain, where the damage from Alzheimer's disease is occurring. Clinical trials to establish efficacy for drugs that slow down the progression of Alzheimer's disease over a period of months or years often require that a large number of subjects be tracked over many months or years, making them very expensive to conduct. The potentially long period from discovery and patenting through development and regulatory approval to the market can significantly reduce the patent life of an Alzheimer's disease treatment. Any marketed treatment in this area may well eventually face competition from "me-too" drugs developed by other pharmaceutical companies based on our research. We will be under constant competitive pressure to improve our products and to develop new treatments in order to protect our position in the field.

     Developing and improving our diagnostic products is also challenging. The science and technology of the detection and measurement of very small amounts of biochemicals in bodily fluids and tissue is evolving rapidly. We may need to make significant expenditures in research and development costs and licensing fees in order to take advantage of new technologies. If any major changes to our testing technologies used in our AlzheimAlert(TM), NicAlert(TM) and NicoMeter(TM) tests are made, further validation studies will be required. Developing new diagnostic products is more challenging, requiring identification and validation of the biochemical marker being detected by the new product in the clinical context and the development and validation of the product designed to detect the marker.

We Face Significant and Growing Competition

     The modern pharmaceutical and biotechnology industries are intensely competitive, particularly in the field of Alzheimer's disease where there is a large unmet need for an effective treatment. Currently there are four drugs with the same mechanism of action approved for sale in the United States (Aricept(R), Cognex(R), Exelon(R) and Reminyl(R)). These drugs offer some relatively short-term symptomatic relief, but do not treat the underlying causes of the illness. Over the past decade, there has been an intense research effort both in the non-profit sectors such as universities, government agencies and research institutes and in the pharmaceutical and biotechnology industry to develop new treatments for Alzheimer's disease. Treatment candidates under development include:

     o    vaccines for Alzheimer's disease;

     o enzyme-blocking therapies intended to block the production of the protein found in the senile plaques characteristic of Alzheimer's disease. A number of pharmaceutical and biotechnology companies including Amgen and Bristol-Myers Squibb are working on such therapies and hope to soon be in clinical trials on humans.

     o implantation of genetically modified cells that produce human nerve growth factor into the brains of people with Alzheimer's disease. Preliminary human testing began this year at the University of California at San Diego in conjunction with the Salk Institute for Biological Studies.

     There is also ongoing research into possible methods of preventing Alzheimer's disease such as taking certain cholesterol-lowering drugs called statins, estrogen replacement therapies, anti-oxidants such as vitamin E and ginkgo biloba or anti-inflammatory drugs such as ibuprofen (e.g., Advil or Motrin). The successful development of a treatment or method of preventing Alzheimer's disease could significantly impact on our ability to develop or market a competing treatment for Alzheimer's disease.

     The diagnostic testing industry is also highly competitive. In the area of Alzheimer's disease, Elan PLC is marketing diagnostic tests for different biochemical indicators found in blood and spinal fluid and for genetic predispositions for the illness. Other companies are attempting to develop and market other diagnostic products in this area. The introduction of other diagnostics products for Alzheimer's disease or tobacco product use that are cheaper, easier to perform, more accurate or otherwise more attractive to the physicians, health care payers or other potential customers would have a significant impact on the sales of our AlzheimAlert(TM), NicAlert(TM) or NicoMeter(TM) products.

We May Not Be Able to Successfully Market Our Products

     To increase our marketing, distribution and sales capabilities both in the United States and around the world, we will need to enter into licensing arrangements, contract sales agreements and co-marketing deals. We cannot assure you that we will be able to enter into agreements with other companies on terms acceptable to us, that any licensing arrangement will generate any revenue for the company or that the costs of engaging and retaining the services of a contract sales organization will not exceed the revenues generated.

Our Products and Services May Not Receive Necessary Regulatory Approvals

     Our products, AlzheimAlert(TM), NicAlert(TM) and NicoMeter(TM), and our products in development, are subject to a wide range of government regulation governing laboratory standards, product safety and efficacy. The actual regulatory schemes in place vary from country to country and regulatory compliance can take several years and involve substantial expenditures.

     We cannot be sure that we can obtain necessary regulatory approvals on a timely basis, if at all, for our products in development and all of the following could have a material adverse effect on our business:

     o failure to obtain or significant delays in obtaining requisite approvals;

     o    loss of or changes to previously obtained approvals; and

     o    failure to comply with existing or future regulatory requirements.

     We currently market AlzheimAlert(TM) as a clinical reference laboratory service provided by our government-inspected clinical reference laboratory in New Jersey. Physicians send us urine samples from their patients to our laboratory where the AlzheimAlert(TM) test is performed and the results reported back to the physicians. A clinical laboratory test like AlzheimAlert(TM) does not require approval from the United States Food and Drug Administration (FDA). Our laboratory is regulated by the Centers for Medicare & Medicaid Services
(CMS) under the Clinical Laboratory Improvement Amendments and is subject to inspection and certification. In addition, individual states like New York and Florida have their own requirements for reference laboratories like ours that offer diagnostic services. In addition, the FDA has its own regulations governing in vitro diagnostic products, including some of the reagents used in clinical reference laboratories. Any changes in CMS or state law requirements or in the FDA regulations could have a detrimental impact on our ability to offer or market any reference laboratory services and/or on our ability to obtain reimbursement from the Medicare and Medicaid programs and providers.

     We may develop a diagnostic kit based on AlzheimAlert(TM) for sale to third parties. If so, we will require prior approval from the FDA before we can market, distribute or sell such a product in the United States. We have not submitted any such product to the FDA for approval. Similar requirements exist in many other countries. In general, such approval requires clinical testing as to the safety and efficacy of the device and preparation of an approval application with extensive supporting documentation. If approved, the device would then be subject to postmarketing record and reporting obligations and manufacturing requirements. Obtaining these approvals and complying with the subsequent regulatory requirements can be both time-consuming and expensive.

     We currently sell NicAlert(TM) and NicoMeter(TM) as tests for tobacco product use and for research use. In May 2002, we filed a 510(k) application with the FDA for NicAlert(TM) and have not received any decision on the application.

     In the United States, our drugs in development will require FDA approval, which comes only at the end of a lengthy, expensive and often arduous process. We have not submitted any drugs for FDA approval. We cannot predict with any certainty the amount of time the FDA will take to approve one of our drugs or even whether any such approval will be forthcoming. Similar requirements exist in many other countries.

Protecting Our Patents and Proprietary Information is Costly and Difficult

     We believe that patent and trade secret protection is important to our business, and that our success will depend, in part, on our ability to obtain strong patents, to maintain trade secret protection and to operate without infringing the proprietary rights of others.

     Obtaining and maintaining our patent position is costly. We pay for the filing, prosecution and fees of over 200 patents and patent applications in countries around the world, including the United States, Europe, Japan, Canada, Australia, New Zealand and South Korea. In the United States alone, Nymox has ten patents issued or allowed and at least fifteen patent applications pending relating to its technology. Its subsidiary, Serex Inc. has seven patents issued or allowed. Through its licensing agreement with the Massachusetts General Hospital, Nymox has licensed and paid for the prosecution of four issued patents relating to neural thread proteins.

     We believe that we have strong patent protection for the products we sell and for our product development programs and are in the process of extending that patent protection to cover more countries or new discoveries or products. We cannot assure you that additional patents covering new products or improvements will be issued or that any new or existing patents will be of commercial benefit or be valid and enforceable if challenged.

     We are not currently involved in patent litigation. In the pharmaceutical and biotechnology industry patent disputes are frequent and can preclude the commercialization of products. Patent litigation is costly and the outcome often difficult to predict. It can expose us to significant liabilities to third parties and may require us to obtain third-party licenses at a material cost or cease using the technology or product in dispute.

We Face Changing Market Conditions

     The healthcare industry is in transition with a number of changes that affect the market for therapeutic and diagnostic test products. The U.S. Federal and various state governments have under consideration a number of proposals that may have the effect of directly or indirectly limiting drug prices in the U.S. markets. Such changes may adversely affect the prices we may charge for any therapeutic drug we develop. Funding changes and budgetary considerations can lead major health care payers and providers to make changes in reimbursement policies for our AlzheimAlert(TM) product. These changes can seriously impact the potential for growth for the market for AlzheimAlert(TM), either favorably when the decision is to offer broad coverage for our test at a reasonable price or negatively when the decision is to deny coverage altogether. Changes in the healthcare delivery system have resulted in major consolidation among reference laboratories and in the formation of multi-hospital alliances, reducing the number of institutional customers for therapeutic and diagnostic test products. There can be no assurance that Nymox will be able to enter into and/or sustain contractual or other marketing or distribution arrangements on a satisfactory commercial basis with these institutional customers.

Health Care Plans May Not Cover or Adequately Pay for our Products and Services

     Throughout the developed world, both public and private health care plans are under considerable financial and political pressure to contain their costs. The two principal methods of restricting expenditures on drugs and diagnostic products and services are to deny coverage or, if coverage is granted, to limit reimbursement. For single-payer government health care systems, a decision to deny coverage or to severely restrict reimbursement for one of our products can have an adverse effect on our business and revenues.

     In the United States, where, to a significant degree, the patient population for our products is elderly, Medicare and Medicaid are sources of reimbursement. In general, any restriction on reimbursement, coverage or eligibility under either program could adversely affect reimbursement to Nymox for products and services provided to beneficiaries of the Medicare and/or Medicaid programs. Many elderly people are covered by a variety of private health care organizations either operating private health care plans or Medicare or Medicaid programs subject to government regulation. These organizations are also under considerable financial constraints and we may not be able to secure coverage or adequate reimbursement from these organizations. Without coverage, we will have to look to the patients themselves who may be unwilling or unable to pay for the product; in turn, doctors may be reluctant to order or prescribe our products in the absence of coverage of the product for the patient. The Future Sale of Eligible Shares may Dilute Nymox's Stock Price

     The issuance of further shares and the eligibility of issued shares for sale will dilute our common stock and may lower its share price. There are 22,567,531 common shares of Nymox currently issued and outstanding as of May 31, 2002, including the 508,309 shares issued to date under the common stock purchase agreement covered by this prospectus. All of these shares are eligible for sale under Rule 144 or are otherwise freely tradable. There are 711,860 warrants issued, which expire in 1 to 3 years. Finally, 1,638,500 share options are outstanding, of which 1,373,000 are currently vested. The great majority of these options expire in 6 to 10 years. These options have been granted to employees, officers, directors and consultants of the company. Moreover, Nymox may use its shares as currency in acquisitions.

We Face Potential Losses Due to Foreign Currency Exchange Risks

     Nymox incurs certain expenses, principally relating to salaries and operating expenses at its Canadian head office, in Canadian dollars. All other expenses are derived in U.S. dollars. As a result, we are exposed to the risk of losses due to fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. We protect ourselves against this risk by maintaining cash balances in both currencies. We do not currently engage in hedging activities. We cannot say with any assurance that the Company will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the United States dollar and Canadian dollar.

We Have Never Paid a Dividend and are Unlikely to do so in the Foreseeable
Future

     Nymox has never paid any dividends and does not expect to do so in the foreseeable future. We expect to retain any earnings or positive cash flow in order to finance and develop Nymox's business.

Cautionary Statement Regarding Forward-Looking Statements

     You should be aware that this prospectus contains forward-looking statements about, among other things, the anticipated operations, product development, financial condition and operating results of Nymox, proposed clinical trials and proposed transactions, including collaboration agreements.

     By forward-looking statements, we mean any statements that are not statements of historical fact, including (but are not limited to) statements preceded by or that include the words, "believes", "expects", "anticipates", "hopes", "targets" or similar expressions.

     In connection with the "safe harbor" provisions in the Private Securities Litigation Reform Act of 1995, we are including this cautionary statement to identify some of the important factors that could cause Nymox's actual results or plans to differ materially from those projected in forward-looking statements made by, or on behalf of, Nymox. These factors, many of which are beyond the control of Nymox, include Nymox's ability to:

     o identify and capitalize on possible collaboration, strategic partnering or divestiture opportunities,

     o obtain suitable financing to support its operations and clinical trials,

     o    manage its growth and the commercialization of its products,

     o achieve operating efficiencies as it progresses from a development-stage to a later-stage biotechnology company,

     o    successfully compete in its markets,

     o realize the results it anticipates from the clinical trials of its products,

     o succeed in finding and retaining joint venture and collaboration partners to assist it in the successful marketing, distribution and commercialization of its products,

     o    achieve regulatory clearances for its products,

     o obtain on commercially reasonable terms adequate product liability insurance for its commercialized products,

     o adequately protect its proprietary information and technology from competitors and avoid infringement of proprietary information and technology of its competitors,

     o assure that its products, if successfully developed and commercialized following regulatory approval, are not rendered obsolete by products or technologies of competitors and

     o not encounter problems with third parties, including key personnel, upon whom it is dependent.

     Although Nymox believes that the forward-looking statements contained in this registration statement are reasonable, it cannot ensure that its expectations will be met. These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."

                        TRADING MARKET FOR COMMON SHARES

     Nymox's common shares trade on the Nasdaq Stock Market. Nymox's common shares traded on the Nasdaq National Market from December 1, 1997 until September 16, 1999 when they began trading on the Nasdaq SmallCap Market. Nymox's common shares also traded on the Montreal Exchange from December 18, 1995 until November 19, 1999.

     The following tables set out the high and low reported trading prices of the common shares on the Nasdaq Stock Market during the periods indicated.

Annual High and Low Market Prices - Past Five Years

YEAR                         ANNUAL HIGH                            ANNUAL LOW
----                         -----------                            ----------

1997                            $10.750                                $6.250
1998                            $13.625                                $2.500
1999                             $5.875                                $2.500
2000                            $10.563                                $1.063
2001                             $4.910                                $1.750
2002 (through June 30)           $5.000                                $2.810

Quarterly High and Low Market Prices - Past Two Years

YEAR        QUARTERLY PERIOD        HIGH SALES PRICE           LOW SALES PRICE
----        ----------------        ----------------           ---------------

2000        1st Quarter                     $10.563                  $2.625
            2nd Quarter                      $5.875                  $2.625
            3rd Quarter                      $6.063                  $2.906
            4th Quarter                      $3.875                  $1.063

2001        1st Quarter                      $3.000                  $1.750
            2nd Quarter                      $3.100                  $1.760
            3rd Quarter                      $4.910                  $2.310
            4th Quarter                      $5.000                  $3.650

2002        1st Quarter                      $4.410                  $3.500
            2nd Quarter                      $4.750                  $2.810

Monthly High and Low Market Prices - Most Recent Six Months

DATE                           MONTHLY HIGH                MONTHLY LOW
----                           ------------                -----------

January, 2002                       $4.220                    $3.560
February, 2002                      $4.110                    $3.500
March, 2002                         $4.410                    $3.740
April, 2002                         $4.040                    $2.810
May, 2002                           $4.120                    $3.540
June, 2002                          $4.750                    $3.820

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for Nymox for the periods indicated, derived from financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We prepare our basic financial statements in accordance with Canadian GAAP and include, as a note to the statements, a reconciliation of material differences to United States GAAP. The financial statements have been audited by KPMG, LLP, Montreal, Canada as at and for the years ended December 31, 1997, 1998, 1999, 2000 and 2001. The data set forth below should be read in conjunction with the Company's consolidated financial statements and notes thereto.

NYMOX PHARMACEUTICAL CORPORATION
Selected Consolidated Financial Data
(In U.S. dollars(3))
                                    Dec. 31,          Dec. 31,          Dec. 31,         Dec. 31,           Dec. 31,
                                    --------          --------          --------         --------           --------
                                      2001              2000              1999             1998               1997
                                      ----              ----              ----             ----               ----
CANADIAN GAAP
Current Assets                        $714,522          $749,510          $776,824      $2,708,543          $1,750,388
Capital Assets                       3,371,524         3,412,694         1,168,316       1,279,692             983,484
Total Assets                         4,192,241         4,384,716         2,140,491       3,988,235           2,733,872
Total Liabilities                      747,493           323,774           833,344         301,004             202,543
Share Capital & Other               25,798,195        23,243,941        16,912,963      15,943,710           9,597,888
Shareholder's Equity                 2,644,748         3,260,942         1,307,147       3,687,231           2,531,329
Total Revenues                         380,609           225,867           190,203         273,565              70,055
Sales, license fees and                362,691           157,688           153,252         104,804              17,033
research contracts
Research & Development
    Expenditures(1)                  1,479,602         2,073,775         1,132,941       2,087,742           1,671,412
Net Loss                             3,049,504         4,023,979         3,314,296       4,783,213           3,463,905
Loss per Share                           $0.14             $0.19             $0.17           $0.25               $0.19
Weighted Avg. No. of Common
    Shares                          21,873,966        20,890,735        19,886,430      19,304,435          18,370,873

U.S. GAAP(2)
Net Loss                             3,095,133        $4,272,308        $3,409,166      $4,979,562          $3,755,409
Loss per Share                            0.14              0.20              0.17            0.26                0.20
Shareholder's Equity                $2,496,104        $3,102,887        $1,139,731      $3,304,352          $2,428,052


(1)  We earn investment tax credits by making qualifying research and development expenditures. These amounts shown are net of investment tax credits.

(2)  Reference is made to Note 10 of Nymox's audited financial statements as at and for the year ended December 31, 2001 for a reconciliation of differences between Canadian and U.S. GAAP.

(3)  Effective January 1, 2000, the Corporation adopted the United States dollar as its measurement currency as a result of the increasing proportion of operating, financing and investing transactions in the Canadian operations that are denominated in U.S. dollars. For Canadian GAAP purposes, the financial information for all periods presented up to
     December 31, 1999 has been translated into U.S. dollars at the December 31, 1999 exchange rate, which was 1.4433
     Canadian dollars to the U.S. dollar. For U.S. GAAP purposes, assets and liabilities for all years presented have been translated into U.S. dollars at the ending exchange rate for the respective year and the statement of earnings at the average rate for the respective year. Reference is made to notes 2(a) and 10 of the consolidated financial statements.

For the most recent unaudited quarterly financial data for Nymox, please see Appendix A to this Prospectus.

                          INFORMATION ABOUT THE COMPANY

History of the Company

     Nymox was incorporated in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private company which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer's disease. Nymox has two subsidiaries: one wholly owned subsidiary named Nymox Corporation and the other a majority owned subsidiary named Serex, Inc, purchased in March, 2000. Both subsidiaries are based in the same building in Maywood, New Jersey, but each have separate facilities within the building. Nymox Corporation operates our certified clinical reference laboratory where our AlzheimAlert(TM) test is performed, and conducts some research and development, while Serex conducts research and development and some of the manufacturing of NicAlert(TM) and NicoMeter(TM).

         Nymox's principal executive offices are located at:

         Nymox Pharmaceutical Corporation
                  9900 Cavendish Boulevard, Suite 306
                  St. Laurent, Quebec, Canada, H4M 2V2
                  Phone: (800) 936-9669
                  Fax: (514) 332-2227

         Nymox's two subsidiaries are located at:

         Nymox Corporation
                  230 West Passaic St.
                  Maywood, NJ, USA 07607

         Serex, Inc.
                  230 West Passaic St.
                  Maywood, NJ, USA 07607

     We specialize in the research and development of therapeutics and diagnostics for the aging population with an emphasis on Alzheimer's disease. Alzheimer's disease is a progressive, terminal brain disease of the elderly marked by an irreversible decline in mental abilities, including memory and comprehension, and often accompanied by changes in behavior and personality. It currently afflicts an estimated four million people in the United States and at least fifteen million people worldwide. As the baby-boomer generation continues to age, these figures are expected to rise sharply.

Acquisition of a Majority Interest in Serex, Inc.

     On March 2, 2000, we closed our acquisition of a controlling interest in Serex, Inc., a privately held diagnostic company based in Maywood, New Jersey. We have subsequently acquired more shares of the common stock of Serex, Inc. from other shareholders and now own approximately 98% of its common stock.

     Serex's NicAlert(TM) and NicoMeter(TM) strips can reliably detect one of the metabolic products of nicotine in human urine and saliva (NicAlert(TM) only), in order to determine whether a person, such as a teenager or insurance applicant, is using a tobacco product. NicAlert(TM) and NicoMeter(TM) are currently being distributed in Japan by Mizuho Medy Co. Ltd. of Japan and outside of Japan by Nymox and Jant Pharmacal Corporation.

     Serex developed and patented its particle valence technology, a unique, highly sensitive, new method to detect very small amounts of biochemical indicators in body fluids such as blood, urine and saliva. This technology can be adapted to detect a wide range of biochemical indicators for diseases, conditions and drug use.

     Serex also assisted in the development of our AlzheimAlert(TM) test.

Diagnostic Products for Alzheimer's Disease

     Alzheimer's disease is the most common cause of dementia in persons 65 years of age and older and is the fourth leading cause of death among the elderly. Despite the need for an accurate clinical test, the definitive diagnosis of the disease is possible only after the death of the patient by expert, pathologic examination of brain tissue.

     The Surgeon General's Report on Mental Health, released on December 13, 1999, identified the importance and the need for the early detection and diagnosis of Alzheimer's disease. The report described the current approach to Alzheimer's disease diagnosis, clinical examination and the exclusion of other common causes of its symptoms, as time- and labor-intensive, costly and largely dependent on the expertise of the examiner. As a result, the illness is currently underrecognized, especially in primary care settings, where most older patients seek care. The report joined other experts writing in the field in recognizing the need for a better, more reliable method for diagnosing the disease in living patients and in particular, the need of a simple, accurate and convenient test that could detect a biochemical change early in patients with Alzheimer's disease. We believe our AlzheimAlert(TM) provides such a test.

AlzheimAlert(TM); An Aid to the Diagnosis of Alzheimer's Disease

     We market a proprietary diagnostic test for Alzheimer's disease, known as the AlzheimAlert(TM) Test, through our government-inspected clinical reference laboratory in Maywood, New Jersey. AlzheimAlert(TM) is an improved version of our AD7C(TM) test, which has been on the market since 1997. It is a urine test, where the patient provides a first-morning urine sample for testing. The patient's doctor then forwards the sample to our laboratory where our technical staff performs the test. We then report the results to the doctor.

     AlzheimAlert(TM) is the latest generation of our NTP testing technology. It measures the level of a brain protein called neural thread protein (NTP) which is elevated early in Alzheimer's disease as reported both in the scientific literature and at scientific conferences. Researchers at the Massachusetts General Hospital and Brown University led by Doctors Suzanne de la Monte and Jack Wands first found large amounts of the protein in the brain tissue of patients known to have died with Alzheimer's disease. Subsequent research led to the characterization of NTP and the gene that produces it. Nymox succeeded in developing a highly sensitive test to detect the presence of NTP in the spinal fluid and, most recently, in the urine of patients with Alzheimer's disease. A recent study (J. Neuropathol Exp Neurol (2001; 60: 195-207)) has provided further evidence that increased production of NTP leads to a marked increase in nerve cell death and shown that the cells subjected to NTP died in a programmed fashion similar to the way the nerve cells in the brains of patients with Alzheimer's disease die. One of the characteristic signs of Alzheimer's disease is widespread brain cell loss.

     Nymox believes that its AlzheimAlert(TM) test can assist a physician faced with the task of diagnosing whether a patient has Alzheimer's disease. In company funded trials of its NTP testing technology to date, involving over 500 clinical samples, the test results were positive for over 80% of the patients with verified Alzheimer disease and negative in over 89% of subjects without the disease (known as a low false positive rate). The low rate of positive results for patients without the disease is important for doctors investigating patients with subtle or marginal symptoms of mental, emotional, cognitive, or behavioral changes. If the doctor can rule out Alzheimer's with more assurance, a great deal of patient and family anguish and anxiety will be avoided. A low test score will help the doctor to be more certain that Alzheimer's disease is not the cause of the patient's symptoms and to target the other, often reversible causes of the patient's symptoms, such as depression.

     Many studies published in scientific publications or presented at scientific conferences over the past decade have confirmed the accuracy of NTP as a biochemical marker for Alzheimer's disease. Recent publications in the peer-reviewed literature include, for example, the Journal of Clinical Investigation (1997; 100: 3093-3104); Journal of Contemporary Neurology (1998; art. 4a); Journal of Clinical Laboratory Analysis (1998; 12: 285-288) and (1998; 12: 223-226); Alzheimer's Reports (1999; 2: 327-332), (2000; 3: 177-184) and
(2001; 4: 61-65); Neurology (2000; 54: 1498-1504) and (2000; 55: 1068); Journal
of Alzheimer's Disease (2001; 3: 345-353); and Neurology and Clinical Neurophysiology (2002; 1: 2-7). Reports about this Nymox technology have also been featured in prestigious trade and lay publications such as Clinica (Sept.25, 2000), Genetic Engineering News (Oct.1, 2000), Clinical Laboratory News (Sept., 1999 and Oct., 2000), Modern Maturity (Dec., 2000), ADVANCE for Administrators of the Laboratory (June, 2001), ASRT Scanner (August, 2001), RN magazine (August, 2001), Clinical Geriatrics (Nov., 2000), LabMedica International (June, 1998), and Clinical Laboratory International (October,
1998).

     There can be no assurance that further studies will repeat the same level of success experienced to date.

     The early diagnosis of Alzheimer's disease is important to physicians, patients and their families and enables them to make informed and early social, legal and medical decisions about treatment and care. Early diagnosis of Alzheimer's disease has become increasingly important with new improvements in drug treatment and care. Even a modest delay in institutionalization can mean substantial social and financial savings. Conversely, any testing procedure that could rule out Alzheimer's disease would eliminate the tremendous uncertainty and anxiety patients and their families otherwise face and would allow physicians to focus on the other, often reversible, causes of cognitive changes.

     Early diagnosis as facilitated by the AlzheimAlert(TM) test represents a potentially large cost-savings in the form of a reduced number of office visits, lab tests, scans and other procedures required by the traditional methods of diagnosis.

     The AlzheimAlert(TM) test is an aid to diagnosis, to be considered together with patient history, physical examination and other relevant medical data. The test does not replace a physician's diagnosis.

     We intend to develop and sell a diagnostic kit version of the AlzheimAlert(TM) test. Such a kit would permit the testing of patient samples either in a general purpose medical laboratory or in a physician's office. The development of such a kit will be subject to further laboratory and clinical validation and to any necessary regulatory approvals. AlzheimAlert(TM) offers a more technically advanced means to detect elevated levels of NTP in urine. It is a completely new assay in the competitive affinity format and has significant advantages of easy adaptability to systems and equipment present in all modern clinical laboratories.

     We expect that, if approved, a diagnostic kit version of AlzheimAlert(TM) kit will increase the availability and acceptance of our test while lowering its cost to the patient or health care payer.

Other Biochemical Indicators of Alzheimer's Disease

     We hold exclusive patent rights to several other biochemical indicators for Alzheimer's disease, including the brain protein, 35i9, which we believe is also associated with Alzheimer's disease. We intend to use our extensive scientific, medical and commercial experience and know-how in the field of Alzheimer's disease in order to develop new diagnostic tests, methods and treatments for the disease from these and other indicators.

Development of Therapeutic Products for Alzheimer's Disease

     At present, there is no cure for Alzheimer's disease. There are four drugs approved by the FDA, tacrine (brand-name Cognex(R)), donepezil HCI (brand-name Aricept(R)), rivastigmine (brand-name Exelon(R)) and galantamine hydrobromide (brand name Reminyl(R)) for the treatment of Alzheimer's disease. However, at most these drugs offer symptomatic relief for the loss of mental function associated with the disease and possibly help to delay the illness- progression. There is no consensus as to the cause of Alzheimer's disease or even whether it is one disease or many.

     There is an urgent need for an effective treatment for the illness, caused in part by the rising health care, institutional and social costs for the treatment and care of Alzheimer's disease sufferers. The Surgeon General's Report on Mental Health released on December 13, 1999, put the direct health care costs for the illness in the United States at almost $18 billion for 1996. In a 1998 statement to the House Appropriations Subcommittee, the Director of the National Institute on Aging, Dr. Richard J. Hodes, estimated that the cost of care to family, caregivers and society in general was as much as $100 billion per year.

     These costs are expected to rise sharply as the baby boom generation ages and more people become at risk for the disease. According to Dr. Hodes, the number of Americans aged 65 or over, now some 34 million, is expected to more than double by year 2030. Within this group, the population of persons over the age of 85 is the fastest growing segment. As people live longer, they become more at risk of developing Alzheimer's disease.

     Nymox's research into drug treatments for Alzheimer's disease is aimed at compounds that could arrest the progression of the disease and therefore are targeted for long term use.

Drugs Targeting Spherons

     We are a leader in research and development into drugs for the treatment of Alzheimer's disease that target spherons. Nymox researchers believe that spherons are a cause of senile plaques, the characteristic lesion found abundantly in the brains of patients with Alzheimer's disease and believed by many researchers to play a pivotal role in the fatal illness. Spherons are tiny balls of densely packed protein found in brain cells scattered throughout the brains of all humans from age one. Nymox researchers have found that as humans age the spherons grow up to a hundred times larger until they become too large for the cells that hold them. Once released from the cells, the spherons burst which the researchers believe creates senile plaques and sets off a cascade of cellular damage and biochemical changes pivotal to the symptoms and signs of Alzheimer's disease.

     The substantial evidence linking spherons to senile plaques and Alzheimer's disease has been published in journals such as the Journal of Alzheimer's Disease, Drug News & Perspectives and Alzheimer Reports. There are 20 important criteria of validity which have been set forth correlating the disappearance of spherons in old age with the appearance of senile plaques and implicating spherons as a major causal in Alzheimer's disease. In 2000, Nymox researchers published important findings in Alzheimer Reports (2000; 3: 177-184) confirming that spherons contain key proteins that are also known to be in senile plaques and showing that, like senile plaques, spherons contain unusually old proteins in terms of the human body's metabolism, with an average age of 20 to 40 years.

     Nymox researchers believe that stopping or inhibiting the transformation of spherons into senile plaques will help stop or slow the progress of this illness. You should be aware that there is no consensus among researchers about the causes or possible treatments of Alzheimer's disease and that not all researchers share this belief that spherons are a causative factor in Alzheimer's disease or are a target for the development of treatments for the disease.

     Based on these research findings and this approach to the treatment of the disease, we developed novel, proprietary drug screening methods based on spherons and used them to discover, develop and test drug candidates to inhibit the formation of Alzheimer plaques from spherons. These candidates have the potential to slow or stop the progression of the disease.

     We have two distinct new drug candidates, NXD-3109 and NXD-1191, neither of which demonstrate significant toxicity and both of which had positive animal testing results. These candidates are at the stage of pre-clinical testing.

     Such drug candidates will require regulatory approval in order to begin clinical studies for humans. You should be aware there is no guarantee that any of these drug candidates will ever be approved for marketing as a treatment for Alzheimer's disease. Drug candidates that look promising in early studies in the laboratory or with animals often prove on further testing to be unsafe, ineffective or impractical to use with human patients. The cost of bringing a drug candidate through the necessary clinical trial and regulatory approvals is very high and may require us to seek substantial financing through various sources including the issuing of more stock, the borrowing of funds secured by financial instruments such as bonds or agreements with major pharmaceutical companies. We risk not being able to secure such funding in the necessary amounts or on sufficiently favorable terms.

     Nymox holds global patent rights covering both methods for using spherons as targets for developing drugs and for the actual drug candidates discovered.

Neural Thread protein Based Drugs

     Nymox developed a unique drug screening system, based on the research that led to its AlzheimAlert(TM) test, to identify other potential drug candidates for the treatment of Alzheimer's disease. There is a substantial body of evidence showing that NTP may play a key role in Alzheimer's disease. The published studies include Journal of the Neurological Sciences (1996; 138:
26-35), Journal of Neuropathology and Experimental Neurology (1996; 55:
1038-50), Journal of Clinical Investigation (1997; 100: 3093-3104), Alzheimer's Reports (1999; 2: 327-332), Journal of Alzheimer's Disease (2001; 3: 345-353)
and Cellular and Molecular Life Sciences (2001; 58: 844-849). A recent study published in the Journal of Neuropathology and Experimental Neurology (2001; 60:
195-207) reported on how a team of researchers at Brown University led by Dr. Suzanne de la Monte and Dr. Jack Wands implanted the gene that produces NTP in nerve cells derived from humans. They then caused the cells to turn on the implanted NTP gene and to begin to produce NTP in elevated quantities. This caused a marked increase in nerve cell death. Sophisticated analysis showed that the cells died in a programmed fashion similar to the way the nerve cells in brains of patients with Alzheimer's disease die. Extensive loss of brain cells and accompanying brain shrinkage is a key part of the Alzheimer's disease process.

     Nymox screened compounds for their ability to impede this process of premature cell death and thus potentially help slow or halt the loss of brain cells in the Alzheimer's disease brain. This screening process identified promising drug candidates but further pre-clinical studies are necessary before these candidates can move into formal regulatory studies.

     Nymox licensed this technology in 1997 from Harvard University and the Massachusetts General Hospital as part of a sponsored research and licensing agreement. Under the terms of this agreement, Nymox sponsored the research of the principal investigators, Dr. Suzanne de la Monte and Dr. Jack Wands, into the use of neural thread protein, its antibodies or genes for diagnostic or therapeutic purposes. Nymox also paid the patent costs for the patent applications filed arising out of this research. In return, Nymox received an exclusive worldwide license of the patents to sell products and to use processes encompassed by them. Nymox is to pay the Massachusetts General Hospital a 4% royalty of the net sales price of any product developed and sold under the license. Nymox currently pays this royalty on its sales of AlzheimAlert(TM). The license and the obligation to pay patent costs and royalties continues for the life of the patents, which run until November, 2014 at the earliest. The Massachusetts General Hospital has the right to terminate the license in any country where, after the first commercial sale of the product in the country, there is a continuous two year period in which no product is sold in such country. There are four issued U.S. patents and one outstanding U.S. patent application under license and a correspondingly larger number of patents and patent applications in Europe, Japan, Canada, Australia, New Zealand and South Korea. The sponsored research portion of this agreement was transferred to Brown University and the Rhode Island Hospital as of March, 1999, when Dr. de la Monte and Dr. Wands moved to Brown University.

     Nymox also has a similar sponsored research and licensing agreement with Brown University and the Rhode Island Hospital where Dr. de la Monte and Dr. Wands now carry out their research into neural thread protein. Under the terms of this agreement, which became effective March 1, 1999, Nymox sponsors the research of the principal investigators, Dr. Suzanne de la Monte and Dr. Jack Wands, into the use of neural thread protein, its antibodies or genes for diagnostic or therapeutic purposes. Nymox also pays the patent costs for any patent applications filed arising out of this research. In return, Nymox will receive an exclusive worldwide license of the patents to sell products and to use processes encompassed by them. The Rhode Island Hospital has the right to terminate the license in any country where, after the first commercial sale of the product in the country, there is a continuous two year period in which no product is sold in such country. Nymox is to pay the Rhode Island Hospital a 4% royalty of the net sales price of any product developed and sold under the license.

New Antibacterial Agents Against Infections and Food Contamination

     We are developing new antibacterial agents for the treatment of urinary tract and other bacterial infections in humans which have proved highly resistant to conventional antibiotic treatments and for the treatment of E. coli 0157:H7 bacterial contamination in hamburger meat and other food and drink products.

     Nymox has developed four new antibacterial agents:

     o NXB-4221 for the treatment of difficult chronic and persistent urinary tract infections;

     o    NXB-5886 for the treatment of streptococcal infection; and

     o    NXT-1021 for the treatment of staphylococcal infection; and

     o NXC-4720 for the treatment of E. coli contamination of meat and other food and drink products

     In the last ten years there has been a growing recognition of the increasing problem of antibiotic-resistant infections and the need for truly novel antibacterial drugs. See, for example, the European Commission report dated May 28, 1999, "Opinion of the Scientific Steering Committee on Antimicrobial Resistance" and the report from the Interagency Task Force on Antimicrobial Resistance, co-chaired by the Centers for Disease Control and Prevention, the U.S. Food and Drug Administration and the National Institutes of Health, entitled A Public Health Action Plan to Combat Antimicrobial Resistance released on January 19, 2001.

     Urinary tract infections in women caused by bacteria such as E. coli are a common and significant infection often resistant to conventional antibiotic treatment. Some varieties of streptococcus and staphylococcus bacteria, a common source of infection in humans, have acquired a broad immunity to antibiotic treatments. Infections from these antibiotic resistant bacteria are difficult to treat and can be life threatening.

     Nymox's three antibacterial agents for the treatment of infectious disease have all shown the ability to kill their bacterial targets in culture with no signs of toxicity. Further pre-clinical testing and development is required before we can apply for regulatory approval to begin initial testing in humans.

     E. coli contamination of food and drink is a serious public health problem worldwide and a major concern for meat processors in particular. E. coli bacteria occur normally and usually harmlessly in the gastrointestinal tracts of humans, cows and other animals. However, one mutant variety of the E. coli bacteria, E. coli 0157:H7, can cause life-threatening illness and has been implicated in cases of severe diarrhea, intestinal bleeding and kidney failure, leading, in some cases, to death in children and the elderly. E. coli contamination in hamburger meat and other food products and in drinking water affects about 70,000 people in the United States a year.

     There is a well-recognized need in the beef industry to address the problem of E. coli contamination in meat processing and in livestock. E. coli contamination has triggered massive recalls of ground beef in the U.S.. Cattle are a natural reservoir for the deadly strain of E. coli. Water contamination from cattle operations have led to public health tragedies.

     Nymox developed a potent new antibacterial agent, NXC-4720. Tests of NXC-4720 show it to be highly effective against all known substrains of E. coli 0157:H7, the bacteria implicated in these severe cases of food and drink contamination. Tests of NXC-4720 show that it destroys E. coli 0157 strains, including H7, efficiently, rapidly and at a very low dose. In 1999, we began further laboratory trials for this agent as a treatment for food and drink contamination and are continuing trials with various collaborators, including the Faculty of Veterinary Medicine at the University of Montreal, the Department of Food Science at the University of Manitoba and BioPhage Inc.. Further pre-clinical testing and development is required before we can apply for regulatory approval for use of this agent on the processing of food and drink for human consumption.

     Nymox has patent rights to these and other antibacterial agents.

Development of Therapeutic Products for Enlarged Prostate

We are developing treatments for enlarged prostate (benign prostatic hyperplasia or BPH), using compounds derived from its Alzheimer's disease research. Nymox is currently involved in formal preclinical studies of these treatments.

Enlarged prostate or BPH affects more than half of men in their sixties and as many as 90% of men in their seventies and eighties. Symptoms include more frequent urination (especially at night), difficulty urinating, incomplete emptying of the bladder and sometimes complete inability to urinate. More serious cases may require surgical intervention to reduce the size of the prostate and to remove it entirely. There is a need for a simple, effective treatment for BPH, particularly in cases where existing drug treatments have proven to be ineffective and where more intrusive procedures such as surgical cutting away of prostate tissue may be undesirable to the patient or bring unacceptable risks.

The NicAlert(TM) and NicoMeter(TM) Tests for Tobacco Product Use

     We also market NicAlert(TM) and NicoMeter(TM), inexpensive, simple-to-use test strips that use urine or saliva (NicAlert(TM) only) to determine whether a person is using tobacco products. NicAlert(TM) and NicoMeter(TM) detect levels of cotinine, a byproduct of the body's breakdown of nicotine and generally regarded as the best indicator of tobacco exposure for smokers and nonsmokers.

     Smoking and other tobacco product use is a serious public health problem. Smoking kills. According to the Centers for Disease Control and Prevention, cigarette smoking is responsible for more than 430,000 deaths per year in the United States alone. Smoking can cause cancer of the lung, mouth, bladder, larynx and esophagus among others, heart disease and stroke and chronic lung disease. Every year, exposure to second-hand smoke (environmental tobacco smoke or ETS) causes an estimated 3,000 nonsmoking Americans to die of lung cancer and up to 300,000 American infants and small children to suffer from lower respiratory tract infections.

     NicAlert(TM) and NicoMeter(TM) employ Serex, Inc.'s patented technology and is manufactured by Serex, Inc. with Mizuho USA, which provides final assembly and packaging services. Both NicAlert(TM) and NicoMeter(TM) are currently being used in research programs into tobacco use and exposure and are being marketed in the United States and Japan as tests to determine whether a person, such as a teenager, student athlete or insurance applicant, is using a tobacco product.

Property, Plant And Equipment

     Nymox and Serex laboratory facilities in Maywood, New Jersey comprise 4,687 square feet of leased space. That lease agreement expires February 28, 2005. Nymox office and research facilities in St. Laurent, Quebec, Canada comprise 6,923 square feet of leased space. The lease agreement expires on August 31, 2005. Nymox Pharmaceutical Corp. and its two US subsidiaries Nymox Corp. and Serex, Inc. own a full complement of equipment used in all aspects of their research and development work and the Nymox reference laboratory. Nymox believes that its facilities are adequate for its current needs and that additional space, if required, would be available on commercially reasonable terms.

Governmental Regulation

     Our AlzheimAlert(TM) test, which we provide as a service through our clinical reference laboratory in Maywood, New Jersey is subject to extensive government regulation in the United States. Our clinical reference laboratory and its performance of the AlzheimAlert(TM) must be certified by the Centers for Medicare & Medicaid Services (CMS) under the Clinical Laboratory Improvement Amendments (CLIA), which establishes quality standards for the laboratory tests being performed to ensure the accuracy, reliability and timeliness of patient test results. In addition, some individual states such as New York, Florida and New Jersey have their own requirements for the inspection and certification of reference laboratories, which offer diagnostic services for patients within the state. Finally, the FDA has its own regulations governing in vitro diagnostic products, including analyte-specific reagents used in clinical reference laboratories. Any changes in our current certification status, CMS or state law requirements or in the FDA regulations could have an impact on our future ability to offer or market any reference laboratory services and/or on our ability to obtain reimbursement from the Medicare and Medicaid programs and providers.

     We intend to develop and sell a diagnostic kit version of the AlzheimAlert(TM) test. We will need to successfully complete clinical and laboratory validation studies and obtain FDA approval before we can market or sell such a diagnostic kit version outside of the clinical reference laboratory setting in the United States. Such approval for this type of commercial development is necessary for all in vitro diagnostic kits.

     The regulatory process leading to such approval can be time-consuming and expensive and can result in an outright denial or a very limited approval only. Our product will be subject to subject to premarketing and postmarketing requirements applicable to such devices, including those governing:

     o    clinical testing;

     o    design control procedures;

     o prior FDA approval of a 510(k) application, where the FDA has determined that our diagnostic device is substantial equivalent to a marketed device, or a premarket approval application, where the FDA has been satisfied with clinical studies demonstrating the safety and efficacy of our device;

     o    postmarketing record and reporting obligations; and

     o    good manufacturing practices.

     The requirements for a premarket approval application are analogous to those for the approval of a new drug and include four categories of information: indications for use, device description and manufacturing methods, alternative practices and procedures for the diagnosis of the disease and clinical and nonclinical studies. The requirements for a 510(k) application are generally less onerous but still include indications for use, safety and effectiveness data as well as manufacturing and quality assurance data and information. There can be no assurance that the AlzheimAlert(TM) test or any other medical device that we may develop in the future will obtain the necessary approvals within a specified time framework, if ever. In addition, the FDA may impose certain postmarketing requirements that may significantly increase the regulatory costs associated with our product. The FDA has recourse to a wide range of administrative sanctions and civil and criminal penalties in order to enforce the applicable laws, rules and regulations.

     Our therapeutic products under development by Nymox would also have to receive regulatory approval. This is a costly, lengthy and risky process. In the United States, in order for a product to be marketed, it must go through four distinct development and evaluation stages:

     Product Evaluation

     We must conduct preliminary studies of potential drug candidates using various screening methods to evaluate them for further testing, development and marketing.

     Optimization of Product Formulation

     The activities in this stage of development involve consultations between us and investigators and scientific personnel. Preliminary selection of screening candidates to become product candidates for further development and further evaluation of drug efficacy is based on a panel of research based biochemical measurements. Extensive formulation work and in vitro testing are conducted for each of various selected screening candidates and/or product candidates.

     Clinical Screening and Evaluation

     During this phase of development, portions of which may overlap with product evaluation and optimization of product formulation, initial clinical screening of product candidates is undertaken and full scale clinical trials commence. The FDA must approve any clinical testing on healthy subjects (Phase
1) and on patients (Phase 2 and 3).

     Final Product Development

     The activities to be undertaken in final product development include performing final clinical evaluations, conducting large-scale experiments to confirm the reproducibility of clinical responses, making clinical lots for any additional extensive clinical testing that may be required, performing any further safety studies required by the FDA, carrying out process development work to allow pilot scale production of the product, completing production demonstration runs for each potential product, filing new drug applications, product license applications, investigational device exemptions (and any necessary supplements or amendments) and undergoing comprehensive regulatory approval programs and processes.

     We cannot assure you that we will successfully complete the development and commercialization of any therapeutic products.

     In the United States, obtaining the necessary FDA approval for any drug is a lengthy, expensive and often arduous process. We cannot predict with any certainty the amount of time the FDA will take to approve one of our drugs or even whether any such approval will be forthcoming. Similar requirements exist in many other countries.

     In the United States, the FDA approval procedure is a two-step process. We must file an investigational new drug application for each product with the FDA before beginning the initial (Phase I) clinical testing of the new drug in healthy subjects. If the FDA has not commented on or questioned the application within 30 days of its filing, initial clinical studies may begin. If, however, the FDA has comments or questions, the questions must be answered to the satisfaction of the FDA before initial clinical testing can begin. In some instances, this process could result in substantial delay and expense. Phase I studies are intended to demonstrate the functional characteristics and safety of a product.

     After Phase I testing, we must conduct extensive clinical trials with patients in order to establish the efficacy and safety of our drug. Once we complete the required clinical testing, we expect to have to file a new drug application for FDA approval in order to market most, if not all, of our new drugs. The application is complicated and detailed and must include the results of extensive clinical and other testing, the cost of which is substantial. The FDA conducts an extensive and often lengthy review of such applications. The agency is required to review applications within 180 days of their filing, but, during the review, frequently requests that additional information be submitted. This starts the 180-day regulatory review period anew when the requested additional information is submitted and, as a result, can significantly extend the review period. Until the FDA actually approves the new drug application, there can be no assurance that the agency will consider the information requested and submitted to justify approval. The packaging and labeling of products are also subject to FDA regulation. Accordingly, it is impossible to anticipate when the FDA will approve a new drug application.

     We must also obtain approval for our drugs or diagnostic devices from the comparable regulatory authority in other countries before we can begin marketing our product in that country. The approval procedure varies from country to country and can involve additional testing. The time required may differ from that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general each country has its own procedures and requirements, many of which are time-consuming and expensive. Thus, there can be substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities after the relevant applications are filed.

     After such approvals are obtained, further delays may be encountered before the products become commercially available. If, subsequent to approval, new information becomes available concerning the safety or effectiveness of any approved product, the regulatory authority may require the labeling for the affected product to be revised or the product to be withdrawn. Our manufacturing of any approved drug must conform with the FDA's good manufacturing practice regulations which govern the production of pharmaceutical products and be subject to inspections and compliance orders.

     Government regulation also affects our ability to receive an appropriate level of reimbursement for our products. Throughout the developed world, both public and private health care plans are under considerable financial and political pressure to contain their costs. The two principal methods of restricting expenditures on drugs and diagnostic products and services are to deny coverage or, if coverage is granted, to limit reimbursement. For single-payer government health care systems, a decision to deny coverage or to severely restrict reimbursement for one of our products can have an adverse effect on our business and revenues.

     In the United States, where, to a significant degree, the patient population for our products is elderly, Medicare and Medicaid are sources of reimbursement. In general, any restriction on reimbursement, coverage or eligibility under either program could adversely affect reimbursement to Nymox for products and services provided to beneficiaries of the Medicare and/or Medicaid programs. Many elderly people are covered by a variety of private health care organizations either operating private health care plans or Medicare or Medicaid programs subject to government regulation. These organizations are also under considerable financial constraints and we may not be able to secure coverage or adequate reimbursement from these organizations. Without coverage, we will have to look to the patients themselves who may be unwilling or unable to pay for the product; in turn, doctors may be reluctant to order or prescribe our products in the absence of coverage of the product for the patient.

     In response to rising health care costs, the U.S. Congress implemented sweeping changes to the U.S. Medicare and Medicaid systems in the Balanced Budget Act of 1997 and is currently considering a number of other proposals that could significantly impact on the level of funding for Medicare and Medicaid programs. Under the new Part C: Medicare + Choice programs, beneficiaries can now opt for a variety of health delivery models, including coordinated care plans, HMOs, preferred provider organizations and provider sponsored organizations, private fee-for-service plans and medical savings account plans. In addition, states now have the option to require Medicaid recipients to enroll with managed health care plans without first obtaining a waiver, making it substantially easier for the states to meet their Medicaid obligations through private managed care organizations. All these health care delivery systems, including the original Medicare and Medicaid systems, are subject to funding formulas and spending caps and may compensate for these restrictions by limiting coverage, eligibility and/or payments. The long-term impact of these legislative changes in terms of their efficiency, effectiveness and financial viability in delivering health care services to an aging population is uncertain at present. Any legislative or regulatory actions to reduce or contain federal spending under either the Medicare or Medicaid programs could adversely affect our ability to participate in either program as a provider or supplier of services or products and the amount of reimbursement under these programs potentially available to us.

     Our AlzheimAlert(TM) test, and any of the new diagnostic and therapeutic products and services that we may develop, will be subject to coverage determinations by health care providers and payers. Federal and state regulations and law and internal coverage policies of health care organizations affect our ability to obtain payments for our products and services. The Medicare program will not pay for any expenses incurred for items or services that are not reasonable and necessary for the diagnosis or treatment of illness or injury or to improve the functioning of a malformed body member. Historically, CMS interpreted this provision in order to exclude from Medicare coverage those medical and health care services that are not demonstrated to be safe and effective by acceptable clinical evidence. CMS recently revised both its national coverage policies and procedures in general and specifically its coverage of diagnostic laboratory tests and constituted a Medicare Coverage Advisory Committee to provide advice on the effectiveness and appropriateness of medical items and services that are eligible for coverage under Medicare. It is unknown how these changes will affect our ability to obtain Medicare coverage for its products and services. However, an adverse national coverage decision with respect to one of our products or services will make it impossible to receive reimbursement from Medicare for that product and more difficult to convince private health care organizations to provide coverage for it. Even if we receive a favorable coverage decision for one of our products or services, there is no guarantee that the level of reimbursement for it will be close to our retail price for it or commensurate with the costs of developing and marketing it.

Patents And Proprietary Information

     We believe that patent and trade secret protection is important to our business, and that our success will depend, in part, on our ability to obtain strong patents, to maintain trade secret protection and to operate without infringing the proprietary rights of others.

     The commercial success of products incorporating our technologies may depend, in part, upon our ability to obtain strong patent protection. We cannot assure you that additional patents covering new products or improvements will be issued or that any new or existing patents will be of commercial benefit or be valid and enforceable if challenged.

     We pursue a policy of seeking patent protection for valuable patentable subject matter of our proprietary technology and require all employees, consultants and other persons who may have access to its proprietary technology to sign confidentiality agreements.

     Nymox has patents issued and allowed and patent applications pending in the United States and selected countries including Canada, most European countries, Australia and Japan. These patents and patent applications cover much of our current product development and technologies, including:

     o    new drug candidates for the treatment of Alzheimer's disease;

     o proprietary screening technologies for finding drugs for Alzheimer's disease. These screening technologies consist of biological systems and defined conditions used to determine if a drug candidate possesses a useful action that can predict its potential for use in humans or animals. For example, Nymox patented screening methods that show whether a potential drug can inhibit or arrest some of the pathological changes of Alzheimer's disease. As a second example, Nymox patented screening methods that show whether a potential drug can modify in a useful way the amounts of chemical markers of Alzheimer's disease in a subject. While no proven drugs for AD have yet been found using these screening technologies, they are a useful component to our drug development program.

     o unique proteins which are related to Alzheimer's disease and which may, after further research and clinical trials, prove useful in either diagnostic or therapeutic applications;

     o    promising diagnostic markers for Alzheimer's disease;

     o    new diagnostic assay methods;

     o methods of treating meat and other food products for E. coli contamination; and

     o    anti-infective agents.

     Nymox has ten U.S. patents issued or allowed and at least fifteen U.S. patent applications pending and a corresponding larger number of patents and patent applications worldwide relating to the inventions and discoveries in those patents and patent applications. Nymox has issued patents in the main European markets, including Great Britain, Germany, France, Italy, The Netherlands, Sweden and Spain among others and in other countries such as Canada and Australia. The earliest expiry date for its patents is in March, 2007; the next is in February, 2009 and the rest range from 2010 through 2017.

     Nymox also has an exclusive license to a family of patents from the Massachusetts General Hospital covering rights to the NTP diagnostic and therapeutic products, including AlzheimAlert(TM). The license includes four issued U.S. patents and at least four U.S. patent application pending and a corresponding larger number of patents and patent applications worldwide. The earliest of these patents expires in the year 2014. Under this license, the Massachusetts General Hospital is entitled to royalties of 4% from worldwide sales of the AlzheimAlert(TM) test. Nymox also has a similar research and license agreement with Rhode Island Hospital, where the principal researchers, Dr. Suzanne de la Monte and Dr. Jack Wands, now conduct their research into NTP, the brain protein detected by our AlzheimAlert(TM) test, covering new developments and discoveries in this area not otherwise covered by the Massachusetts General Hospital agreement.

     Nymox's subsidiary, Serex, also actively pursues a policy of seeking patent protection for its patentable technologies and discoveries in the United States and in selected other countries including some European countries, Canada, Australia and Japan. Its patents issued and allowed and patent applications pending cover such areas of its technologies and discoveries as:

     o its particle valence technology which can detect very small amounts of biochemical indicators for diseases, conditions and drug use in body fluids such as blood, urine and saliva;

     o a test that can detect biochemical indicators of cholesterol in human saliva and therefore provide a method of determining and monitoring cholesterol levels; and

     o a unique biochemical indicator for the loss of bone matter, which is a sign of osteoporosis, a common human bone disorder.

     Serex has eight patents issued or allowed and at least two patent applications pending in the United States and a corresponding larger number of patents and patent applications worldwide relating to the inventions and discoveries in those patents and patent applications. The expiry dates for its patents range from 2012 to 2017.

     Many companies have patents covering various drugs, methods and discoveries in the fields of diagnostics and therapeutics for Alzheimer's disease and related conditions and of new anti-infective agents. We believe that the patents issued to date will not preclude Nymox from developing and marketing our products; however, it is impossible to predict the extent to which licenses from third parties will be necessary. If Nymox were to need licenses from third parties there can be no assurance that we could obtain such licenses on commercially reasonable terms, if at all.

     In the fields of diagnostic methods and diagnostic tests for common human diseases and conditions, where Serex has many of its patents, there are many patents issued covering many areas of diagnostic methods, tests and technologies. We believe that these patents issued to date to other companies will not preclude Serex from developing and marketing its products but you should be aware that it is often difficult to determine the nature, breadth and validity of competing patent claims in these fields, that there has been significant litigation in some of these areas (not involving Serex) and that, if and when Serex's products become more commercially successful, Serex's products or patents may become the subject matter of litigation. If Serex were to need licenses from third parties there can be no assurance that it could obtain such license on commercially reasonable terms, if at all.

     Neither Nymox nor Serex are currently involved in litigation over patent and other intellectual property rights but significant litigation over these matters in the pharmaceutical and biotechnology industry is not uncommon. The validity and extent of patent rights can be very difficult to determine and involve complex legal, factual and scientific questions. Important legal issues about patent protection in the field of biotechnology have not been resolved. Patent litigation is costly and time-consuming and can consume substantial resources. An adverse decision can preclude the marketing of a product, expose us to significant liabilities or require us to obtain third party licenses which may not be available at commercially reasonable prices.

     We also rely upon trade secrets, know-how, and continuing technological advancement to develop and maintain our competitive position. We control the disclosure and use of our know-how and confidential information through agreements with the parties involved. In addition, we have confidentiality agreements with our key employees, consultants, officers and directors. There can be no assurance, however, that all confidentiality agreements will be honored, that others will not independently develop equivalent technology, that disputes will not arise as to the ownership of intellectual property, or that disclosure of our trade secrets will not occur. Furthermore, there can be no assurance that others have not obtained or will not obtain patent protection that will exclude us from using our trade secrets and confidential information. To the extent that consultants or research collaborators use intellectual property owned by others in their work with us, disputes may also arise as to the rights to related or resulting know-how or inventions.

Competition

     Rapidly evolving technology and intense competition are the hallmarks of modern pharmaceutical and biotechnology industries. Our competitors include:

     o major pharmaceutical, diagnostic, chemical and biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours;

     o biotechnology companies, either alone or in collaborations with large, established pharmaceutical companies to support research, development and commercialization of products that may be competitive with ours; and

     o academic institutions, government agencies and other public and private research organizations which are conducting research into Alzheimer's disease and which increasingly are patenting, licensing and commercializing their products either on their own or through joint ventures.

     In the field of Alzheimer's disease diagnosis, our AlzheimAlert(TM) test faces growing competition which could detrimentally impact on our ability to successfully market and sell our diagnostic test. Our competitors include:

     o Athena Diagnostics, Inc. which is currently marketing three tests claimed to aid in the diagnosis of Alzheimer's disease: a genetic test for the rare cases of familial, early-onset Alzheimer's disease; a genetic test for a relatively common mutation of a gene said to increase the likelihood of a person with at least one of the genes contracting the disease; and a test for two proteins in the spinal fluid of patients.

     o Mitokor, Inc. which developed a blood test known as Mito-Load that looks for certain mutations in mitochondrial DNA said to be associated with Alzheimer's disease. Mitokor recently entered into a non-exclusive licensing agreement in Japan for the marketing and sale of its product there.

     o Synapse Technologies, Inc. which developed a blood test known as p97 Diagnostic that detects a protein said to be diagnostic of Alzheimer's disease. Synapse Technologies also licensed its technology for use in Japan.

     o NeuroLogic, Inc., which announced in September, 1999 that it acquired an exclusive world-wide license to a cellular test for Alzheimer's disease.

     o Axonyx Inc., which announced in July, 2000 findings that two enzymes to which it had acquired world-wide exclusive rights, butrylcholinesterase and acetylcholinesterase, were elevated in the cerebrospinal fluid of patients with Alzheimer's disease.

     There are also a number of other proposed biochemical signs of the disease that could potentially be developed into a commercial diagnostic test as well as various scanning and imaging technologies which might compete some day for a portion of the diagnostic market for Alzheimer's disease.

     We also face intense competition for the development of an effective treatment for Alzheimer's disease. The market conditions for an Alzheimer's disease drug strongly favor the entry of other corporations into the area. The current market for therapeutic drugs for Alzheimer's disease is an estimated $2 billion. This market is expected to grow rapidly as new drugs enter the market and as the baby boom generation becomes more at risk for developing Alzheimer's disease. As a result, most of the major pharmaceutical companies and many biotechnology companies have ongoing research and development programs for drugs and treatments for Alzheimer's disease. Many of these companies have much greater scientific, financial and marketing resources than we have and may succeed in developing and introducing effective treatments for Alzheimer's disease before we can. At present, three drugs for Alzheimer's disease are being widely marketed in the United States, Aricept by Pfizer, Exelon by Novartis and Reminyl by Janssen. These three drugs only treat some of the symptoms of Alzheimer's disease by enhancing memory and other mental functions and not the underlying causes of the illness.

     A similar competitive reality prevails in the field of novel anti-infectives. Over the past ten years, there has been an increasing awareness of the medical need and of emerging market opportunities for new treatments for antibiotic resistant bacterial infections. Many of the major pharmaceutical companies are developing anti-infective drugs that either modify their existing drugs or involve new anti-bacterial properties. Many biotechnology companies are developing new classes of anti-bacterial drugs. At least three major pharmaceutical companies have vaccines against bacterial infections in development. To the extent that these companies are able to develop drugs or vaccines that offer treatment for some or all of the indications for our anti-infectives, the market for our products may be adversely affected.

     Our treatments under development for enlarged prostate (benign prostatic hyperplasia or BPH) face significant competition from existing products. There are five drugs approved for treatment of BPH: finasteride (Proscar(R)), terazozin (Hytrin(R)), doxazozin (Cardura(R)), tamsulosin (Flomax(R)) and prazosin (Minipres(R)). There are a number of thermal treatments on the market designed to shrink the enlarged prostate by heating its tissue with a device inserted through the urethra (the tube leading from the bladder through the penis through which men urinate) or through the abdomen. The devices on the market use microwave energy (Prostatron(R), Targis Therapy(R) or TherMatrx(R)), low level radiowaves (TUNA System(R)), lasers (Indigo LaserOptic Treatment System(R)), direct heat or hot water to heat or burn away prostate tissue. A variety of surgical procedures exist to surgically reduce or remove the prostate or to widen the urethra. These include procedures to cut away prostate tissue such as TURP (transurethral resection of the prostate) and using a resectoscope with an electrical loop inserted through the penis to cut the prostate tissue. A small device used to widen the constricted urethra called a prostatic stent can also be inserted.

     The problem of E. coli 0157:H7 contamination of hamburger meat and other food products is also well-known and a number of companies and researchers have been pursuing various potential solutions, including irradiation with x-rays, better detection of contamination, electronic pasteurization, vaccination and competitive exclusion of the pathogenic E. coli bacteria by harmless bacteria. The development of alternative solutions to the problem of E. coli infection may adversely affect the market for our treatment for E. coli 0157:H7 infection in cattle and contamination of food products.

Marketing

     We currently market our AlzheimAlert(TM) test as a clinical reference laboratory service primarily in the United States. We are also marketing the Serex NicAlert(TM) and NicoMeter(TM) tests, which can determine whether a person is using tobacco products, in the United States through our own marketing arm and through a distribution agreement with Jant Pharmacal Corporation and in Japan with Mizuho Medy Co. Ltd. of Japan. We have not started to commercially market or distribute any of our other products under development and most of them will require regulatory approval in each country before being marketed there.

     At present, we have a network of over 60 independent medical representatives and do most of our marketing ourselves. We also have a strategic marketing alliance for AlzheimAlert(TM) with Cybear Inc., a member of Andrx Corporation. To increase our marketing, distribution and sales capabilities both in the United States and around the world, we will need to enter into licensing arrangements, contract sales agreements and co-marketing deals. We cannot assure you that we will be able to enter into agreements with other companies on terms acceptable to us, that any licensing arrangement will generate any revenue for the company or that the costs of engaging and retaining the services of a contract sales organization will not exceed the revenues generated.

     If successfully developed and approved, we plan to market and sell our therapeutic and diagnostic products directly or through co-promotion arrangements or other licensing arrangements with third parties. In cases where we have sole or shared marketing rights, we plan to build a small, focused sales force if and when such products approach marketing approval in some markets, including Europe. Implementation of this strategy will depend on many factors, including the market potential of any products we develop as well as on our financial resources. To the extent we will enter into co-promotion or other licensing arrangements, any revenues received by us will be dependent on the efforts of third parties.

Legal Proceedings

     Amro International, S.A., a Panamanian company, served Nymox with a Statement of Claim filed with the Ontario Superior Court of Justice (Court File No. 00-CV-201587), claiming to be entitled to the issuance of 388,797 shares in accordance with repricing provisions contained in the March 2000 agreement between Amro and Nymox and to damages of $4 million for lost opportunity to sell these shares. Nymox believes that Amro's interpretation of the repricing provisions in the March 2000 agreement is incorrect and that Amro's damage claims are without merit. Nymox has filed a Statement of Defense and intends to defend the action vigorously and to consider its other options with respect to this matter. It is important to note that paragraph (c) of Note 7 to the Consolidated Financial Statements of Nymox for the years ended December 31, 2001, 2000 and 1999 states that AMRO is claiming damages of $275,000. This number was determined at the time the Financial Statements were prepared based on discussions and correspondence to reach settlement arrangements in September of 2001, which considered a reduced claim of $275,000. These arrangements were never consummated and, therefore, AMRO's original claim of $4,000,000 in damages remains in effect.

     Dr. Fitzpatrick, a former employee, has filed a demand for arbitration with the American Arbitration Association concerning the termination of her employment with the company. She is claiming damages of up to $498,000 based upon alleged violations of New Jersey law and breach of an employment agreement, plus attorneys fees and costs. The Company believes these claims are without merit and intends to defend the matter vigorously.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Overview

     We are a development stage biopharmaceutical company that specializes in the research and development of therapeutics and diagnostics for the aging population with an emphasis on Alzheimer's disease.

     We have begun to market the AlzheimAlert(TM) test, which we provide in our clinical reference laboratory, that is an aid to the diagnosis of Alzheimer's disease.

     We also have under development therapeutic agents for the treatment of Alzheimer's disease and of certain antibiotic-resistant infections as well as antibacterial agents for E. coli contamination of food and drink products.

     We also recently acquired a majority interest in Serex, Inc., a New Jersey company specializing in diagnostic products.

     AlzheimAlert(TM) is an improved version of our AD7C(TM) test, from which we began generating revenue from sales in 1997.

     We have incurred operating losses throughout our history. Management believes that such operating losses will continue for the next few years. The costs relating to clinical trials for our potential therapeutic products will increase expenditures and delay profitability, despite anticipated increases in sales revenue in the coming years.

     All figures are presented in U.S. dollars, unless otherwise stated.

Liquidity And Capital Resources

     We fund our operations and projects primarily by selling shares of Nymox's common stock. However, since 1997, a small portion of our funding came from sales. This source of funding became more significant in late 1998, following the launch of our urinary version of the AD7C(TM) test. Since its incorporation in May, 1995, Nymox raised the capital necessary to fund its on-going research and development work and its marketing and sales operations primarily through private placements of its shares.

     On December 1, 1997, the shares began trading on the Nasdaq Stock Market. Nymox's common shares also traded on the Montreal Exchange from December 18, 1995 to November 19,1999.

     Private placements completed by Nymox since December, 1995 are as follows:

     o December 1995, 1,578,635 common shares at a price of CAN$2.00 (US$1.38) per share for total proceeds of CAN$3,157,270
          (US$2,187,536);

     o April 1996, 877,300 common shares at a price of CAN$6.00 (US$4.15) per share for total proceeds of CAN$5,263,800 (US$3,647,059);

     o May 1997, 696,491 common shares at a price of CAN$6.50 (US$4.50) and warrants exercisable at a price of CAN$8.50 (US$5.88) per share for total proceeds of CAN$4,527,191 (US$3,136,694). In 1998, all 696,491
          of these warrants were exercised for additional proceeds to Nymox of CAN$5,920,174 (US$4,101,832);

     o May 1998, 231,630 common shares at a price of CAN$8.50 (US$5.88) for total proceeds of CAN$1,968,855 (US$1,364,134). A total of 110,000 warrants were issued as well, exercisable at a price of CAN$8.50 (US$5.88) per share (50,000) and CAN$10.00 (US$6.93) per share
          (60,000). These warrants have since expired;

     o December 1998, 135,000 common shares and January 1999, 55,000 common shares at CAN$8.50 (US$5.88) per share, for total proceeds of CAN$1,615,000 (US$1,118,963). A total of 95,000 warrants were issued as well, exercisable at the price of CAN$10.00 (US$6.93) per share. These warrants have since expired;

     o September 1999, 122,000 common shares at CAN$5.00 (US$3.46) per share, for total proceeds of CAN$610,000 (US$422,642).

     o March 2000, 821,637 common shares at an average price of $4.87 per share, for total proceeds of $4,000,000. A total of 93,334 warrants were issued as well, exercisable at a price of $9.375 per share (66,667) and $7.8125 per share (26,667). These warrants expire on March 6, 2004.

     o March, 2001, 200,000 common shares at $2.06 per share, for total proceeds of $412,000. A total of 100,000 warrants were issued as well, exercisable at a price of $2.06. These warrants expire on March 6, 2003.

     o August 3, 2001, 80,000 common shares at $2.50 per share for total proceeds of $200,000.

     o August 22, 2001, 140,000 common shares at $3.75 per share for total proceeds of $525,000.

     o October 3, 2001, 110,000 common shares at $3.75 per share for total proceeds of $412,490.

     o November 14, 2001, 64,100 common shares at $3.90 per share for total proceeds of $250,000.

     o January 24, 2002, 74,074 common shares at $4.05 per share for total proceeds of $300,000.

     o March 18, 2002, 195,000 common shares at $4.20 per share for total proceeds of $819,000.

     On March 14, 2000, we became entitled to draw down on the $12 million equity line of credit with Jaspas Investments Limited, a British Virgin Islands corporation, through a common stock purchase agreement dated November 1, 1999 for the future issuance and purchase of Nymox's common shares. We plan to seek additional capital within the limits on financing contained in the common stock purchase agreement in order to accelerate product development and marketing and obtaining necessary regulatory approvals.

     In general, the draw down facility created by the Jaspas agreement operates as follows: the investor, Jaspas, is committed to purchase up to $12 million common shares of Nymox over a thirty month period. Once a month, Nymox may request a draw of up to $750,000 of that money, subject to a formula based on average stock price and average trading volume, setting the maximum amount of any request for any given draw. At the end of a 22 day trading period following the draw down request, the amount of money that Jaspas will provide to Nymox and the number of shares Nymox will issue to Jaspas in return for that money is settled based on the formula in the stock purchase agreement. Jaspas receives a six (6%) percent discount to the market price for the 22 day period and Nymox receives the settled amount of the draw down less a 3% placement fee payable to its placement agents, Ladenburg Thalmann & Co. Inc. and Paul Revere Capital Corp.

     The facility is based on a "use-it-or-lose" principle. We are under no obligation to request a draw for any month. However if we do not request a draw for a given month, we will never be able to draw those funds again. We may make up to a maximum of twenty-four (24) draws. At July 1, 2002, Nymox had $2.25 million of financing available under this facility.

     In lieu of providing Jaspas with a minimum draw down commitment, we agreed to issue to Jaspas a stock purchase warrant to purchase up to 200,000 shares of our common stock with an exercise price of 110% of our share price on the closing date of November 12, 1999 or $4.53. Jaspas may purchase under the warrant up to 100,000 Nymox shares any time between November 30, 1999 and November 30, 2004. Jaspas may purchase the remaining 100,000 shares if and only if we do not draw down at least $7 million within 18 months of March 14, 2000.

     Since March 14, 2001, the following drawings have been made under this common stock purchase agreement, for total proceeds of $1,327,273:

     o August 16, 2000, 152,616 common shares at a volume weighted average price of $3.2924 per share;

     o October 12, 2000, 137,889 common shares at a volume weighted average price of $3.6261 per share; and

     o February 7, 2001, 161,696 common shares at a volume weighted average price of $2.0240 per share.

     o May 31, 2001, 56,108 common shares at a volume weighted average price of $1.9466 per share.

     Also, the Company has received total proceeds of $669,144 from the exercise of 256,900 options since 1995 as follows:

     o    $355,536 for 158,900 shares at a per share price of $2.25.

     o    $258,858 for 83,000 shares at a per share price of $3.12.

     o    $16,000 for 5,000 shares at a per share price of $3.20.

     o    $38,750 for 10,000 shares at a per share price of $3.875.

     Pursuant to the share purchase agreement entered into to acquire a controlling interest of Serex, Inc., a total of 256,675 additional shares and 157,952 warrants were issued in exchange for the shares of Serex (see Note 4 "Business Acquisition" in the financial statements).

     In total, Nymox has raised over $26 million, since its incorporation in May 1995.

     We have no financial obligations of significance other than long-term lease commitments for our premises in the United States and Canada of $14,414 per month in 2002 and ongoing research funding payments to a U.S. medical facility totaling $292,000 for 2002. Total commitments beyond 2002 are summarized in note 7 to the consolidated financial statements.

Results Of Operations

Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

Overview
Since inception, the Company has focused its activities on developing certain pharmaceutical technologies and obtaining outside funding to support the continued development of its technologies. The Company has incurred losses since inception of operations. Future profitability will depend on the Company's ability to generate revenues from the sale of products and the licensing of technology sufficient to offset the expenditures required to further the Company's research and development program and ongoing operations. See "Information About The Company" for a description of the projects in the Company pipeline.

Effective January 1, 2000, the Company adopted the US dollar as its measurement currency. See note 2(a) to the consolidated financial statements. All amounts presented are in US dollars.

In 2000, the Company acquired a majority interest in Serex, Inc. for a consideration comprising common shares, warrants and options having a value of approximately $1.3 million. See note 4 to the consolidated financial statements.

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission ("SEC") released "Cautionary Advice Regarding Disclosure About Critical Accounting Policies". According to the SEC release, accounting policies are among the "most critical" if they are, in management's view, most important to the portrayal of the company's financial condition and most demanding on their calls for judgement.

Our accounting policies are described in note 2 to our consolidated financial statements. We consider the following policies to be the most critical in understanding the judgements that are involved in preparing our financial statements and the matters that could impact our results of operations, financial condition and cash flows.

REVENUE RECOGNITION

The Corporation applies guidance from SAB 101 (Staff Accounting Bulletin 101) issued by the Securities and Exchange Commission in the recognition of revenue. The Company derives its revenue from product sales, research contracts, license fees and interest. Revenue from product sales is recognized when the product or service has been delivered or obligations as defined in the agreement are performed. Revenue from research contracts is recognized at the time research activities are performed under the agreement. Revenue from license fees, royalties and milestone payments is recognized upon the fulfillment of all obligations under the terms of the related agreement. These agreements may include upfront payments to be received by the Corporation. Upfront payments are recognized as revenue on a systematic basis over the period that the related services or obligations as defined in the agreement are performed. Interest is recognized on an accrual basis.

Deferred revenue presented in the balance sheet as at December 31, 2001 represents amounts billed to and received from customers in advance of revenue recognition.

The Company currently markets AlzheimAlert(TM) as a service provided by our CLIA certified reference laboratory in New Jersey. Physicians send urine samples taken from their patients to our laboratory where the AlzheimAlert(TM) test is performed. The results are then reported back to the physicians. We recognize the revenues when the test has been performed. The Company sometimes enters into bulk sales of its diagnostic products to customers under which it has a continuing obligation to perform related testing services at its laboratory. Although the Company receives non-refundable upfront payments under these agreements, revenue is recognized in the period that the Company fulfils its obligation or over the term of the arrangement. For research contracts and licensing revenues, the Company usually enters into an agreement specifying the terms and obligations of the parties. Revenues from these sources are only recognized when there are no longer any obligations to be performed by the Company under the terms of the agreement.

VALUATION OF CAPITAL ASSETS

The Company reviews the unamortized balance of intellectual property rights and patents on an annual basis and recognizes any impairment in carrying value when it is identified. Factors we consider important, which could trigger an impairment review include:
o Significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and
o    Significant negative industry or economic trends.

No impairment losses were recognized for the years ended December 31, 2001, 2000 and 1999.

VALUATION OF FUTURE INCOME TAX ASSETS

Management judgement is required in determining the valuation allowance recorded against net future tax assets. We have recorded a valuation allowance of $6.4 million as of December 31, 2001, due to uncertainties related to our ability to utilize some of our future tax assets, primarily consisting of net operating losses carried forward, before they expire. In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Company is a development stage enterprise, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

Revenues

Revenues from sales amounted to $235,288 for the year ended December 31, 2001, compared with $157,688 for the year ended December 31, 2000. The increase is attributable to higher sales volumes for both AlzheimAlert(TM) ($113,132) and NicAlert(TM) ($122,156) in 2001 compared to 2000 (AlzheimAlert(TM) $58,540 - NicAlert(TM) $99,148). The Company also earned revenues from research and licensing contracts ($127,403). Research contract revenue ($30,000) was funded by the Foundation for Nutritional Advancement. A director and officer of the Foundation is also a director of the Company. License fees ($97,403) include the sale of certain rights to a third party in 2001 for which the Company has no continuing obligations. Interest revenue was $17,918 in 2001 compared to $68,179 in 2000, due to lower average cash balances. In 2001, one customer accounted for approximately 26% of revenues and, in total, 5 customers accounted for 54% of revenues in 2001. In 2000 and 1999, no single customer accounted for more than 10% of revenues.

Expenses

Research and development expenditures were $1,499,654 for the year ended December 31, 2001, compared with $2,084,232 for the year ended December 31, 2000. Management reduced its salary expenses in R&D by reducing staff, while advancing its development of the products in the Company's pipeline. In 2001, research tax credits amounted to $20,052 compared to $10,457 in 2000.

Marketing expenditures remained relatively constant at $343,244 for the year ended December 31, 2001, in comparison to the expenditures of $363,142 for the year ended December 31, 2000.

General and administrative expenses amounted to $1,087,326 for the year ended December 31, 2001, compared with $1,335,500 in the year ended December 31, 2000. The decrease is principally due to reductions in professional fees.

Foreign Exchange
The Company incurs expenses in the local currency of the countries in which it operates, which include the United States and Canada. Approximately 75% of 2001 expenses (75% in 2000) were in U.S. dollars. Foreign exchange fluctuations had no meaningful impact on the Company's results in 2001 or 2000.

Results of Operations
Net losses for the period ended December 31, 2001 were $3,049,504, or $0.14 per share, compared to $4,023,979, or $0.19 per share, for the same period in 2000. The weighted, fully diluted, average number of common shares outstanding for the period ending December 31, 2001 were 21,995,694 compared to 21,130,286 for the same period in 2000.

Financial Position
Liquidity and Capital Resources

As of December 31, 2001, cash totaled $488,987 and receivables totaled $152,968. In November 1999, the Company signed a common share purchase agreement whereby the investor is committed to purchase up to $12 million of the Company's common shares over a thirty-month period commencing March 2000, when our F-1 registration statement was declared effective. As at December 31, 2001, four drawings have been made under this share purchase agreement, for total proceeds of $1,436,364. Specifically, on August 16, 2000, 152,616 common shares were issued at a volume weighted average price of $3.2924 per share; on October 12, 2000, 137,889 common shares were issued at a volume weighted average price of $3.6261 per share, on February 7, 2001, 161,696 common shares were issued at a volume weighted average price of $2.0240 and on May 31, 2001, 56,108 common shares were issued at a volume weighted average price of $1.9466. The Company intends to access financing under this agreement when appropriate to fund its research and development.

In 2001, the Company completed private placements for 594,100 common shares and received aggregate proceeds of $1,799,490. On March 6, 2001, 200,000 shares were issued at a price of $2.06 in a private placement for total proceeds of $412,000. The private placement included 100,000 warrants, which expire on March 6, 2003, exercisable at a price of $2.06. On August 3, 2001, 80,000 shares were issued at a price of $2.50 in a private placement for total proceeds of $200,000. On August 22, 2001, 140,000 shares were issued at a price of $3.75 in a private placement for total proceeds of $525,000. On October 3, 2001, 110,000 shares were issued at a price of $3.75 in a private placement for total proceeds of $412,490. On November 14, 2001, 64,100 shares were issued at a price of $3.90 in a private placement for total proceeds of $250,000. A total of $318,055 was also raised through stock option exercises at prices ranging from $2.25 to $3.875. The Company intends to raise additional capital in 2002 in order to pursue its development. To March 31, 2002, the Company completed two private placements and issued 269,074 common shares for total proceeds of $1,119,000. The Company believes that funds from operations as well as from existing equity facilities will be sufficient to meet the Company's cash requirements for the next twelve months.

The Company invested $340,662 in additional capital assets in the year ended December 31, 2001, consisting mostly of patent costs, compared to $381,568 in the same period in 2000.

The Company intends to raise additional capital in 2002 in order to pursue its development. However, the Company believes that funds from operations as well as from existing equity facilities will be sufficient to meet the Company's cash requirements for the next twelve months.

Year Ended December 31, 2000 Compared To Year Ended December 31, 1999

Revenue

Revenues from sales amounted to $157,688 for the year ended December 31, 2000, compared with $153,252 for the year ended December 31, 1999. Sales for fiscal 2000 include the revenues from sales of the NicAlert(TM) test of $99,148 and for the diagnostic test AlzheimAlert(TM) and its predecessor AD7C(TM) of $58,540. The price for AlzheimAlert(TM) was reduced in 2000, resulting in a drop in revenue but not in sales volume for this product. Interest revenue was $68,179 in 2000, compared to $36,951 in 1999, derived from interest earned on the Company's cash balances. The AlzheimAlert(TM) test is an improved version of this diagnostic product and we anticipate an increase in sales volume and revenue for this product in the coming years.

Expenses

Research and development expenditures were $2,084,232 for the year ended December 31, 2000, compared with $1,137,122 for the year ended December 31, 1999, reflecting a net increase in expenditures in the development of the products in the Company's existing pipeline of $860,380, as well as development of the potential products acquired with the acquisition of Serex Inc. of $86,730. In 2000, research tax credits amounted to $10,457 compared to $4,181 in 1999.

Management reduced its marketing activities resulting in a decrease in expenditures to $363,142 for the year ended December 31, 2000 compared to $942,205 for the year ended December 31, 1999.

General and administrative expenses amounted to $1,335,500 for the year ended December 31, 2000, compared with $1,229,894 in the year ended December 31, 1999. The increase was principally due to the acquisition of Serex Inc. in 2000.

Results of Operations

Net losses for the period ended December 31, 2000 were $4,023,979, or $0.19 per share, compared to $3,314,296, or $0.17 per share, for the same period in 1999. The weighted average number of common shares outstanding for the period ending December 31, 2000 were 20,890,735 compared to 19,886,430 for the same period in 1999.

     The Company invested $381,568 in additional capital assets in the year ended December 31, 2000, consisting mostly of patent costs, compared to $164,783 in the same period in 1999.


Year Ended December 31, 1999 Compared To Year Ended December 31, 1998

Revenue

Revenues on sales for the AD7C(TM) test amounted to $153,252 for the year ended December 31, 1999, compared with $104,804 for the year ended December 31, 1998, reflecting an increase in sales volume for this test. All of the sales revenue was derived from our AD7C(TM) urine test service offered in our clinical reference laboratory. Interest revenue was $36,951 in 1999 compared to $168,761 in 1998, derived from interest earned on the cash and short-term investments received from the private placements referred to previously.

Expenses

Research and development activities were reorganized resulting in a decrease in expenditures to $1,137,122 for the year ended December 31, 1999, compared with $2,091,745 for the year ended December 31, 1998. In 1999, research tax credits amounted to $4,181 compared to $4,003 in 1997.

Management reduced its marketing activities resulting in a decrease in expenditures to $942,205 for the year ended December 31, 1999 compared to $2,245,023 for the year ended December 31, 1998.

General and administrative expenses amounted to $1,229,894 for the year ended December 31, 1999, compared with $550,269 in the year ended December 31, 1998. This rise is attributable to net increases in professional fees of $195,242, shareholder relations of $256,063, and in administrative personnel of $101,943.

Results of Operations

Net losses for the period ended December 31, 1999 were $3,314,296, or $0.17 per share, compared to $4,783,213, or $0.25 per share, for the same period in 1998.

Inflation

     We do not believe that inflation has had a significant impact on the results of our operations.


              ACQUISITION OF A CONTROLLING INTEREST IN SEREX, INC.

     On January 8, 2000, we entered into an agreement to acquire a controlling interest in Serex, Inc. under a share purchase agreement with Dr. Judith Fitzpatrick, the Chief Executive Officer and majority shareholder of Serex. On March 2, 2000, we closed this acquisition. We have subsequently acquired more shares of the common stock of Serex, Inc. from other shareholders and now own approximately 98% of its common stock.

     Under the share purchase agreement with Dr. Fitzpatrick, we purchased 1,008,250 shares of Serex or 72.3% of the common stock of Serex from her in exchange for 187,951 shares of Nymox and warrants to purchase 115,662 shares of Nymox at a price of $3.70. The acquisition price was based on the closing market price for Nymox shares as of Nov. 16, 1999, which was $3.3438.

     The Nymox shares we issued to Dr. Fitzpatrick now may be sold or transferred in accordance with an exemption under United States securities laws, rules and regulations and are no longer restricted under the stock purchase agreement.

     Dr. Fitzpatrick has also agreed that she may only exercise her warrants to purchase 115,662 Nymox shares according to the following timetable:

     o    30,000 warrants, to be exercisable on or after January 8, 2001;

     o    30,000 warrants, to be exercisable on or after January 8, 2002;

     o    30,000 warrants, to be exercisable on or after January 8, 2003; and

     o    25,662 warrants, to be exercisable on or after January 8, 2004.

The warrants have a five-year term beginning on January 8, 2000.

     Serex has issued convertible preferred shares, 10,137 to Bristol-Meyers Squibb Company, a major pharmaceutical company, and 10,137 to Hologic Inc., a diagnostic company, under a series of licensing and development agreements. The holders of these preferred shares have the right to convert their preferred shares to common shares according to a formula set out in Serex's amended articles of incorporation. At present, one preferred share would convert to ten common shares. If converted to common stock, the preferred shares would represent 14.5% of the outstanding common stock of Serex.

     The preferred shareholders have a right to vote with the holders of the common stock of Serex as if they had converted their preferred shares to common stock.

     The preferred shareholders also have a right to redeem up to 50% of their shares in certain circumstances after March 31, 2000 for a payment of $39.46 per preferred share redeemed. Thus, if the full 50% of preferred shares were redeemed, the redemption price would be $400,000.

     The preferred shares also have preferential rights ahead of the common shares, to any dividends and to the assets of the corporation on liquidation, dissolution or winding up of the affairs of Serex. On merger or consolidation of Serex, the preferred shareholders may, in certain circumstances, elect to treat the merger or consolidation as a liquidation and to receive the redemption price for their shares; otherwise the preferred shares would be converted into common shares based on the conversion formula and treated like the other common shares.

About Serex

     Serex is a privately held diagnostic company that was founded in 1983 and is based in Maywood, New Jersey.

     Serex assisted in the development of Nymox's AlzheimAlert(TM) test and the patenting of some of the technology relating to AlzheimAlert(TM).

     Serex also developed and patented its particle valence technology, a unique, highly sensitive, new method to detect very small amounts of biochemical indicators in body fluids such as blood, urine and saliva. Serex incorporated this technology in its LabTab(TM) assay, which enables the easy and rapid testing of samples by general-purpose medical laboratories or in doctors' offices.

     Serex licensed the Japanese rights to two of its principal patents to Mizuho Medy Co. Ltd. of Japan.

     Serex's diagnostic technology can be adapted to detect a wide range of biochemical indicators for diseases, conditions and drug use. Preliminary work at Serex has identified a wide range of potential applications for its patented technology from detecting an early indicator of pregnancy, to detecting a brain protein implicated in certain brain diseases, from detecting indicators for heart disease, determining blood sugar levels in a type of diabetes and to monitoring therapeutic drug levels.

     Serex developed NicoMeter(TM) and NicAlert(TM), which can reliably detect one of the metabolic products of nicotine in human urine and saliva (NicAlert(TM) only), enabling it to determine whether a person, such as a teenager or insurance applicant, is using a tobacco product. NicAlert(TM) and NicoMeter(TM) are currently being distributed in Japan by Mizuho Medy Co. Ltd. of Japan and outside of Japan by Nymox and Jant Pharmacal Corporation.

     In November, 1999, Serex was granted a United States patent for an antibody and for the use of the antibody in its technology in order to detect one of the biochemical indicators for the loss of bone matter, which is a sign of osteoporosis, a common bone disease in humans. Osteoporosis results from the progressive loss of bone material and can cause disabling and potentially life-threatening bone fractures in particular of the spine and the hips. It is most common in the elderly and in post-menopausal women.

     Serex has under development a test that can potentially detect biochemical indicators of cholesterol in human saliva and therefore provide an inexpensive, convenient and reliable method of determining and monitoring cholesterol levels.

     Since 1996, Serex has collaborated with at least three major pharmaceutical companies and two diagnostic companies under licensing and development agreements concerning the development of some of these products. These agreements contain confidentiality provisions that prohibit the disclosure of their terms.

                                 USE OF PROCEEDS

     We will not realize any proceeds from the sale of the common shares by Jaspas; rather, Jaspas will receive those proceeds directly. However, we will receive cash infusions of capital if and when Jaspas purchases our common shares in accordance with the stock purchase agreement with Jaspas or with the stock purchase warrant. We intend to use the proceeds from the sale of common shares to Jaspas to fund our continuing research, our product development programs and necessary clinical trials, as well as for marketing, working capital and other general corporate purposes.


                       THE COMMON STOCK PURCHASE AGREEMENT

Summary

     Nymox and Jaspas Investments Limited, a British Virgin Islands corporation, signed a common stock purchase agreement dated November 1, 1999 for the future issuance and purchase of Nymox's common shares. The transaction closed on November 12, 1999.

     The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

     In general, the draw down facility operates like this: the investor, Jaspas, committed up to $12 million to purchase Nymox's common shares of Nymox over a thirty month period. Once a month, Nymox may request a draw of up to $750,000 of that money, subject to a formula based on average stock price and average trading volume, setting the maximum amount of any request for any given draw. At the end of a 22 day trading period following the draw down request, the amount of money that Jaspas will provide to Nymox and the number of shares Nymox will issue to Jaspas in return for that money is settled based on the formula in the stock purchase agreement. Jaspas receives a six (6%) percent discount to the market price for the 22 day period and Nymox receives the settled amount of the draw down less a 3% placement fee payable to the placement agent, Ladenburg Thalmann & Co. Inc., which introduced Jaspas to Nymox. Ladenburg Thalmann is not obligated to purchase any Nymox shares.

     The facility is based on a "use-it-or-lose" principle. We are under no obligation to request a draw for any month. However if we do not request a draw for a given month, we may never to be able to draw those funds again. We may make up to a maximum of twenty-four (24) draws; however, the aggregate total of all draws cannot exceed $12 million.

     In lieu of providing Jaspas with a minimum draw down commitment, we agreed to issue to Jaspas a stock purchase warrant to purchase up to 200,000 shares of our common stock with an exercise price of 110% of our share price on the closing date of November 12, 1999 or $4.53. Jaspas may purchase under the warrant up to 100,000 Nymox shares any time between November 30, 1999 and November 30, 2004. Jaspas may purchase the remaining 100,000 shares if and only if we do not draw down at least $7 million within 18 months of March 14, 2000.

     The draw down procedure and the stock purchases. We may make up to twenty-four draw downs during the term of the stock purchase agreement.

     We may request a draw down by faxing a draw down notice to Jaspas, setting out the amount of the draw down we wish to exercise and the minimum threshold price, if any, at which we are willing to sell the shares.

     The minimum draw down amount is $150,000. The maximum is $750,000 subject to the following limiting formulas:

     o    For draw downs up to $500,000

Maximum amount of draw down  =      20% of average stock price multiplied by
                                    average trading volume multiplied by 22

where

Average Stock Price          =      Average of the daily price of Nymox's shares
                                    for the 22 trading days prior to the draw down period

Average                             Trading Volume = Average
                                    daily trading volume for the
                                    45 trading days prior to the
                                    draw down period.

     o    For draw downs greater than $500,000 and up to $750,000

     If, during the 30 Trading Days prior to the draw down notice, the average daily trading volume is at least 60,000 shares and the average of the average daily price is at least $4.50 per share, then we may draw up to $750,000.

     The next 22 trading days immediately following the draw down notice are used to determine the actual amount of money Jaspas will provide and the number of shares Nymox will issue in return. The 23rd trading day is the draw down exercise date when the amount of the draw and the number of shares to be issued is calculated based on the following formula:

number of common shares =          Sum over each of the 22 trading days
                                   of 1/22 of the draw down amount divided
                                   by 94% of the daily price for Nymox shares on each trading day.

     If the daily price for any given trading day during the draw down period is below the threshold price set by Nymox in the draw down notice, then that day is not included in the calculation of the number of shares to be issued and the draw down amount that Jaspas is to pay to Nymox is correspondingly reduced by 1/22 for that day. Thus, if the daily price for that day is below the threshold price Nymox will not issue any shares and Jaspas will not purchase any shares for that day.

     The following is an example of the calculation of the draw down amount and the number of shares to be issued to Jaspas in connection with that draw down based on certain assumptions.

     Sample draw down amount calculation.

     o Nymox provides a draw down notice to Jaspas that it wishes to draw down $400,000.

     o The average of daily volume weighted average price of Nymox's common shares for 22 trading days prior to the draw down notice is $3.50.

     o The average daily trading volume for the 45 trading days prior to the draw down notice is 25,000 shares.

     o    The maximum dollar amount that can be drawn down is:

     20% of $3.50 multiplied by 25,000 multiplied by 22 or $385,000.

On these assumed facts, Nymox could draw $385,000 out of the $400,000 requested in the draw down notice.

Sample calculation of number of shares

     Assume that the maximum draw down amount for the draw down period is $385,000 and assume that the daily volume weighted average price for Nymox's shares is as set out in the table below. The number of shares to be issued based on any trading day during the draw down period is calculated from the formula:

       (1/22 of the draw down amount) divided by (94% of the daily price).

For the first trading day in the example in the table below, the calculation is as follows:

     (1/22 of $385,000) divided by (94% of $3.50 per share) or 5,319 shares.

The number of shares to be issued for the draw down period in the example is calculated as follows:

     o for each trading day in the 22 day period, the number of shares to be issued is based on the daily price of Nymox's shares for that day and calculated using the formula above; and

     o the number of shares to be issued for each of the 22 trading days is then totaled to arrive at the number of shares to be issued to Jaspas at the end of the draw down period for the purchase price of $385,000, the draw down amount.

                                                                                         Number of Shares to
                                                          1/22 of Draw Down              be issued based on
     Trading Day             Daily Stock Price           Amount of $385,000               that trading day
----------------------- ---------------------------- ---------------------------- ----------------------------------
          1                       $3.50                          $17,500                          5,319
          2                       $3.625                         $17,500                          5,136
          3                       $3.50                          $17,500                          5,319
          4                       $3.375                         $17,500                          5,516
          5                       $3.50                          $17,500                          5,319
          6                       $3.75                          $17,500                          4,965
          7                       $3.875                         $17,500                          4,804
          8                       $4.00                          $17,500                          4,654
          9                       $4.25                          $17,500                          4,380
         10                       $3.75                          $17,500                          4,965
         11                       $3.50                          $17,500                          5,319
         12                       $3.25                          $17,500                          5,728
         13                       $3.00                          $17,500                          6,206
         14                       $3.25                          $17,500                          5,728
         15                       $3.375                         $17,500                          5,516
         16                       $3.50                          $17,500                          5,319
         17                       $3.625                         $17,500                          5,136
         18                       $3.75                          $17,500                          4,965
         19                       $3.875                         $17,500                          4,804
         20                       $4.00                          $17,500                          4,654
         21                       $3.75                          $17,500                          4,965
         22                       $3.50                          $17,500                          5,319

        TOTAL                                                   $385,000          114,037 shares to be issued for
                                                                                  the draw down period

     In this fictitious example, Nymox would issue 114,037 shares for this draw down period. It would receive $385,000 less the 3% fee to the placement agent or $373,450.

     The delivery of the requisite number of shares and payment of the draw is effected through an escrow agent. The escrow agent pays 97% of the draw to Nymox and 3% to Ladenburg Thalmann & Co. Inc., our placement agent, in satisfaction of placement agent fees.

     Only one draw down can occur during this 22 day draw down period and Nymox must wait a minimum of five trading days from the end of one draw down period before issuing the next draw down notice and beginning the process again.

Necessary Conditions Before Jaspas is Obliged to Purchase Nymox's Shares

     The following conditions must be satisfied before Jaspas is obligated to purchase the common shares that Nymox wishes to sell:

     o A registration statement for the shares Nymox will be issuing must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Jaspas.

     o There can be no material adverse change in Nymox's business, operations, properties, prospects or financial condition not publicly reported since the most recent prior draw down exercise date.

     o No statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the stock purchase agreement.

     o No litigation or proceeding adverse to Nymox, Jaspas or their affiliates, can be pending, nor any investigation by any governmental authority threatened against them seeking to restrain, prevent or change the transactions contemplated by the stock purchase agreement or seeking damages in connection with such transactions.

     o Trading in Nymox's common shares must not have been suspended by the Securities and Exchange Commission or the Nasdaq SmallCap Market, nor shall minimum prices have been established on securities whose trades are reported by the Nasdaq SmallCap Market.

On each draw down settlement date for the sale of common shares, Nymox must deliver an opinion from its counsel about these matters.

     A further condition is that Jaspas may not purchase more than 19.9% of Nymox's common shares issued and outstanding on November 12, 1999, the closing date under the stock purchase agreement, without obtaining approval from Nymox shareholders for such excess issuance.

Restrictions on Future Financings for Nymox

     The stock purchase agreement limits Nymox's ability to raise money by selling its securities for cash at a discount to the current market price for at least eighteen months. Specifically, Nymox may not sell its securities for cash at a discount to current market price until the earlier of

     o eighteen months from March 14, 2000, the effective date of the registration statement of which this prospectus is a part, or, if later, the date that Nymox has drawn down at least $8,000,000 or

     o sixty days after Jaspas has purchased the maximum $12 million of common shares from Nymox.

     There are important exceptions to this limitation. Nymox can sell its shares for cash at a discount to the current market price:

     o in a registered public offering of its securities underwritten by one or more established investment banks;

     o in one or more private placements where the purchasers do not have registration rights;

     o    under any employee benefit plan approved by the shareholders of Nymox;

     o under any compensatory plan for a full-time employee or key consultant;

     o in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; or

     o    for which Jaspas has given its written approval.

The Warrants Issued to Jaspas

     Under the stock purchase agreement, we granted Jaspas a warrant to purchase 200,000 shares of Nymox's common shares, exercisable for a period of five (5) years from November 30, 1999, at an exercise price equal to 110% of the average daily price of the common shares on the closing date of November 12, 1999. The average daily price of Nymox's shares for that day was $4.1097; thus the exercise price for the warrant is $4.53.

     The warrant permits Jaspas to purchase up to 100,000 shares at any time after November 30, 1999 and before the close of business on November 30, 2004.

     Jaspas may purchase the remaining 100,000 shares in the warrant if and only if Nymox has not draw down at least $7,000,000 within eighteen months from the effective date of the registration statement.

Costs of Closing the Transaction

     At the closing of the transaction on November 12, 1999, we delivered the warrant for the 200,000 common shares and the requisite opinion of counsel to Jaspas and paid the escrow agent, Epstein Becker & Green P.C. $35,000 for Jaspas's legal, administrative and escrow costs and for the ordinary services of the escrow agent for each closing of a draw down. We also paid a placement fee of $100,000 to Ladenburg Thalmann & Co. Inc. and an additional $35,000 for its expenses. Ladenburg Thalmann & Co. Inc. will also receive warrants for a total of 160,000 common shares of Nymox with a strike price of 100% of the closing bid for Nymox shares on November 12, 1999 or $4 1/16. Ladenburg Thalmann is not obligated to purchase any Nymox shares.

Termination of the stock purchase agreement

     Jaspas may terminate the equity draw down facility under the stock purchase agreement if any of the following events occur:

     o Nymox suffers a material adverse change in its business operations, properties, prospects or financial condition;

     o the common shares of Nymox are delisted from the Nasdaq SmallCap Market unless such is in connection with the listing of such shares on a comparable stock exchange in the United States;

     o    Nymox files for protection from creditors, or;

     o Nymox completes any of the financing transactions prohibited under the stock purchase agreement.

Indemnification of Jaspas

     Jaspas is entitled to customary indemnification from Nymox for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Jaspas to Nymox for inclusion in such registration statement and prospectus.

Jaspas's resale of the common shares

     Jaspas has agreed that its trading and distribution activities with respect to the common shares will be in compliance with all applicable United States state and federal securities laws, rules and regulations; all Canadian securities laws, rules and regulations; and the rules and regulations of the Nasdaq SmallCap Market. Jaspas has further acknowledged that the common shares may not be traded in a Canadian province until the expiration of the period during which a purchaser resident in such province, purchasing under similar circumstances, would be required to hold the common shares, except as otherwise permitted by the laws, rules and regulations of such province. All sales by Jaspas must be made in compliance with Regulation M under the Securities and Exchange Act of 1934.

     To permit Jaspas to resell the common shares issued to it under the stock purchase agreement or under the warrant, Nymox agreed to register those shares and to maintain that registration. To that end, Nymox will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earlier of any of the following dates:

     o the date that none of the common shares covered by the registration statement of which this prospectus is a part are or may become issued and outstanding;

     o the date that all of the common shares covered by the registration statement of which this prospectus is a part have been sold pursuant to such registration statement;

     o the date the holders of the common shares receive an opinion of counsel to Nymox, such counsel to be reasonably acceptable to Jaspas, that such common shares may be sold under the provisions of Rule 144 under the Securities Act of 1933 without limitation as to volume;

     o the date that all of the common shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and Nymox has delivered new certificates or other evidences of ownership of such common shares without any restrictive legend; or

     o the date that all of such common shares may be sold without any time, volume or manner limitations under Rule 144(k) or similar provision then in effect under the Securities Act of 1933 in the opinion of counsel to Nymox, such counsel to be reasonably acceptable to Jaspas.

The Number of Shares Nymox Will Issue to Jaspas

     The number of common shares that Nymox will issue to Jaspas depends on four key factors:

     o    the number of draw downs Nymox exercises;

     o the average trading volumes for its stock for the 45 trading days prior to each draw down period;

     o the average stock price for its stock for the 22 trading days prior to each draw down periods; and

     o the average daily prices for its stock on each of the 22 days during a draw down period.

     The fewer the number of draw down Nymox exercises, the fewer the shares we will issue to Jaspas. The stock purchase agreement provides for 24 draw downs in a 30 month period with each draw down period consisting of 22 trading days with at least 5 trading days between each draw down period. Thus, any decision by Nymox to delay or forego any draw down opportunity may result in Nymox's being unable to exercise all 24 draw downs available in the 30 month period.

     The average stock price and the average trading volume prior to a draw down period determine the maximum amount of the draw down for that period. A decline in the trading volume or price of our stock may result in a reduction in the amount of money Nymox is able to draw down and a corresponding reduction in the number of shares Nymox must issue for that period.

     The average daily price for each of the 22 trading days within a draw period and the draw down amount determine the number of shares Nymox will issue to Jaspas at the end of that period. Jaspas will purchase those shares at a 6% discount to the average daily price.

     For any given draw period, the lower the average daily price, the more common shares Jaspas will receive for the draw down amount. The table on page 23 above in the section of this prospectus entitled "The Common Stock Purchase Agreement" and under the headings "The Draw Down Procedure and the Stock Purchases" and "Sample Calculation of Number of Shares" illustrates how a change in the daily stock price can affect the number of shares issued for a constant amount of draw down. This table uses a constant draw down amount of $17,500 for each day. When the stock price goes down, the number of shares issued goes up. Conversely, when the stock price goes up, the number of shares issued goes down.

     However, lower average daily prices through the term of the stock purchase agreement may not necessarily have the effect of substantially increasing the number of shares issued. Lower stock prices during one draw period will reduce the average stock price for the next draw down period. Assuming relatively constant trading volumes, this reduction may limit the draw down amount and the number of shares Nymox can issue for that next period.

     Based on a review of its trading volume and stock price history and a consideration of the factors above, Nymox is registering 4,800,000 common shares for possible issuance under the stock purchase agreement and 200,000 shares underlying the warrant for common shares already delivered to Jaspas.

     In order to comply with the listing requirements of the Nasdaq SmallCap Market, Nymox may not issue more than 3,980,757 shares to Jaspas, which is 19.9% of the issued and outstanding common shares of Nymox on November 12, 1999, the date of the closing of the stock purchase agreement, without the approval of its shareholders. In the event that Nymox wishes to draw amounts under the stock purchase agreement which would cause an issuance of more than 19.9% of its issued and outstanding shares, Nymox must receive shareholder approval prior to any such draw down.

                             SELLING SECURITY HOLDER

     Jaspas is engaged in the business of investing in publicly-traded equity securities for its own account. Jaspas's principal offices are located in the British Virgin Islands, c/o Beacon Capitol Management, Harbour House, 2nd Floor, Waterfront Drive, Road Town, Tortals, British Virgin Islands. Investment decisions for

Jaspas are made by its Board of Directors, consisting of Mr. Hans Gassner, Dr. Kurt Alig and Dr. Alex Weiderkehr.

     Jaspas has purchased 508,309 common shares of Nymox as of May 31, 2002, for a total proceeds of $1,436,365, and other than its obligations to purchase common shares under the stock purchase agreement and the warrant for 200,000 shares issued to it on November 12, 1999, it has no other commitments or arrangements to purchase or sell any securities of Nymox.

     There are no business relationships between Jaspas and Nymox other than the stock purchase agreement.

                         DIRECTORS AND OFFICERS OF NYMOX

Directors And Senior Management

     Dr. Paul Averback, M.D., D.A.B.P., 51, President and Director since September 1995 and Chairman since June of 2001, is the founder of Nymox and the inventor of much of its initial technology. Prior to founding Nymox, Dr. Averback served as President of Nymox's predecessor, DMS Pharmaceuticals Inc. He received his M.D. in 1975 and taught pathology at universities, including Cambridge University, England (1977-1980), during which time he initiated his research on Alzheimer's disease. He has practiced medicine in numerous Canadian institutions as well as in private practice. Dr. Averback has published extensively in the scientific and medical literature.

     Dr. Hans Black, MD, 48, Director since May 13, 1999, has a doctorate in medicine from McGill University, and has been Chairman and Chief Investment Officer of Interinvest Consulting Corporation, a Montreal-based global money management firm with offices in Toronto and Boston and affiliates in Bermuda and Zurich, for over twenty five years. Dr. Black appears regularly on the PBS network show, Nightly Business Report, and has been a guest lecturer at Harvard, Temple and McGill Universities. Dr. Black is a member of the boards of Fonds de Recherche de l'Institut de Cardiologie de Montreal and L'Opera de Montreal, a member of the Advisory Council of The Paul H. Nitze School of Advanced International Studies of Johns Hopkins University, and is a member of the board of the NASDAQ-listed Nymox Corporation. In addition, Dr. Black serves as chairman of the board of the Quebec-based food company, Les Aliments SoYummi Inc.

     Jack Gemmell, 50, has been a Director since June, 2001 and is Nymox's General Counsel and Chief Information Officer. He graduated from the Faculty of Law at the University of Toronto in 1977 and was called to the bar in 1979. He practiced in private practice primarily in the area of litigation for over 19 years with before joining Nymox in July, 1998.

     Michael R. Sonnenreich, 64, Director since April 18, 2000, is a graduate of Harvard University Law School, and has been Senior Partner of Michael Sonenreich, P.C. since 1973, Chairman and CEO of Kikaku America International for the past fifteen years, and President and CEO of Glocal Communications Corp. Ltd. of London for the past five years. He is also Vice Chairman of PharMa International Corporation of Tokyo, Director of Asset Advisory Services of Zurich, Member of the Board of Advisors of John Hopkins University School of Advanced International Studies and Member of the Board of Overseers of Tufts University Medical School. Mr. Sonnenreich has in the past been a Board Member or a Trustee of numerous important companies and universities, and has long-term involvements with many non-profit institutions, and served as President of the National Coordinating Council on Drug Education.

     Professor Walter P. von Wartburg, 63, Director since April 18, 2000, is a partner in the private law practice of Law & Life Sciences in Basel, Switzerland, specializing in biotech and drug regulatory affairs. Prior to joining Law & Life Sciences, Professor von Wartburg spent 32 years in the pharmaceutical industry. Most recently, from 1996 to 1999, he was Chief Information Officer of Novartis and from 1990-1996, he was Chief of Staff of Ciba-Geigy (which merged with Sandor in 1996 to form Novartis). From 1980 to 1990, he was a member of the Executive Committee of Ciba-Geigy. He is a graduate of the Universities of Basel, Paris, Princeton, Stanford and Harvard Law School; Member of the Basel Bar Association and Professor on public health policy at the Saint Gall Graduate School of Economics, Business and Public Administration. He is author of various books and articles on drug abuse, pharmaceutical legislation, biotechnology, issues management, communications and business administration. He is also the Founder-President of the Swiss Foundation for the Mentally Handicapped "PRO MENTE SANA;" Member of the National Advisory Board of the Bioethics Institute of the Johns Hopkins University and past Chairman of the Board of the University Hospital of Basel.

     Michael Munzar, M.D., 48, Medical Director since June 1, 1996, received an M.D. from the Faculty of Medicine, McGill University, in 1979. He practiced medicine for over 15 years in a variety of institutional and private practice settings. He has a diverse medical background that includes most aspects of medical care, including geriatrics and psychiatry. He also has extensive business experience with the establishment, operation and management of medical facilities.

     Mr. Roy M. Wolvin, 47, Secretary-Treasurer and Chief Financial Officer since September 1995. Prior to September 1995, Mr. Wolvin was Account Manager, private business, for a Canadian chartered bank. Mr. Wolvin holds a degree in Economics from the University of Western Ontario.

Compensation

     The table below provides compensation information for the fiscal year ended December 31, 2001 for each executive officer of Nymox and for the directors and executive officers as a group.

Summary Compensation Table

                                     Fiscal Year ending                         Fiscal Year ending
                                       Dec. 31, 2001                               Dec. 31, 2000
      NAME AND                                       OTHER CASH                                 OTHER CASH
 PRINCIPAL POSITION              SALARY             COMPENSATION            SALARY             COMPENSATION

Dr. Paul Averback                 CAN$50,000                  --            CAN$137,500              --
President and C.E.O.              (US$31,391)                                (US$86,326)

Mr. Roy Wolvin                    CAN$70,000                  --             CAN$84,375              --
Secretary-Treasurer               (US$43,948)                                (US$52,973)

Mr. Jack Gemmell                  CAN$96,000                  --            CAN$118,161              --
General Counsel                   (US$60,271)                                (US$74,184)

Dr. Michael Munzar               CAN$138,000                  --            CAN$171,000              --
Medical Director                  (US$86,640)                               (US$107,358)

All directors and senior         CAN$354,000                                CAN$511,036              --
management as a group            (US$222,250)                               (US$320,841)

     Nymox does not have written employment contracts with any of the senior management.

     Directors of Nymox, with the exception of the President and our General Counsel, are paid a fee of $1,000 for each board meeting attendance and are reimbursed for expenses incurred in connection with their office.

     The Company does not have any pension plans or other type of plans providing retirement or similar benefits for senior management.

Board Practices

     Directors are elected at each annual meeting for a term of office until the next annual meeting. Executive officers are appointed by the board of directors and serve at the pleasure of the board. Other than Dr. Averback, no other officer or director previously was affiliated with DMS Pharmaceuticals Inc.

     There are no family relationships between any director or executive officer and any other director or executive officer.

     Nymox does not have written contracts with any of the directors named above. The Company does not have any pension plans or other type of plans providing retirement or similar benefits for directors, nor any benefits upon termination of service as a director.

     Nymox's Audit Committee recommends to the Board of Directors the firm to be appointed each year as independent auditors of the company's financial statements and to perform services related to the completion of such audit and the compensation to be paid to the firm. The Audit Committee also has responsibility for:

     o reviewing the scope and results of the audit with the independent auditors;

     o reviewing with management and the independent auditors the company's interim and year-end financial condition and results of operations;

     o considering the adequacy of the internal accounting, bookkeeping and control procedures of the company; and

     o reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence.

     The Audit Committee also reviews at least once each year the terms of all material transactions and arrangements between the company and its affiliates. The Chairman of the Audit Committee is Hans Black, M.D. and the other members are Michael Sonnenreich and Walter von Wartburg.

     Nymox's Human Resources and Compensation Committee establishes and reviews overall policy and structure with respect to compensation matters, including the determination of compensation arrangements for directors, executive officers and key employees of the company. The Committee is also responsible for the administration and award of options to purchase shares pursuant to the company's option and share purchase plans. The Chairman of the Human Resources and Compensation Committee is Professor Walter von Wartburg and the other members are Dr. Hans Black, Michael Sonnenreich and Paul Averback, M.D. (ex officio).

Employees

     In addition to the employees in its Maywood and St.-Laurent laboratories and offices, Nymox carries out its work with the assistance of an extensive group of research collaborators, out-sourced manufacturing teams, research suppliers, research institutions, service providers and research consultants. To help carrying out its marketing, Nymox has over 60 independent medical representatives detailing its products.

     In its Maywood and St.-Laurent laboratories and offices, for the year 2001, the company employed on the average twenty-one persons with fifteen in research and development and six in administration and marketing; for the year 2000 twenty-three persons (eighteen in research and development and five in administration and marketing); and for the year 1999, twenty-nine persons (sixteen in research and development and thirteen in administration and marketing).

Share Ownership

     As of May 31, 2002, the numbers of common shares owned by and options granted to directors and senior officers of the Corporation were as follows:

                                                    Options       Options                              Expiry Date
        Name                Common Shares Owned      Vested      Not Vested      Exercise Price           M/D/Y

Paul Averback, M.D.             12,650,895

Hans Black, M.D.                  10,000               25,000                         $3.12             05/13/09
                                                                                    (C$4.50)
                                                       25,000                         $3.875            05/01/10
                                                       20,000        30,000           $6.93             05/01/10
                                                                                   (C$10.00)
                                                       10,000                         $4.70             06/15/10
                                                       25,000        50,000           $4.33             11/13/11

Michael Sonnenreich               35,000              100,000                         $3.875            05/01/10
                                                       25,000        50,000           $4.33             11/13/11

Walter von Wartburg               42,000              100,000                         $3.875            05/01/10
                                                       25,000        50,000           $4.33             11/13/11

Jack Gemmell                      10,525               50,000                         $6.93             01/22/09
                                                                                   (C$10.00)
                                                       25,000                         $3.875            05/01/10
                                                       25,000                         $1.93             04/22/11

Roy Wolvin                         5,000               10,000                         $2.25             01/17/06
                                                                                    (C$3.25)
                                                       10,000                         $9.53             01/17/06
                                                                                   (C$13.75)
                                                       10,000                         $6.79             01/17/06
                                                                                    (C$9.80)
                                                       20,000                         $6.93             01/17/06
                                                                                   (C$10.00)
                                                       20,000                         $3.12             05/13/09
                                                                                    (C$4.50)
                                                        5,000                         $1.93             04/22/11

Michael Munzar                    33,925               50,000                         $7.97             04/30/06
                                                                                   (C$11.50)
                                                        5,000                         $6.24             10/31/07
                                                                                    (C$9.00)
                                                       30,000                         $6.93             10/31/07
                                                                                   (C$10.00)
                                                                     10,000           $6.93             10/31/07
                                                                                   (C$10.00)
                                                       20,000                         $3.12             05/13/09
                                                                                    (C$4.50)
                                                       50,000                         $3.90             08/25/10
                                                       35,000                         $1.93             04/22/11

Options

     Nymox has created a stock option plan for its key employees, its officers and directors and certain consultants. The board of directors of Nymox administers the plan. The board may grant options to purchase a specified number of common shares of Nymox to a designated individual. The total number of common shares to be optioned to any one individual cannot exceed 5% of the total number of issued and outstanding shares and the maximum number of common shares which may be optioned under the plan cannot exceed 2,500,000 shares without shareholder approval.

     The board fixes the option price per share for common shares that are the subject of any option, when it grants any such option. The option price cannot involve a discount to the market price when the option is granted. The period during which an option is exercisable shall not exceed 10 years from the date when the option is granted. The options may not be assigned, transferred or pledged and expire within three months of the termination of employment or office with the Company and six months of the death of an individual.

                MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

         The following table sets out as of May 31, 2002 the number of common shares owned by Dr. Paul Averback, the President and CEO of Nymox and a member of the Nymox board of directors, and by all directors and officers as a group.

                                                      Number of Common Shares owned by         Percent of Class of
              Name of Shareholder                               Shareholder                       Common Shares
-------------------------------------------------    -----------------------------------     -------------------------

Dr. Paul Averback                                                  12,650,895                           56.1%

All directors and officers as a group                              12,787,345                           56.7%

     In addition, as of May 31, 2002, Dr. Averback's wife owned 848,172 common shares (3.8%) and 9022-1433 Canada Inc., a company owned by Dr. Averback and his wife, owns 500,000 common shares (2.3%).

     The above shareholders have the same voting rights as all other shareholders. There has been no significant change in ownership for any of the persons listed above over the past three years.

     Based on a public filing, Generic Trading of Philadelphia LLC reported that as of October 15, 2001 it beneficially owned 1,209,590 common shares or approximately 5.4% of Nymox's shares. Nymox does not know of any other shareholders who beneficially own more than 5% of Nymox's shares.

     According to information furnished to Nymox by the transfer agent for the common shares, as of May 31, 2002, total shares outstanding were 22,567,531. There were 907 holders of record of the common shares and 4,688 beneficial shareholders in total. Of these, 124 were holders of record of the common shares and 2,613 were beneficial shareholders with addresses in the United States and such holders owned an aggregate of 3,484,470 shares, representing 15.6% of the outstanding shares of common stock.

Warrants Outstanding

   Description      Warrants Issued        Exercise Price          Expiry Date
   -----------      ---------------        --------------          -----------
     Series K              100,000              $2.06             Mar. 6, 2003
     Series H               66,667              $9.375            Mar. 6, 2004
     Series I               26,667              $7.8125           Mar. 6, 2004
     Series E              200,000              $4.5315           Nov. 30, 2004
     Series F              160,000              $4.0625           Nov. 30, 2004
     Series G              109,879              $3.70             Jan. 8, 2005
     Series G                5,783              $3.70             Jan. 8, 2005
     Series J               42,864              $3.70             Jul. 31, 2005

     The total number of shares subject to options at May 31, 2002 is 1,638,500, of which options representing 1,373,000 are currently exercisable. Of those, the total number of shares subject to options held by directors and officers of Nymox is 910,000 of which options representing 720,000 shares are currently exercisable.

     There are no rights, warrants or options presently outstanding under which Nymox could issue additional common shares, with the exception of options enabling certain directors, employees and consultants of Nymox to acquire common shares under Nymox's stock option plan and of warrants entitling the holders to acquire up to 711,860 common shares of Nymox as outlined in the above table.

Related Party Transactions

     In the year ended December 31, 2001, the Company derived $30,000 of research contract revenue from the Foundation for Nutritional Advancement. Michael Sonnenreich, a director of the Company is also a director and officer of the Foundation for Nutritional Advancement.

                              PLAN OF DISTRIBUTION

     Jaspas is offering the common shares for its account as statutory underwriter, and not for the account of Nymox. Nymox will not receive any proceeds from the sale of common shares by Jaspas.

     Jaspas may be offering for sale up to 5,000,000 common shares acquired by it either upon exercise of the warrant for common shares or pursuant to the terms of the stock purchase agreement more fully described under the section above entitled "The Common Stock Purchase Agreement."

     Jaspas has agreed to be named as a statutory underwriter within the meaning ofthe Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus.

     Jaspas has, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of Regulation M under the Exchange Act.

     The common shares may be sold from time to time by Jaspas or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq SmallCap Market, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods.

     The common shares may be sold in one or more of the following manners:

     o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases by a broker or dealer for its account under this prospectus;
          or

     o ordinary brokerage transactions and transactions in which the broker solicits purchases.

     In effecting sales, brokers or dealers engaged by Jaspas may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by Jaspas. Brokers or dealers may receive commissions, discounts or other concessions from Jaspas in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from Jaspas (and, if they act as agent for the purchaser of such common shares, from such purchaser). Broker-dealers may agree with Jaspas to sell a specified number of common shares at a stipulated price per share, and, to the extent such a broker dealer is unable to do so acting as agent for Jaspas, to purchase as principal any unsold common shares at price required to fulfill the broker-dealer commitment to Jaspas. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters in connection with such sales.

     In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Nymox will not receive any of the proceeds from the sale of these common shares, although it has paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and has reimbursed Jaspas $35,000 for its legal, administrative and escrow costs.

     Jaspas is subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids.

     In addition, in connection with the transactions in the common shares, Nymox and Jaspas will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the Rules set forth above, and in so far as Nymox and Jaspas are distribution participants, Regulation M. These restrictions may affect the marketability of the common shares.

     Jaspas will pay all commissions and certain other expenses associated with the sale of the common shares.

     Nymox will use its best efforts to file, during any period in which offers or sales are being made, one or more post effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

     o    the name of any such broker-dealers;

     o    the number of common shares involved;

     o    the price at which the common shares are to be sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

     o that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     o    any other facts material to the transaction.

         The price at which Nymox will issue the common shares to Jaspas under the stock purchase agreement will be 94% of current market price, measured as the average daily price of the common shares as traded on the Nasdaq SmallCap Market, for each day in the pricing period with respect to each draw down request, all as further defined in the stock purchase agreement. Assuming an average daily price of $3.00, assuming Nymox uses the remaining $2.25 million of financing available under the stock purchase agreement, and assuming that Nymox does not issue any more than the shares registered under the registration statement of which this prospectus is a part, underwriting compensation for Jaspas based on the discounted purchase price will be $221,182.

                      LIMITED GRANT OF REGISTRATION RIGHTS

     Nymox granted the registration rights to Jaspas described under the section entitled "The Common Stock Purchase Agreement".

     In connection with any such registration, Nymox will have no obligation:

     o to assist or cooperate with Jaspas in the offering or disposition of such shares;

     o to indemnify or hold harmless the holders of any such shares (other than Jaspas) or any underwriter designated by such holders;

     o to obtain a commitment from an underwriter relative to the sale of any such shares; or

     o    to include such shares within an underwriting offering of Nymox.

     Nymox will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     Nymox will use its best efforts to file, during any period during which it is required to do so under its registration rights agreement with Jaspas, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. See the section above entitled "The Common Stock Purchase Agreement."

                             ADDITIONAL INFORMATION

Capitalization

     The following table sets forth our capitalization as of December 31, 2001. This table should be read in conjunction with the financial statements and related notes, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Long term debt and capital lease obligations                             $0
                                                             ----------------

Shareholder's Equity:
Share Capital:
Common stock, no par value $1.30; 22,297,525
shares issued and outstanding actual.
Shares authorized for issue:  unlimited                         $25,376,557
Warrants                                                            421,638
Accumulated deficit                                            ($23,153,447)
                                                             ----------------

Total shareholder's equity                                       $2,644,748
                                                             ================

Total capitalization                                             $2,644,748
                                                             ================

Dividends

     We have never paid dividends on our Common Stock and our Board does not anticipate paying any cash dividends on our Common Stock for the foreseeable future.

Memorandum and Articles of Association

Bylaws And Articles Of Incorporation

     The company's Articles of Incorporation as amended, which we refer to as our articles of incorporation, are on file with the Corporations Directorate of Industry Canada under Corporation Number 315235-9. Our articles of incorporation do not include a stated purpose and do not place any restrictions on the business that the company may carry on.

Directors

     A director of our company need not be a shareholder. In accordance with our bylaws and the Canada Business Corporations Act, at least 25% of our directors must be residents of Canada. In order to serve as a director, a person must be a natural person at least 18 years of age, of sound mind and not bankrupt. Neither our articles of incorporation or by-laws, nor the Canada Business Corporations Act, impose any mandatory retirement requirements for directors.

     A director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with our company must disclose to the company the nature and extent of his or her interest at the time and in the manner provided by the Canada Business Corporations Act. The Canada Business Corporations Act prohibits such a director from voting on any resolution to approve the contract or transaction unless the contract or transaction:

     o Is an arrangement by way of security for money lent to or obligations undertaken by the director for the benefit of the company or an affiliate;

     o relates primarily to his or her remuneration as a director, officer, employee or agent of the company or an affiliate;

     o is for indemnity or insurance for director's liability as permitted by the Act; or

     o    is with an affiliate.

Our board of directors may, on behalf of the company and without authorization of our shareholders:

     o    borrow money upon the credit of the company;

     o    issue, reissue, sell or pledge debt obligations of the company;

     o give a guarantee on behalf of the company to secure performance of an obligation of any person; and

     o mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the company, owned or subsequently acquired, to secure any obligation of the company.

     The Canada Business Corporations Act prohibits the giving of a guarantee to any shareholder, director, officer or employee of the company or of an affiliated corporation or to an associate of any such person for any purpose or to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the company or its affiliates, where there are reasonable grounds for believing that the company is or, after giving the guarantee, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets in the form of assets pledged or encumbered to secure a guarantee, after giving the guarantee, would be less than the aggregate of the company's liabilities and stated capital of all classes.

     These borrowing powers may be varied by the company's bylaws or its articles of incorporation. However, our bylaws and articles of incorporation do not contain any restrictions on or variations of these borrowing powers.

Common Shares

     Our articles of incorporation authorize the issuance of an unlimited number of common shares. They do not authorize the issuance of any other class of shares.

     The holders of the common shares of our Company are entitled to receive notice of and to attend all meetings of the shareholders of our Company and have one vote for each common share held at all meetings of the shareholders of our Company. Our directors are elected at each annual meeting of shareholders and do not stand for reelection at staggered intervals.

     The holders of common shares are entitled to receive dividends and our company will pay dividends, as and when declared by our board of directors, out of moneys properly applicable to the payment of dividends, in such amount and in such form as our board of directors may from time to time determine, and all dividends which our board of directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

     In the event of the dissolution, liquidation or winding-up of the company, whether voluntary or involuntary, or any other distribution of assets of the company among its shareholders for the purpose of winding up its affairs, the holders of the common shares will be entitled to receive the remaining property and assets of the company.

Action Necessary To Change Rights Of Shareholders

     In order to change the rights of our shareholders, we would need to amend our articles of incorporation to effect the change. Such an amendment would require the approval of holders of two-thirds of the shares cast at a duly called special meeting. For certain amendments such as those creating of a class of preferred shares, a shareholder is entitled to dissent in respect of such a resolution amending our articles and, if the resolution is adopted and the company implements such changes, demand payment of the fair value of its shares.

Meetings Of Shareholders

     An annual meeting of shareholders is held each year for the purpose of considering the financial statements and reports, electing directors, appointing auditors and for the transaction of other business as may be brought before the meeting. The board of directors has the power to call a special meeting of shareholders at any time.

     Notice of the time and place of each meeting of shareholders must be given not less than 21 days, nor more than 50 days, before the date of each meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, must state the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment on and must state the text of any special resolution or by-law to be submitted to the meeting.

     The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the company and the auditor of the company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations On Right To Own Securities

     Neither Canadian law nor our articles or by-laws limit the right of a nonresident to hold or vote our shares, other than as provided in the Investment Canada Act (the "Investment Act"), as amended by the World Trade Organization Agreement Implementation Act. The Investment Act generally prohibits implementation of a direct reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a "Canadian," as defined in the Investment Act (a "non-Canadian"), unless, after review, the minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. An investment in our shares by a non-Canadian (other than a "WTO Investor," as defined below) would be reviewable under the Investment Act if it were an investment to acquire direct control of our company, and the value of the assets of our company were CDN$5.0 million or more (provided that immediately prior to the implementation of the investment our company was not controlled by WTO Investors). An investment in our shares by a WTO Investor (or by a non-Canadian other than a WTO Investor if, immediately prior to the implementation of the investment our company was controlled by WTO Investors) would be reviewable under the Investment Act if it were an investment to acquire direct control of our company (in 2001) and the value of the assets of our company equaled or exceeded CDN$209.0 million. A non-Canadian, whether a WTO Investor or otherwise, would be deemed to acquire control of our company for purposes of the Investment Act if he or she acquired a majority of the our shares. The acquisition of less than a majority, but at least one-third of our shares, would be presumed to be an acquisition of control of our company, unless it could be established that we were not controlled in fact by the acquirer through the ownership of our shares. In general, an individual is a WTO Investor if he or she is a "national" of a country (other than Canada) that is a member of the World Trade Organization ("WTO Member") or has a right of permanent residence in a WTO Member. A corporation or other entity will be a "WTO Investor" if it is a

"WTO investor-controlled entity," pursuant to detailed rules set out in the Investment Act. The United States is a WTO Member. Certain transactions involving our shares would be exempt from the Investment Act, including:

     (a) an acquisition of our shares if the acquisition were made in the ordinary course of that person's business as a trader or dealer in securities;

     (b) an acquisition of control of our company in connection with the of a security interest granted for a loan or other assistance and not for any purpose related to the provisions the Investment Act; and

     (c) an acquisition of control of our company by reason of an amalgamation, consolidation or corporate reorganization, following which the direct or indirect control in fact of our company, through ownership of voting interests, remains unchanged.

Change Of Control

     There are no provisions of our bylaws or articles of incorporation that would have an effect of delaying, deferring or preventing a change in control of the company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the company. Our bylaws do not contain a provision governing the ownership threshold above which shareholder ownership must be disclosed.

Material Contracts

     The following is a summary of our company's material contracts, entered into since January 1, 1999.

     1. The Common Stock Purchase Agreement and Registration Rights Agreement between Nymox Pharmaceutical Corporation and Jaspas Investments Limited November 1, 1999. (incorporated by reference to Exhibit 2.0 to the form F-1 registration statement filed with the Commission on February 29, 2000.) These agreements established a $12 million equity line of credit which, on March 14, 2000, we became entitled to draw down on. The and conditions of the equity line of credit are further described in "Liquidity and Capital Resources" section in Item 5 above and in more in our F-1 Registration Statement filed with the SEC on November 9, and declared effective on December 4, 2001.

     2. The Research and License Agreement between Rhode Island Hospital and Nymox Corporation dated May 20, 1999. Under this agreement, sponsors the research of two principal investigators, Dr. Suzanne de Monte and Dr. Jack Wands, pertaining to the use of neural thread protein diagnostic or therapeutic purposes in return for licensing rights to and patents arising out of this research. The sponsorship was recently extended to March 1, 2005.

     3. The Share Purchase Agreement between Nymox Pharmaceutical Corporation and Judith Fitzpatrick dated January 8, 2000. Under this agreement which on March 2, 2000, we acquired 1,008,250 shares of the common stock Serex, Inc. which represented a majority interest of that company in for the issuance of 187,951 of our shares and warrants (Series G) to 115,662 of our shares at a strike price of $3.70.

     4. The Employment Agreement between Nymox Pharmaceutical Corporation and Dr. Fitzpatrick dated January 8, 2000.

     5. The Common Stock and Warrants Purchase Agreement dated March 6, 2000 between Nymox Pharmaceutical Corporation and Amro International, S.A. ("Amro"). Under this Agreement, Amro purchased 666,667 shares of Nymox and a warrant to purchase up to 66,667 shares of Nymox at a strike price of 9.375 for $4 million. The Agreement provided Amro with two opportunities to reprice a portion of the 666,667 shares it initially purchased. Pursuant these two repricing obligations, Nymox issued Amro a further 154,970 common shares.

Exchange Controls

       Canada has no system of exchange controls. There are no exchange restrictions on borrowing from foreign countries or on the remittance of dividends, interest, royalties and similar payments, management fees, loan repayments, settlement of trade debts or the repatriation of capital.

       There are no limitations on the rights of non-Canadians to exercise voting rights on their shares of Nymox.

                                    TAXATION

U.S. Federal Income Tax Considerations for U.S. Persons

       This section contains a summary of certain U.S. federal income tax considerations for U.S. Persons (as defined below) who hold common shares of Nymox. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could have adverse consequences to Nymox and its shareholders. This summary is necessarily general and does not attempt to summarize all aspects of the federal tax laws (and does not attempt to summarize any state or local laws) that may affect an investor's acquisition of an interest in Nymox. No ruling from the IRS will be requested and no assurance can be given that the IRS will agree with the tax consequences described in this summary.

       For purposes of this discussion, the term "U.S. Person" means (a) an individual who is a citizen of the United States or who is resident in the United States for United States federal income tax purposes, (b) a corporation or a partnership that is organized under the laws of the United States or any state thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust (i) that is subject to the supervision of a court within the United States and is subject to the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. The term "U.S. Holder" means a shareholder of Nymox who is a U.S. Person. The term "foreign corporation" means an entity that is classified as a corporation for U.S. federal income tax purposes and that is not organized under the laws of the United States or any state thereof.

       This summary does not discuss all United States federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to certain holders that may be subject to special treatment under United States federal income tax law (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who hold shares as part of a straddle, hedging, constructive sale, or conversion transaction, U.S. Holders whose functional currency is not the U.S. dollar, and U.S. Holders who acquired shares through exercise of employee stock options or otherwise as compensation for services). Furthermore, this summary does not address any aspects of state or local taxation.

       The tax consequences of an investment in Nymox are complex and based on tax provisions that are subject to change. Prospective investors are urged to consult with, and must depend upon, their own tax advisors with specific reference to their own tax situations as to the income and other tax consequences of an investment in Nymox.

       Dividends and gains on sale. Except as described below with respect to the "passive foreign investment company" rules, distributions by Nymox to a U.S. Holder will be treated as ordinary dividend income to the extent of Nymox's current and accumulated earnings and profits. Such dividends will not be eligible for the dividend-received deduction generally allowed under the Code to dividend recipients that are U.S. corporations. The amount of any distribution in excess of Nymox's current and accumulated earnings and profits will first be applied to reduce the U.S. Holder's tax basis in its Nymox common shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the common shares. Except as described below with respect to the "passive foreign investment company" rules, any gain recognized by a U.S. Holder on a sale or exchange of Nymox common shares (or on a distribution treated as a sale or exchange) generally will be treated as capital gain. Capital gains of corporations are taxable at the same rate as ordinary income. With respect to non-corporate taxpayers, the excess of net long-term capital gain over net short term capital loss may be taxed at a substantially lower rate than is ordinary income. A capital gain or loss is long-term if the asset has been held for more than one year and short-term if held for one year or less. In addition, the distinction between capital gain or loss and ordinary income or loss is relevant for purposes of limitations on the deductibility of capital losses.

       A U.S. Holder generally may claim a credit against its U.S. federal income tax liability for Canadian income tax withheld from dividends received on Nymox common shares. The amount of this credit is subject to several limitations under the Code.

       Controlled foreign corporation rules. A foreign corporation generally is classified as a "controlled foreign corporation" (a "CFC") if more than 50% of the corporation's shares (by vote or value) are owned, directly or indirectly, by "10% U.S. Shareholders". For this purpose, a "10% U.S. Shareholder" is a U.S. Person that owns, directly or indirectly, shares possessing 10% or more of the voting power in the foreign corporation. Nymox believes that it is not a CFC at the present time. If Nymox were a CFC, each 10% U.S. Shareholder that owns, directly or indirectly through foreign entities, an interest in Nymox generally would be required to include in its gross income for U.S. federal income tax purposes a pro-rata share of any "Subpart F" income earned by Nymox, whether or not such income is distributed by Nymox. Subpart F income generally includes interest, dividends, royalties, and gain on the sale of stock or securities.

       Foreign personal holding company rules. In general, a foreign corporation is a "foreign personal holding company" (a "FPHC") during a taxable year if (i) at any time during the taxable year, more than 50% of the shares (by vote or value) of the corporation are owned, directly or indirectly, by five or fewer individuals who are U.S. Persons, and (ii) at least 50% of the gross income of the corporation for the taxable year consists of "foreign personal holding company income" (such as dividends, interest, royalties, and gains on the sale of stock or securities).

       Nymox believes that it is not a FPHC at the present time. If Nymox were a FPHC, each U.S. Person that owns, directly or indirectly through foreign entities, an interest in Nymox generally would be required to recognize, as a dividend, the U.S. Person's share of the undistributed annual income of Nymox.

       Passive foreign investment company rules. In general, a foreign corporation is a "passive foreign investment company" (a "PFIC") during a taxable year if 75% or more of its gross income for the taxable year constitutes "passive income" or if 50% or more of its assets (by average fair market value) held during the taxable year produce, or are held for the production of, passive income. In general, any U.S. Person that owns, directly or indirectly, an interest in a foreign corporation will be subject to an interest charge (in addition to regular U.S. federal income tax) upon the disposition by the U.S. Person of, or receipt by the U.S. Person of "excess distributions" with respect to, any shares of the foreign corporation if: (i) the foreign corporation is a PFIC during the taxable year in which such income is realized by the U.S. Person; or (ii) the foreign corporation was a PFIC during any prior taxable year that is included in whole or in part in the U.S. Person's "holding period" (within the meaning of Section 1223 of the Code) with respect to its interest in the shares of the foreign corporation. Furthermore, the U.S. Person's share of such gain or "excess distribution" will be taxable as ordinary income. There exist several other adverse tax consequences that may apply to any U.S. Person that owns, directly or indirectly, an interest in a PFIC.

       A U.S. Person that owns, directly or indirectly, an interest in a PFIC can elect to treat such PFIC as a "qualified electing fund" (a "QEF") with respect to the U.S. Person. In general, the effect of a QEF election with respect to a PFIC is that, beginning with the first taxable year to which the election applies and in all succeeding taxable years during which the foreign corporation is a PFIC, the U.S. Person is required to include in its income its share of the ordinary earnings and net capital gains of the PFIC. The U.S. Person is not taxable with respect to any distribution by the PFIC from earnings that have been included previously in the

U.S. Person's income under the QEF provisions. If the QEF election is made with respect to the first taxable year in which a U.S. Person owns, directly or indirectly, an interest in the particular PFIC, the adverse tax consequences described in the immediately preceding paragraph (including the interest charge and the treatment of gains as ordinary income) would not apply to the U.S. Person's interest in that PFIC. In order to make a QEF election, a U.S. Person is required to provide to the IRS certain information furnished by the PFIC.

       Nymox believes that it has not been a PFIC during any taxable year ending on or before December 31, 2001. It is not possible to express an opinion as to whether or not Nymox is or will be a PFIC during its current taxable year or future taxable years. Nymox intends to notify its U.S. Holders within 45 days after the end of the taxable year for which Nymox believes it might be a PFIC. Nymox has further undertaken (i) to provide its U.S. Holders with timely and accurate information as to its status as a PFIC and the manner in which the QEF election can be made and (ii) to comply with all record-keeping, reporting and other requirements so that the U.S. Holders, at their option, may make a QEF election.

       Each U.S. Person who owns, directly or indirectly, common shares of Nymox is urged to consult its own tax advisor with respect to the advantages and disadvantages of making a QEF election with respect to Nymox.

       Backup withholding. Information reporting to the IRS may be required with respect to payments of dividends on the Nymox common shares to U.S. Holders, and with respect to proceeds received by U.S. Holders on the sale of Nymox common shares. A U.S. Holder may be subject to backup withholding at a 30% rate with respect to dividends received with respect to Nymox common shares, or proceeds received on the sale of Nymox common shares through a broker, unless the U.S. Holder (i) demonstrates that it qualifies for an applicable exemption (such as the exemption for holders that are corporations), or (ii) provides a taxpayer identification number and complies with certain other requirements. Any amount withheld from payment to a U.S. Holder under the backup withholding rules generally will be allowed as credit against the U.S. Holder's U.S. federal income tax liability, if any, and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Canadian Federal Income Taxation

       The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations generally applicable to shareholders who receive a dividend from Nymox and who, at all relevant times, for purposes of the Income Tax Act (Canada) the ("Tax Act"), hold and will hold Nymox common shares as capital property and deal with Nymox at arm's length.

       Nymox's common shares will generally constitute capital property to a holder unless the holder holds such shares in the course of carrying on a business or the holder has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade. This summary is based on the current provisions of the Tax Act, the regulations under that act, counsel's understanding of current administrative and assessing policies of the Canada Customs and Revenue Agency and all specific proposals to amend the Tax Act publicly announced or released by or on behalf of the Minister of Finance (Canada) before the date of this prospectus ("Tax Proposals").

       The Tax Act contains certain provisions relating to securities held by certain financial institutions (the "Mark-to-Market Rules"). This summary does not take into account these Mark-to-Market Rules or any amendments to them contained in the Tax Proposals and taxpayers that are "financial institutions" for purposes of those rules should consult their own tax advisors.

       This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, nor does it take into account tax legislation of any province, territory or foreign jurisdiction. This summary is of a general nature only and is not intended to be, nor should it be construed as, legal or tax advice to any particular holder of Nymox common shares. Canadian Residents

       The following summary is relevant to a holder of Nymox common shares who, for purposes of the Tax Act and any applicable tax treaty or convention, is resident in Canada at all relevant times.

Tax Treatment of Capital Gains and Capital Losses for Canadian Residents

       On a disposition or deemed disposition of a Nymox common share, the holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for the Nymox common share exceed (or are less than) the aggregate of any costs of disposition and the adjusted cost base to the holder of the Nymox common share immediately before the disposition.

       Pursuant to the Tax Proposals and subject to certain transitional rules which apply in certain circumstances, a holder of Nymox common shares will be required to include in income one-half of the amount of any capital gain (a "Taxable capital gain") and may deduct one-half of the amount of any capital loss (an "Allowable capital loss") against Taxable capital gains realized by the holder in the year of the disposition. Allowable capital losses in excess of Taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act and the Tax Proposals.

       A Canadian-controlled private corporation will also be subject to a refundable tax of 6 2/3% on certain investment income, including taxable capital gains realized on the disposition of Nymox common shares, that will be refunded when the corporation pays taxable dividends (at a rate of $1.00 for every $3.00 of taxable dividend paid).

       A capital loss realized by a holder of Nymox common shares that is a corporation, a partnership of which a corporation is a member or a trust of which a corporation is a beneficiary may be reduced by the amount of dividends received in certain circumstances. Capital gains realized by an individual may give rise to a liability for alternative minimum tax.

Tax Treatment of Dividends Received by Canadian Residents

       In the case of a holder of Nymox common shares who is an individual, any dividends received on the common shares will be included in computing his income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by taxable Canadian corporations. A holder that is a corporation may be liable to pay refundable tax under Part IV of the Tax Act. However, a public corporation which is not controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) will not be liable to pay refundable tax under Part IV of the Tax Act.

       In the case of a holder of Nymox common shares that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition of a Nymox common share may be reduced by the amount of dividends previously received or deemed to have been received thereon. Any such restriction will not occur where the corporate holder owned the Nymox common share for 365 days or longer and such holder (together with any persons with whom it did not deal at arm's length) did not own more than 5% of the shares of any class or series of Nymox at the time the relevant dividends were received or deemed to have been received. Analogous rules apply where a corporation is a member of a partnership or a beneficiary of a trust, which owns Nymox common shares.

Shareholders Who Are Not Residents Of Canada

     The following summary is relevant to a holder of Nymox common shares, who, at all relevant times, for purposes of the Tax Act and any applicable tax treaty or convention, is a non-resident or is deemed to be a non-resident of Canada and does not use and is not deemed to use or hold Nymox common shares in the course of carrying on a business in Canada. Special rules, which are not discussed below, may apply to a non-resident that is an insurer which carries on business in Canada and elsewhere.

Dividends Paid To Non-Residents of Canada

       Under the Tax Act, dividends paid or credited to a non-resident are subject to withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced or eliminated pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the non-resident. For example, for persons who are resident in the United States for purposes of the Canada-United States Income Tax Convention, (the "Convention") the rate of withholding tax on dividends is reduced to 15% generally and 5% when the United States resident is a company that beneficially owns at least 10% of the voting stock of the company paying the dividends.

       Under the Convention, dividends paid to certain religious, scientific, charitable and other similar tax-exempt organizations and certain organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian non-resident withholding tax. Provided that certain administrative procedures designed to establish with the Canadian tax authorities the right of such entities to benefit from this withholding tax exemption are complied with by the tax-exempt entities prior to the Distribution, Nymox would not be required to withhold such tax on such payment. Alternatively, the above-described tax-exempt entities may claim a refund of Canadian withholding tax otherwise withheld by Nymox on the distribution of dividends.

Tax Treatment of Capital Gains of Non-Residents of Canada

       On a disposition or deemed disposition of a Nymox common share, a non-resident holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for the Nymox common share exceed (or are less than) the aggregate of any costs of disposition and the adjusted cost base to the non-resident holder of the Nymox common share immediately before the disposition.

       A non-resident of Canada is liable for Canadian income tax on a capital gain realized on the disposition of property only where that property constitutes "taxable Canadian property". Pursuant to the Tax Proposals and subject to certain transitional rules which apply in certain circumstances, one-half of any capital gain from the disposition of taxable Canadian property is subject to Canadian tax.

       Under the Tax Act, shares of Nymox will not constitute taxable Canadian property unless, at any time, in the five years immediately preceding the disposition, the non-resident holder, persons with whom the non-resident holder did not deal at arms length, or the non-resident holder together with all such persons owned (or had a right to acquire) 25% or more of the shares of any class of Nymox. Even in circumstances where shares of Nymox are taxable Canadian property to a non-resident holder, the non-resident holder may be entitled to relief from Canadian tax on any capital gain realized on the disposition thereof pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the non-resident. For example, the Convention provides that gains realized by a resident of the United States on the disposition or deemed disposition of shares of a company will generally not be subject to tax under the Tax Act, provided that the value of the shares is not derived principally from real property situated in Canada. Nymox believes that the value of its shares is not currently derived principally from real property situated in Canada and it does not expect this to change in the foreseeable future.

       Provided that the Nymox common shares remain listed on a prescribed stock exchange, which includes the Nasdaq SmallCap Market System, a non-resident holder who disposes of Nymox common shares will not be required to comply with the Canadian notification procedures generally applicable to dispositions of taxable Canadian property.

                              CERTAIN LEGAL MATTERS

       The validity of the common shares offered hereby will be passed upon for Nymox by Jack Gemmell, General Counsel of Nymox.


                                     EXPERTS

       The financial statements of Nymox as at December 31, 2001, 2000 and 1999, for each of the years in the three year period ended December 31, 2001, included in this prospectus and in the registration statement have been audited by KPMG LLP, independent auditors, and are included in this prospectus and in this registration statement in reliance upon such report, and upon the authority of KPMG LLP as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT NYMOX

       Nymox files periodic reports and other information with the SEC. You may read and copy any document that Nymox files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

       Nymox's common shares are listed on the Nasdaq SmallCap Market. You can consult reports and other information about Nymox that it filed pursuant to the rules of the Nasdaq Stock Market.

       The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Section 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

     o Our Annual Report on Form 20-F for the fiscal year ended December 31, 2001; and

     o Our reports on Form 6-K furnished to the SEC since the end of the fiscal year covered by the Annual Report on Form 20-F referred to above.

     o All subsequent annual reports filed by Nymox on Form 20-F, all subsequent filings by Nymox on Form 6-K (but only to the extent that Nymox identifies in Form 6-K that it is being incorporated by reference into this prospectus), and all subsequent filings made under Sections 12, 13, 14 of 15(d) of the Securities Exchange Act dated after the date of this prospectus and before the termination of the offering are deemed incorporated by reference into, and to be a part of, this prospectus from the date such documents are filed.

     o All other reports filed by Nymox under Sections 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to above.

       Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

       You may request a copy of these filings, at no cost, by writing or telephoning Nymox at the following address:

                  Nymox Pharmaceutical Corporation
                  9900 Cavendish Blvd., Suite 306
                  St. Laurent, QC, Canada  H4M 2V2
                  (514) 332-3222

       You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND
                 AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

       Many of Nymox's directors, officers and certain experts named in this prospectus are residents of Canada. Consequently, it may be difficult for United States investors to effect service within the United States upon Nymox's directors, officers or certain experts named in this prospectus, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. A judgment of a court of the United States predicated solely upon such civil liabilities would probably be enforceable in Canada by the Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or Nymox predicated solely upon such civil liabilities.

       The authorized agent to receive service of process in the United States is C.T. Corporation System, 111 Eighth Ave., 13th Floor, New York, NY, 10011, telephone (212) 590-9200.

                              FINANCIAL INFORMATION


kpmg






         Consolidated Financial Statements of


         NYMOX PHARMACEUTICAL
         CORPORATION


         Years ended December 31, 2001, 2000 and 1999

AUDITORS' REPORT TO THE SHAREHOLDERS



We have audited the consolidated balance sheets of Nymox Pharmaceutical Corporation as at December 31, 2001 and 2000 and the consolidated statements of operations, deficit and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

With respect to the consolidated financial statements for the years ended December 31, 2001 and 2000, we conducted our audits in accordance with United States generally accepted auditing standards and Canadian generally accepted auditing standards. With respect to the consolidated financial statements for the year ended December 31, 1999, we conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years ended December 31, 2001, 2000 and 1999 in accordance with Canadian generally accepted accounting principles.



Chartered Accountants



Montreal, Canada

February 22, 2002 (except as to note 13, which is as of March 18, 2002)

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Financial Statements

Years ended December 31, 2001, 2000 and 1999




Financial Statements

     Consolidated Balance Sheets...........................................  69

     Consolidated Statements of Operations.................................  70

     Consolidated Statements of Deficit....................................  71

     Consolidated Statements of Cash Flows.................................  72

     Notes to Consolidated Financial Statements............................  73

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Balance Sheets

December 31, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------
                                                         2001             2000
--------------------------------------------------------------------------------

Assets

Current assets:
     Cash                                       $     488,987    $     565,711
     Accounts and other receivables                   122,459          101,517
     Research tax credits receivable                   30,509           10,457
     Inventory                                         17,567            4,325
     Prepaid expenses and deposits                     55,000           67,500
--------------------------------------------------------------------------------
                                                      714,522          749,510

Capital assets (note 3):
     Property and equipment                           217,083          268,679
     Patents and intellectual property              3,154,441        3,144,015
--------------------------------------------------------------------------------
                                                    3,371,524        3,412,694

Deferred share issuance costs (note 6 (c))            106,195          222,512

--------------------------------------------------------------------------------
                                                $   4,192,241    $   4,384,716
--------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities   $     295,393    $     323,774
     Notes payable (note 5)                           396,775               -
     Deferred revenue                                  55,325               -
--------------------------------------------------------------------------------
                                                      747,493          323,774

Non-controlling interest (note 4)                     800,000          800,000

Shareholders' equity:
     Share capital and other (note 6)              25,798,195       23,243,941
     Deficit                                      (23,153,447)     (19,982,999)
--------------------------------------------------------------------------------
                                                    2,644,748        3,260,942

Commitments and contingency (note 7)
Subsequent events (note 13)

--------------------------------------------------------------------------------
                                                $   4,192,241    $   4,384,716
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

On behalf of the Board:

_______________________  Director

_______________________  Director

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Operations

Years ended December 31, 2001, 2000 and 1999
(in US dollars)
-------------------------------------------------------------------------------------------------------------------
                                                                2001                 2000                 1999
-------------------------------------------------------------------------------------------------------------------

Revenues:
     Sales                                           $       235,288        $     157,688        $     153,252
     License fees                                             97,403                   -                    -
     Research contracts                                       30,000                   -                    -
     Interest                                                 17,918               68,179               36,951
-------------------------------------------------------------------------------------------------------------------
                                                             380,609              225,867              190,203

Expenses:
     Research and development                              1,499,654            2,084,232            1,137,122
     Less research tax credits                               (20,052)             (10,457)              (4,181)
-------------------------------------------------------------------------------------------------------------------
                                                           1,479,602            2,073,775            1,132,941
     General and administrative                            1,087,326            1,335,500            1,229,894
     Marketing                                               343,244              363,142              942,205
     Cost of sales                                           131,904               87,450              103,340
     Depreciation and amortization                           381,582              375,810              136,947
     Interest and bank charges                                 6,455               14,169                5,856
-------------------------------------------------------------------------------------------------------------------
                                                           3,430,113            4,249,846            3,551,183
     Gain on disposal of capital assets                           -                    -               (46,684)
-------------------------------------------------------------------------------------------------------------------
                                                           3,430,113            4,249,846            3,504,499

-------------------------------------------------------------------------------------------------------------------
Net loss                                             $    (3,049,504)       $  (4,023,979)       $  (3,314,296)
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per share                     $         (0.14)       $       (0.19)       $       (0.17)
-------------------------------------------------------------------------------------------------------------------

Weighted average number of common shares:
     Basic                                                21,873,966           20,890,735           19,886,430
     Effect of dilutive options and warrants                 121,728              239,551              244,930

-------------------------------------------------------------------------------------------------------------------
     Diluted                                              21,995,694           21,130,286           20,131,360
-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Deficit

Years ended December 31, 2001, 2000 and 1999
(in US dollars)
-------------------------------------------------------------------------------------------------------
                                                    2001                 2000                 1999
-------------------------------------------------------------------------------------------------------
Deficit, beginning of year               $   (19,982,999)     $   (15,605,816)     $   (12,256,479)

Net loss                                      (3,049,504)          (4,023,979)          (3,314,296)

Share issue costs                               (120,944)            (353,204)             (35,041)

-------------------------------------------------------------------------------------------------------
Deficit, end of year                     $   (23,153,447)     $   (19,982,999)     $   (15,605,816)
-------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Cash Flows

Years ended December 31, 2001, 2000 and 1999
(in US dollars)
-------------------------------------------------------------------------------------------------------------------
                                                                2001                 2000                 1999
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net loss                                          $  (3,049,504)       $  (4,023,979)       $  (3,314,296)
     Adjustments for:
         Depreciation and amortization                       381,582              375,810              136,947
         Loss (gain) on disposal of capital assets               250                   -               (46,684)
         Foreign exchange                                         -                    -               (13,453)
         Write-off of note receivable                             -               108,280                   -
         Write-down of deferred share issuance costs          87,263                   -                    -
     Changes in operating assets and liabilities:
         Accounts and other receivables                      (20,942)              16,730               36,316
         Interest receivable                                      -                    -                31,928
         Receivable from a financial institution                  -                    -               441,696
         Research tax credits receivable                     (20,052)              (7,277)                 824
         Inventory                                           (13,242)              (4,325)                  -
         Prepaid expenses and deposits                        12,500               56,000             (102,945)
         Accounts payable and accrued liabilities            (28,381)            (380,511)             188,872
         Deferred revenue                                     55,325                   -                    -
-------------------------------------------------------------------------------------------------------------------
                                                          (2,595,201)          (3,859,272)          (2,640,795)

Cash flows from financing activities:
     Proceeds from issuance of share capital               2,554,254            5,010,981              969,253
     Proceeds from notes payable                             396,775              201,993              346,428
     Repayment of notes payable                                   -              (548,421)                  -
     Share issue costs                                       (91,890)            (380,365)            (230,392)
-------------------------------------------------------------------------------------------------------------------
                                                           2,859,139            4,284,188            1,085,289

Cash flows from investing activities:
     Additions to capital assets                            (340,662)            (381,568)            (164,783)
     Proceeds from disposal of capital assets                     -                    -               185,896
     Proceeds from collection of
       notes receivable                                           -                73,000                   -
     Net proceeds on maturity of short-term
       investments                                                -                    -             1,464,635
-------------------------------------------------------------------------------------------------------------------
                                                            (340,662)            (308,568)           1,485,748

Effect of foreign exchange rate changes on cash                   -                    -                24,215

-------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash                              (76,724)             116,348              (45,543)

Cash, beginning of year                                      565,711              449,363              494,906

-------------------------------------------------------------------------------------------------------------------
Cash, end of year                                      $     488,987        $     565,711        $     449,363
-------------------------------------------------------------------------------------------------------------------

Supplemental disclosure to statements of cash flows:
     (a) Interest paid                                 $       6,455        $      14,169        $       5,856
     (b) Non-cash transactions:
              Acquisition of Serex Inc. by issuance
                of common shares and other securities              -            1,319,997                   -
              Amortization of deferred share
                issue costs charged to deficit                 29,054              20,220                   -

-------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

1.   Business activities:

     Nymox Pharmaceutical Corporation (the "Corporation"), incorporated under the Canada Business Corporations Act, including its subsidiaries, Nymox Corporation, a Delaware Corporation, and Serex Inc. of New Jersey, is a biopharmaceutical corporation which specializes in the research and development of products for the diagnosis and treatment of Alzheimer's disease. The Corporation is currently marketing AlzheimAlertTM, a urinary test that aids physicians in the diagnosis of Alzheimer's disease. The Corporation also markets NicAlertTM and NicoMeterTM, tests that use urine or saliva to detect use of tobacco products. The Corporation is also developing therapeutics for the treatment of Alzheimer's disease, new treatments for benign prostate hyperplasia, and new anti-bacterial agents for the treatment of urinary tract and other bacterial infections in humans, including a treatment for E-coli 0157:H7 bacterial contamination in meat and other food and drink products.

     Since 1989, the Corporation's activities and resources have been primarily focused on developing certain pharmaceutical technologies. The Corporation is subject to a number of risks, including the successful development and marketing of its technologies. In order to achieve its business plan and the realization of its assets and liabilities in the normal course of operations, the Corporation anticipates the need to raise additional capital and/or achieve sales and other revenue generating activities. Management believes that funds from operations as well as existing financing facilities will be sufficient to meet the Corporation's requirements for the next year.

     The Corporation is listed on the NASDAQ Stock Market.


2.   Significant accounting policies:

     (a) Consolidation and change in measurement currency:

         The consolidated financial statements of the Corporation have been prepared under Canadian generally accepted accounting principles ("GAAP") and include the accounts of its US subsidiaries, Nymox Corporation and Serex Inc. Intercompany balances and transactions have been eliminated on consolidation.

         Consolidated financial statements prepared under US GAAP would differ in some respects from those prepared in Canada. A reconciliation of earnings and shareholders' equity reported in accordance with Canadian GAAP and with US GAAP is presented in note 10.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (a) Consolidation and change in measurement currency (continued):

         Effective January 1, 2000, the Corporation adopted the United States dollar as its measurement currency as a result of the significance of business activities conducted in the United States and the increasing proportion of operating, financing and investing transactions in the Canadian operations that are denominated in U.S. dollars. In accordance with Canadian GAAP, the consolidated financial statements for the figures as at and for the year ended December 31, 1999 have been presented in US dollars using the convenience translation method whereby all Canadian dollar amounts were converted into US dollars at the closing exchange rate at December 31, 1999, which was $1.4433 Canadian dollar per US dollar.

     (b) Inventory:

         Inventory consists of finished goods and is carried at the lower of cost and net realizable value. The cost of finished goods is determined using the full cost accounting method.

     (c) Capital assets:

         Capital assets are recorded at cost. Depreciation and amortization are provided using the following method and annual rates:

         -----------------------------------------------------------------------
         Asset                                        Method            Rate
         -----------------------------------------------------------------------

         Laboratory equipment                  Straight-line             20%
         Computer equipment                    Straight-line             20%
         Office equipment and fixtures         Straight-line             20%
         Intellectual property rights          Straight-line             10%

         -----------------------------------------------------------------------

         Direct costs incurred in connection with securing the patents are capitalized. Patents are being amortized using the straight-line method over their economic useful lives or their legal terms of existence ranging from 17 to 20 years commencing in the year of commercial production of the developed products.

         Management reviews the unamortized balance of intellectual property rights and patents on an annual basis and recognizes any impairment in carrying value when it is identified. An impairment loss would be recognized when estimates of non-discounted future cash flows expected to result from the use of an asset and its eventual disposition are less than the carrying amount. No impairment losses were identified by the Corporation for the years ended December 31, 2001, 2000 and 1999.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (d) Revenue recognition:

         The Corporation applies guidance from SAB 101 (Staff Accounting Bulletin 101) issued by the Securities and Exchange Commission in the recognition of revenue.

         Revenue from product sales is recognized when the product or service has been delivered or obligations as defined in the agreement are performed. Revenue from research contracts is recognized at the time research activities are performed under the agreement. Revenue from license fees, royalties and milestone payments is recognized upon the fulfillment of all obligations under the terms of the related agreement. These agreements may include upfront payments to be received by the Corporation. Upfront payments are recognized as revenue on a systematic basis over the period that the related services or obligations as defined in the agreement are performed. Interest is recognized on an accrual basis.

         Deferred revenue as at December 31, 2001 represents amounts billed to and received from customers in advance of revenue recognition.

     (e) Research and development expenditures:

         Research expenditures, net of research tax credits, are expensed as incurred. Development expenditures, net of tax credits, are expensed as incurred, except if they meet the criteria for deferral in accordance with generally accepted accounting principles.

     (f) Foreign exchange:

         The Corporation's measurement currency is the United States dollar. Monetary assets and liabilities of the Canadian and foreign operations denominated in currencies other than the United States dollar are translated at the rates of exchange prevailing at the balance sheet dates. Other assets and liabilities denominated in currencies other than the United States dollar are translated at the exchange rates prevailing when the assets were acquired or the liabilities incurred. Revenues and expenses denominated in currencies other than the United States dollar are translated at the average exchange rate prevailing during the year, except for depreciation and amortization which are translated at the same rates as those used in the translation of the corresponding assets. Foreign exchange gains and losses resulting from the translation are included in the determination of net earnings.

     (g) Stock-based compensation plan:

         No compensation expense is recognized under the Corporation's stock-based compensation plan when stock options are issued to employees or non-employees. Any consideration paid on exercise of stock options is credited to share capital.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (h) Income taxes:

         The Corporation accounts for income taxes with the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the currently enacted, or substantively enacted, tax rates and laws expected to apply when these differences reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized. Income tax expense or benefit is the sum of the Company's provision for current income taxes and the difference between the opening and ending balances of the future income tax assets and liabilities.

     (i) Earnings per share:

         Basic earnings per share are determined using the weighted average number of common shares outstanding during the period.

         In 2001, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to the calculation of diluted earnings per share. These new recommendations substantially eliminate the differences between Canadian and U.S. generally accepted accounting principles in this area. The standard requires that the treasury stock method be used for calculating diluted earnings per share. Diluted earnings per share are computed in a manner consistent with basic earnings per share except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding options and warrants were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the reporting period.

         Previously, fully diluted earnings per share were calculated on the assumption that common stock options and warrants which were dilutive are exercised at the beginning of the year or the date granted, if later, and the funds derived therefrom are invested at the Company's annual after tax cost of short-term financing. Under this method, the net earnings available to shareholders would be adjusted for this imputed interest.

         The adoption of the new standard did not affect previously reported earnings per share.

     (j) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

3.   Capital assets:

-------------------------------------------------------------------------------------------------------------------
                                                                                                          2001
-------------------------------------------------------------------------------------------------------------------

                                                                              Accumulated
                                                                             depreciation             Net book
                                                                 Cost    and amortization                value
-------------------------------------------------------------------------------------------------------------------

     Property and equipment:
         Laboratory equipment                          $     615,656        $     444,049        $     171,607
         Computer equipment                                   73,044               41,497               31,547
         Office equipment and fixtures                        88,949               75,020               13,929
-------------------------------------------------------------------------------------------------------------------
                                                              777,649             560,566              217,083

     Intangible assets:
         Patents                                           1,660,475              269,781            1,390,694
         Intellectual property rights acquired             2,219,564              455,817            1,763,747
-------------------------------------------------------------------------------------------------------------------
                                                            3,880,039             725,598            3,154,441

-------------------------------------------------------------------------------------------------------------------
                                                       $    4,657,688       $   1,286,164        $   3,371,524
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                                          2000
-------------------------------------------------------------------------------------------------------------------

                                                                              Accumulated
                                                                             depreciation             Net book
                                                                 Cost    and amortization                value
-------------------------------------------------------------------------------------------------------------------

     Property and equipment:
         Laboratory equipment                          $     613,219        $     401,389        $     211,830
         Computer equipment                                   73,049               33,611               39,438
         Office equipment and fixtures                        88,949               71,538               17,411
-------------------------------------------------------------------------------------------------------------------
                                                              775,217             506,538              268,679

     Intangible assets:
         Patents                                           1,322,496              162,696            1,159,800
         Intellectual property rights acquired             2,219,564              235,349            1,984,215
-------------------------------------------------------------------------------------------------------------------
                                                            3,542,060             398,045            3,144,015

-------------------------------------------------------------------------------------------------------------------
                                                       $    4,317,277       $     904,583        $   3,412,694
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

4.   Business acquisition:

     In 2000, the Corporation entered into a share purchase agreement to acquire a controlling interest in Serex, Inc. ("Serex"), a privately-held development stage corporation based in New Jersey. When the agreement closed on March 2, 2000, the Corporation acquired 72.3% of the issued and outstanding common stock of Serex in exchange for 187,951 common shares of the Corporation having a value of approximately $657,825, and a warrant to purchase 115,662 of the Corporation's common shares at a price of $3.70 per share exercisable on the following dates: (i) January 8, 2001 - 35,783 shares (ii) January 8, 2002 - 30,000 shares (iii) January 8, 2003 - 30,000 shares, (iv) January 8, 2004 - 19,879 shares. In connection with this acquisition, the Corporation also issued 40,000 options to the selling shareholder to purchase the Corporation's shares. The options are exercisable at a price of $3.70/share over a four-year period.

     On August 1, 2000, the Corporation acquired an additional 293,138 shares of Serex for a consideration consisting of 54,646 common shares of the Corporation having a value of $191,261 and warrants to purchase 33,627 of the Corporation's common shares at a price of $3.70 per share. On October 25, 2000, the Corporation acquired an additional 75,520 shares of Serex for a consideration of 14,078 common shares of the Corporation having a value of $49,273 and warrants to purchase 8,663 of the Corporation's common shares at a price of $3.70 per share. After the above transactions, the Corporation had approximately 98% of the outstanding shares of Serex.

     The acquisition has been accounted for using the purchase method and, accordingly, these consolidated financial statements include the results of operations of Serex since the date of acquisition. Details of the acquisition are as follows:

-------------------------------------------------------------------------------

     Assets acquired:
         Current assets                                      $      98,746
         Capital assets                                             19,056
         Current liabilities                                      (217,369)
         Non-controlling interest (i)                             (800,000)
-------------------------------------------------------------------------------
                                                                  (899,567)

     Patents, technological platform and
       know-how acquired ("Intellectual
       property rights")                                         2,219,564

-------------------------------------------------------------------------------
     Value of assets acquired                                $   1,319,997
-------------------------------------------------------------------------------

     Consideration:
         Common shares                                       $     898,359
         Warrants and options (ii)                                 421,638

-------------------------------------------------------------------------------
                                                             $   1,319,997
-------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

4.   Business acquisition (continued):

     (i) Non-controlling interest includes redeemable, convertible preferred shares of Serex held by third parties in the amount of $800,000. Up to 50% of preferred shares are redeemable at any time at the option of the preferred shareholders for their issue price. The preferred shares are convertible into common shares of Serex at a price of $3.946 per share.

     (ii)The Corporation determined that the warrants and options issued in connection with the acquisition of Serex had a value of $421,638, which was determined using the methodology described in note 10 (d) (2).


5.   Notes payable:

-------------------------------------------------------------------------------------------------------------------
                                                                                     2001                 2000
-------------------------------------------------------------------------------------------------------------------

     Note payable, bearing interest at the prime rate
       plus 2%, due May 2002                                                $      96,775        $          -
     Note payable, bearing interest at the prime rate
       plus 2%, due June 2002                                                     300,000                   -

-------------------------------------------------------------------------------------------------------------------
                                                                            $     396,775        $          -
-------------------------------------------------------------------------------------------------------------------


6.   Share capital and other:

-------------------------------------------------------------------------------------------------------------------
                                                                                     2001                 2000
-------------------------------------------------------------------------------------------------------------------

     Authorized:
         An unlimited number of common shares

     Issued and outstanding:
         22,297,525 common shares (2000 - 21,377,621)                      $   25,376,557       $   22,822,303
         Warrants and options (see note 4 (ii))                                   421,638              421,638

-------------------------------------------------------------------------------------------------------------------
                                                                           $   25,798,195       $   23,243,941
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

6.   Share capital and other (continued):

     (a) Changes in the Corporation's outstanding common shares are presented below:

-------------------------------------------------------------------------------------------------------------------
                                                                                  Shares              Dollars
-------------------------------------------------------------------------------------------------------------------

         Issued and outstanding, December 31, 1999                             20,003,804       $   16,912,963

         Issue of common shares for cash under private
           placements and common stock purchase
           agreement (b) (c)                                                    1,112,142            5,000,000

         Issue of common shares in connection
           with Serex acquisition                                                 256,675              898,359

         Issue of common shares pursuant to exercise
           of stock options (e)                                                     5,000               10,981

-------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 2000                                            21,377,621           22,822,303

         Issue of common shares for cash under private
           placements and common stock purchase
           agreement (b) (c)                                                      811,904            2,236,199

         Issue of common shares pursuant to exercise
           of stock options (e)                                                   108,000              318,055

-------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 2001                                            22,297,525       $   25,376,557
-------------------------------------------------------------------------------------------------------------------

     (b) Private placements:

         In 2001, the Corporation completed private placements for 594,100 common shares and received aggregate proceeds of $1,799,490. In 2000, the Corporation completed a private placement for 821,637 common shares for total aggregate proceeds of $4,000,000. The share issue costs related to these private placements have been charged against the deficit.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

6.   Share capital and other (continued):

     (c) Common Stock Purchase Agreement:

         In November 1999, the Corporation and Jaspas Investments Limited ("Jaspas"), a corporation based in the British Virgin Islands, signed a common stock purchase agreement (the "Agreement") that establishes the terms and conditions for the future issuance and purchase of the Corporation's common shares by Jaspas. In general terms, Jaspas is committed to purchase up to $12 million of the Corporation's common shares over a thirty-month period. However, Jaspas may not purchase more than 19.9% of the Corporation's common shares issued and outstanding as of November 12, 1999, the closing date under the Agreement, without obtaining shareholder approval.

         The Agreement establishes what is referred to by the parties as an equity drawdown facility. On a monthly basis, the Corporation may request a drawdown on the facility subject to a formula, based on the average stock price and average trading volume, that sets the maximum amount for any given draw. At the end of a 22-day trading period following the drawdown request, the amount of money that Jaspas will provide to the Corporation and the number of shares that the Corporation will issue is settled based on the formula using the average daily share price for each of the 22 trading days. Jaspas receives a 6% discount on the market price determined for the 22-day trading period, and the Corporation will receive the settled amount less a 3% placement fee payable to the placement agents.

         The Corporation may make up to 24 drawdowns to a maximum of $750,000/drawdown and $12,000,000 in total. There are certain conditions that must be satisfied before Jaspas is obligated to purchase the Corporation's common shares. In 2001, the Corporation issued 217,804 common shares (290,505 in 2000) and raised $436,709 under this facility (2000 - $1,000,000).

         The Corporation has also issued a warrant to Jaspas to purchase 200,000 common shares (see note 6 (d)).

         The gross fees related to this transaction amounted to $242,732. These costs were initially accounted for as deferred share issuance costs to be amortized over the thirty-month drawdown period. Amortization is calculated for each drawdown based on the percentage of the actual drawdown over the total facility. In 2001, the Corporation amortized $29,054 (2000 - $20,220) of deferred share issuance costs to the deficit related to drawdowns in the year. In addition, the Corporation wrote off against earnings deferred share issuance costs in the amount of $87,263 for the portion of the facility that can no longer be utilized by the Corporation. The facility expires in September 2002.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

6.   Share capital and other (continued):

     (d) Warrants:

         The Corporation has issued the following warrants to purchase common shares:

-------------------------------------------------------------------------------------------------------------------
                       Exercise                                           Outstanding at
                      price per                    Exercised                December 31,
         Warrants         share       Issued         to date    Expired             2001                Expiry
-------------------------------------------------------------------------------------------------------------------

         Series E        $ 4.53      200,000  (i)         -          -           200,000     November 30, 2004
         Series F        $ 4.06      160,000 (ii)         -          -           160,000     November 30, 2004
         Series G        $ 3.70      115,662(iii)         -          -           115,662       January 8, 2005
         Series H        $ 9.38       66,667 (iv)         -          -            66,667         March 6, 2004
         Series I        $ 7.81       26,667 (iv)         -          -            26,667         March 6, 2004
         Series J        $ 3.70       42,290(iii)         -          -            42,290         July 31, 2005
         Series K        $ 2.06      100,000 (iv)         -          -           100,000         March 6, 2003

-------------------------------------------------------------------------------------------------------------------

         (i) Warrant issued to Jaspas in connection with the common stock purchase agreement referred to in note 6 (c). The warrant entitles Jaspas to purchase 200,000 common shares at an exercise price of US$4.5315.

         (ii) Warrants issued to placement agents in connection with the common stock purchase agreement. The warrants are exercisable at a price of US$4.0625.

        (iii) Warrants issued in connection with the Serex acquisition (see note 4).

         (iv) Warrants issued in connection with certain private placements (see note 6 (b)).

     (e) Stock options:

         The Corporation has established a stock option plan (the "Plan") for its key employees, its officers and directors, and certain consultants. The Plan is administered by the Board of Directors of the Corporation. The Board may from time to time designate individuals to whom options to purchase common shares of the Corporation may be granted, the number of shares to be optioned to each, and the option price per share. The option price per share cannot involve a discount to the market price at the time the option is granted. The total number of shares to be optioned to any one individual cannot exceed 5% of the total issued and outstanding shares and the maximum number of shares which may be optioned under the Plan cannot exceed 2,500,000 common shares without shareholder approval.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

6.   Share capital and other (continued):

     (e) Stock options (continued):

         Changes in outstanding options were as follows for the last two fiscal periods:

-------------------------------------------------------------------------------------------------------------------
                                                                                              Weighted average
                                                                                   Number       exercise price
-------------------------------------------------------------------------------------------------------------------

         Balance, December 31, 1998                                             1,926,000        $        3.97

         Granted                                                                  351,500                 3.72

         Exercised                                                                (98,900)                2.25

         Expired                                                                  (55,000)                6.63

         Cancelled                                                               (993,100)                2.30

-------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 1999                                             1,130,500                 4.76

         Granted                                                                  549,000                 4.06

         Exercised                                                                 (5,000)                2.20

         Expired                                                                  (10,000)                4.26

         Cancelled                                                                (25,000)                3.12

-------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 2000                                             1,639,500                 4.54

         Granted                                                                  413,500                 3.78

         Exercised                                                               (108,000)                2.95

         Expired                                                                 (265,000)                4.04

         Cancelled                                                                (40,000)                3.70

-------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 2001                                             1,640,000        $        4.51
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

6.   Share capital and other (continued):

     (e) Stock options (continued):

         At December 31, 2001, options outstanding and exercisable were as follows:

-------------------------------------------------------------------------------------------------------------------
           Options outstanding      Options exercisable       Exercise price per share             Expiry date
-------------------------------------------------------------------------------------------------------------------
                 1,500                          1,500                       $     1.93        February 6, 2002
                20,000                         20,000                             6.93      September 12, 2002
                10,000                         10,000                             2.25          April 13, 2004
                 5,000                          5,000                             9.53          April 13, 2004
                 5,000                          5,000                             6.79          April 13, 2004
                40,000                         35,000                             6.93          April 13, 2004
                 5,000                          5,000                             6.24          April 13, 2004
               210,000                        210,000                             2.25        January 17, 2006
                10,000                         10,000                             9.53        January 17, 2006
                10,000                         10,000                             6.79        January 17, 2006
                20,000                         20,000                             6.93        January 17, 2006
               100,000                        100,000                             7.97          April 30, 2006
                10,000                         10,000                            11.60         August 13, 2006
                10,000                         10,000                             6.24         August 13, 2006
                30,000                         30,000                             6.93         August 13, 2006
                 5,000                          5,000                             6.24        October 31, 2007
                40,000                         40,000                             6.93        October 31, 2007
                 9,000                          9,000                             6.41       December 19, 2007
               100,000                        100,000                             4.85        November 9, 2008
                50,000                         50,000                             6.93        January 22, 2009
                 2,000                          2,000                             6.41          March 23, 2009
                67,000                         67,000                             3.12            May 13, 2009
                75,000                         75,000                             3.12            June 1, 2009
               255,000                        255,000                             3.88             May 1, 2010
                50,000                         10,000                             6.93             May 1, 2010
                10,000                         10,000                             4.70           June 15, 2010
                10,000                         10,000                             3.50           July 13, 2010
                 2,000                          2,000                             4.00           July 13, 2010
                11,500                         11,500                             3.20         August 14, 2010
                 5,000                          5,000                             3.15         August 16, 2010
                50,000                         50,000                             3.90         August 25, 2010
                10,000                         10,000                             2.21        January 16, 2011
                70,500                         70,500                             1.93          April 23, 2011
                 2,000                          2,000                             3.75         October 1, 2011
               100,000                         20,000                             4.00        November 1, 2011
                 4,500                          4,500                             4.20        November 9, 2011
               225,000                         75,000                             4.33       November 13, 2011

-------------------------------------------------------------------------------------------------------------------
             1,640,000                      1,365,000                       $     4.51
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

7.   Commitments and contingency:

     (a) Operating leases:

         Minimum lease payments under operating leases for the Corporation's premises for the next four years are as follows:

-----------------------------------------------------------------------------

         2002                                              $     172,958
         2003                                                    172,958
         2004                                                    172,958
         2005                                                     67,084

-----------------------------------------------------------------------------
                                                           $     585,958
-----------------------------------------------------------------------------

     (b) Research funding agreement:

         The Corporation is committed to make research grants to an unrelated medical facility in the U.S. in the aggregate amount of approximately $770,750 in the next three years as follows:

-----------------------------------------------------------------------------

         2002                                              $     292,000
         2003                                                    249,000
         2004                                                    229,750

-----------------------------------------------------------------------------
                                                           $     770,750
-----------------------------------------------------------------------------


         Under this agreement, the medical facility benefits from research funding and collaboration from the Corporation and is entitled to royalties based on a percentage of sales of any commercialized product derived from this research.

     (c) Contingency:

         A shareholder has served the Corporation with a Statement of Claim filed with the Ontario Superior Court of Justice claiming to be entitled to the issuance of 388,797 additional shares in accordance with repricing provisions contained in the March 2000 private placement agreement referred to in note 6 (b) and to damages of $275,000 for lost opportunity to sell these shares. The Corporation believes that the shareholder's interpretation of the repricing provisions in the March 2000 agreement is incorrect and intends to defend the action vigorously. Accordingly, no provision related to this matter has been recorded in these financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

8.   Income taxes:

     Details of the components of income taxes are as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                2001                 2000                 1999
-------------------------------------------------------------------------------------------------------------------

     Loss before income taxes:
         Canadian operations                         $    (2,257,157)       $  (2,558,476)       $  (2,631,662)
         U.S. operations                                    (792,347)          (1,465,503)            (682,634)
-------------------------------------------------------------------------------------------------------------------
                                                          (3,049,504)          (4,023,979)          (3,314,296)

     Basic income tax rate                                      37.0%               38.0%                38.0%

-------------------------------------------------------------------------------------------------------------------
     Income tax recovery at statutory rates                1,128,000            1,529,000            1,260,000

     Adjustments in income taxes resulting from:
         Non-recognition of losses and other
           unclaimed deductions                           (1,128,000)          (1,529,000)          (1,260,000)

-------------------------------------------------------------------------------------------------------------------
     Income taxes                                    $            -         $          -         $          -
-------------------------------------------------------------------------------------------------------------------


     The income tax effect of temporary differences that give rise to the net future tax asset is presented below:

-------------------------------------------------------------------------------------------------------------------
                                                                                     2001                 2000
-------------------------------------------------------------------------------------------------------------------

     Non-capital losses                                                     $   6,200,000        $   5,695,000

     Scientific research and experimental development
       expenditures                                                               600,000              544,000

     Investment tax credits                                                       250,000              230,000

     Share issue costs                                                            135,000              200,000

     Intellectual property rights                                                (500,000)            (590,000)

     Foreign exchange gains                                                      (240,000)            (135,000)

     Less valuation allowance                                                  (6,445,000)          (5,944,000)

-------------------------------------------------------------------------------------------------------------------
     Net future tax asset                                                   $          -         $          -
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

8.   Income taxes (continued):

     In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Corporation is a development stage enterprise, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

     The Corporation has non-capital losses carried forward and accumulated scientific research and development expenditures which are available to reduce future years' taxable income. These expire as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                                  Federal           Provincial
-------------------------------------------------------------------------------------------------------------------

     Non-capital losses:
         2002                                                               $     575,000        $          -
         2003                                                                   1,250,000              800,000
         2004                                                                   1,375,000              685,000
         2005                                                                   1,950,000            1,950,000
         2006                                                                   2,214,000            2,214,000
         2007                                                                   2,578,000            2,578,000
         2008                                                                   1,509,000            1,509,000

     Scientific research and development expenditures:
         (Indefinitely)                                                         1,448,000            2,974,000

-------------------------------------------------------------------------------------------------------------------

     The Corporation also has investment tax credits available in the amount of approximately $400,000 to reduce future years' federal taxes payable. These credits expire as follows:

-------------------------------------------------------------------------------------------------------------------

     2005                                                                                        $      25,000
     2006                                                                                              184,000
     2007                                                                                               98,000
     2008                                                                                                3,000
     2009                                                                                                8,000
     2010                                                                                               32,000
     2011                                                                                               50,000

-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

8.   Income taxes (continued):

     In addition, the Corporation's US subsidiaries have losses carried forward of approximately $8,013,000 which expire as follows:

--------------------------------------------------------------------------------

     2010                                                       $      50,000
     2011                                                           1,035,000
     2012                                                           1,933,000
     2018                                                           2,782,000
     2019                                                           1,005,000
     2020                                                             750,000
     2021                                                             458,000

--------------------------------------------------------------------------------


9.   Financial instruments:

     (a) Foreign currency risk management:

         As indicated in note 2 (a), the Corporation adopted the US dollar as its measurement currency effective January 1, 2000 because a substantial portion of revenues, expenses, assets and liabilities of its Canadian and US operations are denominated in US dollars. The Canadian operation also has transactions denominated in Canadian dollars, principally relating to salaries and rent. Fluctuations in the currency used for the payment of the Corporation's expenses denominated in currencies other than the US dollar could cause unanticipated fluctuations in the Corporation's operating results. The Corporation does not engage in the use of derivative financial instruments to manage its currency exposures.

     (b) Fair value disclosure:

         Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

         The Corporation has determined that the carrying value of its short-term financial assets and liabilities approximates fair value due to the immediate or short-term maturity of these financial instruments.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

9.   Financial instruments (continued):

     (c) Credit risk:

         Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Cash is maintained with a high-credit quality financial institution. For accounts receivable, the Company performs periodic credit evaluations and typically does not require collateral. Allowances are maintained for potential credit losses consistent with the credit risk, historical trends, general economic conditions and other information.

     (d) Interest rate risk:

         The Company's exposure to interest rate risk is as follows:

--------------------------------------------------------------------------------

         Cash                                           Fixed interest rate
         Notes payable                               Floating interest rate

--------------------------------------------------------------------------------


10.  Canadian/U.S. Reporting Differences:

     (a) Consolidated statements of earnings:

         The reconciliation of earnings reported in accordance with Canadian GAAP and with U.S. GAAP is as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                   2001              2000                 1999
-------------------------------------------------------------------------------------------------------------------

         Net loss, Canadian GAAP                        $    (3,049,504)    $  (4,023,979)       $  (3,314,296)

         Adjustments:
              Amortization of patents (i)                         9,411             9,361                9,142
              Stock-based compensation - options
                granted to non-employees (ii)                   (55,040)         (257,690)            (198,815)
              Change in reporting currency (iii)                     -                 -                94,803

-------------------------------------------------------------------------------------------------------------------
         Net loss, U.S. GAAP                            $    (3,095,133)    $  (4,272,308)       $  (3,409,166)
-------------------------------------------------------------------------------------------------------------------

         Loss per share, U.S. GAAP                      $        (0.14)     $      (0.20)        $      (0.17)
-------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (b) Consolidated shareholders' equity:

         The reconciliation of shareholders' equity reported in accordance with Canadian GAAP and with U.S. GAAP is as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                   2001              2000                 1999
-------------------------------------------------------------------------------------------------------------------
         Shareholders' equity, Canadian GAAP              $   2,644,748     $   3,260,942        $   1,307,147

         Adjustments:
              Amortization of patents (i)                      (138,535)         (147,946)            (157,307)
              Stock-based compensation - options
                granted to non-employees (ii):
                  Cumulative compensation expense            (1,260,583)       (1,205,543)            (947,853)
                  Additional paid-in capital                  1,313,146         1,258,106            1,000,416
              Change in reporting currency (iii)                (62,672)          (62,672)             (62,672)
-------------------------------------------------------------------------------------------------------------------
                                                               (148,644)         (158,055)            (167,416)

-------------------------------------------------------------------------------------------------------------------
         Shareholders' equity, U.S. GAAP                  $   2,496,104     $   3,102,887        $   1,139,731
-------------------------------------------------------------------------------------------------------------------


         (i) In accordance with APB Opinion 17, Intangible Assets, the patents are amortized using the straight-line method over the legal life of the patents from the date the patent was secured. For Canadian GAAP purposes, patents are amortized commencing in the year of commercial production of the developed products.

         (ii) In accordance with FAS 123, Accounting for Stock-Based Compensation, compensation related to the stock options granted to non-employees has been recorded in the accounts based on the fair value of the stock options at the grant date. The fair value of the stock options was estimated as described in note 10
                (d) (2).

         (iii)  Change in reporting currency:

                As explained in note 2 (a), the Company has adopted the US dollar as its reporting currency effective January 1, 2000. For Canadian GAAP purposes, the financial information for 1999 has been translated into US dollars at the December 31, 1999 exchange rate. For United States GAAP reporting purposes, assets and liabilities for all years presented have been translated into US dollars at the ending exchange rate for the respective year and the statement of earnings at the average exchange rate for the respective year.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------


10.  Canadian/U.S. Reporting Differences (continued):

     (c) Consolidated comprehensive income:

-------------------------------------------------------------------------------------------------------------------
                                                                2001                 2000                 1999
-------------------------------------------------------------------------------------------------------------------

         Net loss, US GAAP                             $  (3,095,133)       $  (4,272,308)       $  (3,409,166)

         Other comprehensive income (loss):
              Foreign currency translation
                adjustment                                         -                   -               111,518

-------------------------------------------------------------------------------------------------------------------
         Comprehensive loss                            $  (3,095,133)       $  (4,272,308)       $  (3,297,648)
-------------------------------------------------------------------------------------------------------------------


         FAS 130, Reporting Comprehensive Income, requires the Corporation to report and display certain information related to comprehensive income for the Corporation. Comprehensive income includes net earnings and certain foreign currency translation adjustments.

         The accumulated comprehensive loss only comprises foreign currency translation adjustments and is included in the amount of shareholders' equity presented for US GAAP purposes in note 10 (b).

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (d) Other disclosures required by United States GAAP:

         (1)  Development stage company:

              The Corporation is in the process of developing unique patented products which are subject to approval by the regulatory authorities. It has had limited revenues to date on the sale of its products under development. Accordingly, the Corporation is a development stage company as defined in Statement of Financial Accounting Standards No. 7 and the following additional disclosures are provided:

-----------------------------------------------------------------------------------------------------------
                                                                       Cumulative           Cumulative
                                                                since the date of    since the date of
                                                                     inception of         inception of
                                                                  the Corporation      the Corporation
                                                                  to December 31,      to December 31,
                                                                             2001                 2000
-----------------------------------------------------------------------------------------------------------

      Revenues:
          Interest revenue                                         $      502,068      $       484,150
          Sales                                                           668,064              432,776
          License revenue                                                  97,403                   -
          Research contract                                                30,000                   -

      Expenses:
          Gross research and development expenditures                  11,044,704            9,545,050
          Other expenses                                               13,395,963           11,445,452

      Cash inflows (outflows):
          Operating activities                                        (21,588,838)         (18,918,110)
          Investing activities                                           (778,198)            (513,063)
          Financing activities                                         24,296,442           21,437,303

-----------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)
--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (d) Other disclosures required by United States GAAP (continued):

         (1)  Development stage company (continued):

              The statement of shareholders' equity since date of inception is presented below:

-------------------------------------------------------------------------------------------------------------------
                                                                          Additional
                                             Number of         Consi-        paid-in      Accumulated
                                                shares       deration        capital          deficit        Total
-------------------------------------------------------------------------------------------------------------------
Year ended July 31, 1990:
    Common shares issued                     2,500,000    $   172,414    $      --      $      --      $   172,414
    Net loss                                      --             --             --         (109,241)      (109,241)
-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1990                   2,500,000        172,414           --         (109,241)        63,173

Year ended July 31, 1991:
    Net loss                                      --             --             --          (21,588)       (21,588)
    Cumulative translation adjustment             --            1,499           --             (950)           549
-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1991                   2,500,000        173,913           --         (131,779)        42,134

Year ended July 31, 1992:
    Common shares issued                         9,375         31,468           --             --           31,468
    Net loss                                      --             --             --          (45,555)       (45,555)
    Cumulative translation adjustment             --           (6,086)          --            5,598           (488)

-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1992                   2,509,375        199,295           --         (171,736)        27,559

Year ended July 31, 1993:
    Common shares issued                       201,250        159,944           --             --          159,944
    Common shares cancelled                   (500,000)          --             --             --             --
    Net loss                                      --             --             --          (38,894)       (38,894)
    Cumulative translation adjustment             --          (13,994)          --           12,830         (1,164)

-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1993                   2,210,625        345,245           --         (197,800)       147,445

Year ended July 31, 1994:
    Common shares issued                         2,500          7,233           --             --            7,233
    Net loss                                      --             --             --          (53,225)       (53,225)
    Cumulative translation adjustment             --          (25,173)          --           15,808         (9,365)

-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1994                   2,213,125        327,305           --         (235,217)        92,088

Year ended July 31, 1995:
    Common shares issued                        78,078        303,380           --             --          303,380
    Net loss                                      --             --             --         (285,910)      (285,910)
    Cumulative translation adjustment             --            5,196           --           (7,221)        (2,025)

-------------------------------------------------------------------------------------------------------------------
    Balance, July 31, 1995                   2,291,203        635,881           --         (528,348)       107,533

Period ended December 31, 1995:
    Adjustment necessary to
      increase the number of
      common shares                         12,708,797           --             --             --             --

-------------------------------------------------------------------------------------------------------------------
    Adjusted number of
      common shares                         15,000,000        635,881           --         (528,348)       107,533
    Common shares issued                     2,047,082      2,997,284           --             --        2,997,284
    Net loss                                      --             --             --       (1,194,226)    (1,194,226)
    Share issue costs                             --         (153,810)          --             --         (153,810)
    Cumulative translation adjustment             --            2,858           --           (6,328)        (3,470)

-------------------------------------------------------------------------------------------------------------------
    Balance, December 31, 1995
      carried forward                       17,047,082      3,482,213           --       (1,728,902)     1,753,311

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (d) Other disclosures required by United States GAAP (continued):

         (1)  Development stage company (continued):

              The statement of shareholders' equity since date of inception is presented below (continued):

-------------------------------------------------------------------------------------------------------------------
                                                                          Additional
                                             Number of         Consi-        paid-in      Accumulated
                                                shares       deration        capital          deficit        Total
-------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995
  brought forward                            17,047,082   $  3,482,213   $       --     $ (1,728,902)  $  1,753,311

Year ended December 31, 1996:
    Common shares issued                        882,300      3,852,364           --             --        3,852,364
    Net loss                                       --             --             --       (3,175,587)    (3,175,587)
    Share issue costs                              --         (170,699)          --             --         (170,699)
    Stock-based compensation                       --             --          434,145           --          434,145
    Cumulative translation adjustment              --          (16,769)        (2,217)        24,544          5,558
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                   17,929,382      7,147,109        431,928     (4,879,945)     2,699,092

Year ended December 31, 1997:
    Common shares issued                        703,491      3,180,666           --             --        3,180,666
    Net loss                                       --             --       (3,755,409)    (3,755,409)
    Share issue costs                              --         (161,482)          --             --         (161,482)
    Capital stock subscription                     --          352,324           --             --          352,324
    Stock-based compensation                       --             --          108,350           --          108,350
    Cumulative translation adjustment              --         (299,275)       (21,578)       325,364          4,511
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                   18,632,873     10,219,342        518,700     (8,309,990)     2,428,052

Year ended December 31, 1998:
    Common shares issued                      1,095,031      5,644,638           --             --        5,644,638
    Net loss                                       --             --             --       (4,979,562)    (4,979,562)
    Share issue costs                              --          (54,131)          --             --          (54,131)
    Stock-based compensation                       --             --          274,088           --          274,088
    Cumulative translation adjustment              --         (685,156)       (43,750)       720,173         (8,733)
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                   19,727,904     15,124,693        749,038    (12,569,379)     3,304,352

Year ended December 31, 1999:
    Common shares issued                        275,900        969,253           --             --          969,253
    Net loss                                       --             --             --       (3,409,166)    (3,409,166)
    Share issue costs                              --          (35,041)          --             --          (35,041)
    Stock-based compensation                       --             --          198,815           --          198,815
    Cumulative translation adjustment              --          943,133         52,563       (884,178)       111,518
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                   20,003,804     17,002,038      1,000,416    (16,862,723)     1,139,731

Year ended December 31, 2000:
    Common shares issued                      1,373,817      5,909,340           --             --        5,909,340
    Warrants and options                           --          421,638           --             --          421,638
    Net loss                                       --             --             --       (4,272,308)    (4,272,308)
    Share issue costs                              --         (353,204)          --             --         (353,204)
    Stock-based compensation                       --             --          257,690           --          257,690
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2000
  carried forward                            21,377,621     22,979,812      1,258,106    (21,135,031)     3,102,887


NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (d) Other disclosures required by United States GAAP (continued):

         (1)  Development stage company (continued):

              The statement of shareholders' equity since date of inception is presented below (continued):

----------------------------------------------------------------------------------------------------------
                                                                 Additional
                                   Number of         Consi-         paid-in     Accumulated
                                      shares       deration         capital         deficit          Total
----------------------------------------------------------------------------------------------------------

Balance, December 31, 2000
  brought forward                 21,377,621   $ 22,979,812    $  1,258,106   $(21,135,031)   $  3,102,887

Year ended December 31, 2001:
    Common shares                    919,904      2,554,254            --             --         2,554,254
    Net loss                            --             --              --       (3,095,133)     (3,095,133)
    Share issue costs                   --         (120,944)           --             --          (120,944)
    Stock-based compensation            --             --            55,040           --            55,040
-----------------------------------------------------------------------------------------------------------

Balance, December                 22,297,525   $ 25,413,122    $  1,313,146   $(24,230,164)   $  2,496,104
-----------------------------------------------------------------------------------------------------------

         (2)  Stock-based compensation:

              For US GAAP purposes, the Corporation applies APB Opinion 25, Accounting for Stock Issued to Employees, in accounting for its stock option plan, and, accordingly, no compensation cost has been recognized for stock options granted to employees in these financial statements. As explained in note 10 (b), compensation cost has been recognized for stock options granted to non-employees. Had compensation cost been determined for stock options granted to employees based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, Accounting for Stock-Based Compensation, the Corporation's net earnings and loss per share would have been adjusted to the pro-forma amounts indicated below for US GAAP:

-----------------------------------------------------------------------------------------------------
                                                        2001              2000              1999
-----------------------------------------------------------------------------------------------------

Net loss           As reported    (US GAAP)    $  (3,095,133)  $    (4,272,308)   $   (3,409,166)
                   Pro-forma                      (3,347,102)       (5,884,919)       (3,990,187)

Loss per share     As reported    (US GAAP)            (0.14)            (0.20)            (0.17)
                   Pro-forma                           (0.15)            (0.28)            (0.20)

-----------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

10.  Canadian/U.S. Reporting Differences (continued):

     (d) Other disclosures required by United States GAAP (continued):

         (2)  Stock-based compensation (continued):

              The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 2.20% (2000 - 5.49%; 1999 - 5.50%), dividend yield of 0%, expected volatility of 59% (2000 - 163%; 1999 - 80%), and expected life of 5 years.

     (e) Recent accounting pronouncements:

         In July 2001, FASB issued SFAS 141, "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets". SFAS 141, which replaces APB Opinion No. 16, revises the accounting standards for business combinations and is effective for acquisitions initiated after June 30, 2001. SFAS 142, which replaces APB Opinion No. 17, revises the standards in accounting for goodwill and other intangibles and is effective for fiscal years beginning after December 15, 2001. Similar standards have been adopted by the Canadian Institute of Chartered Accountants. Effective for the Company's fiscal year beginning January 1, 2002, the statement changes the accounting for goodwill from an amortization method to an impairment-only approach. In addition, this statement requires acquired intangible assets to be separately recognized if the benefit of the intangible assets is obtained through contractual or other legal right, or if the intangible assets can be sold, transferred, licensed, rented or exchanged. The Company does not expect SFAS No. 142 to have a material impact on its financial statements.

         In August 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets. This statement is effective for the Company's fiscal year beginning January 1, 2003. The Company does not expect SFAS No. 143 to have a material impact on its financial statements.

         In October 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS No. 144 provides accounting guidance for long-lived assets to be disposed of other than by sale, and to be disposed of by sale. This statement is effective for the Company's fiscal year beginning January 1, 2002. The Company does not expect SFAS No. 144 to have an initial material impact on its financial statements upon adoption.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------

11.  Segment disclosures:

     The Corporation operates in one reporting segment - the research and development of products for the treatment of Alzheimer's and other diseases. Geographic segment information is as follows:

--------------------------------------------------------------------------------
                                                                        United
                                                   Canada               States
--------------------------------------------------------------------------------

     Revenues:
         2001                               $     145,501        $     235,108
         2000                                      68,179              157,688
         1999                                      40,963              149,240

     Net loss:
         2001                                  (2,257,157)            (792,347)
         2000                                  (2,558,476)          (1,465,503)
         1999                                  (2,631,662)            (682,634)

     Capital assets:
         2001                                   3,086,869              284,655
         2000                                   3,191,042              221,652

     Total assets:
         2001                                   3,629,455              562,786
         2000                                   4,110,466              408,172

--------------------------------------------------------------------------------

     In 2001, one customer accounted for approximately 26% of revenues and, in total, 5 customers accounted for 54% of revenues in 2001. In 2000 and 1999, no single customer accounted for more than 10% of revenues.

12.  Comparative figures:

     Certain of the comparative figures have been reclassified to conform to the presentation adopted in the current year.

13.  Subsequent events:

     (a) Private placements:

         In February 2002, the Corporation completed a private placement and issued 74,074 common shares for gross proceeds of $300,000. On March 18, 2002, the Corporation completed a private placement and issued 195,000 common shares for gross proceeds of $819,000.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2001, 2000 and 1999
(in US dollars)

--------------------------------------------------------------------------------


13.  Subsequent events (continued):

     (b) Demand for arbitration:

         In March 2002, a former employee filed a demand for arbitration with the American Arbitration Association concerning the termination of her employment with the Corporation. The employee is claiming damages of up to $498,000 plus attorney's fees and costs, based upon alleged violations of New Jersey law and breach of an employment agreement. The Corporation believes these claims are without merit and intends to defend the matter vigorously.

                                   APPENDIX A



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 6-K

                            Report of Foreign Issuer
                      Pursuant to Rule 13a-16 or 15d-16 of
                       The Securities Exchange Act of 1934

                      For the quarter ended March 31, 2002

                        Nymox Pharmaceutical Corporation

             9900 Cavendish Blvd., St. Laurent, QC, Canada, H4M 2V2

(Indicate by check mark whether the registrant files or will file annual reports under cover Form 20F or Form 40F)

                         Form 20 F [X]     Form 40 F [ ]

  (Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934)

                                 Yes [ ] No [X]


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             NYMOX PHARMACEUTICAL CORPORATION
                                             ---------------------------------
                                             (Registrant)
Date:  May 15, 2002
                                             By:  /s/ Paul Averback
                                                ------------------------------
                                                  Paul Averback MD
                                                  President

                              [NYMOX LOGO OMITTED]

CORPORATE PROFILE
-----------------

Nymox Pharmaceutical Corporation is a biotechnology company with three unique proprietary products on the market, and a significant R&D pipeline of products in development. Nymox is a leader in the research and development of products for the diagnosis and treatment of Alzheimer's disease, an affliction of more than 15 million people around the world. Nymox developed and is currently offering its AlzheimAlert(TM) test, a urinary test that is the world's only accurate, non-invasive aid in the diagnosis of Alzheimer's disease. Nymox also developed and markets NicAlert(TM) and NicoMeter(TM), tests that use urine or saliva to detect use of tobacco products. Nymox also is developing treatments aimed at the causes of Alzheimer's disease. One program targets spherons, which Nymox researchers believe are a source of the senile plaques found in the brains of patients with Alzheimer's disease. Another distinct program targets the brain protein (neural thread protein) detected by its AlzheimAlert(TM) test and implicated in widespread brain cell death seen in Alzheimer's disease. Nymox is developing new antibacterial agents for the treatment of urinary tract and other bacterial infections in humans and for the treatment of E. coli 0157:H7 contamination in meat and other food and drink products. Nymox is developing a novel treatment for benign prostatic hyperplasia. Nymox also has several other drug candidates and diagnostic technologies in development.

Message to Shareholders
-----------------------
Nymox is pleased to present its results for the first quarter of 2002.

Nymox offers a proprietary product called AlzheimAlert(TM), which is a state of the art urine test designed to aid physicians in the diagnosis of Alzheimer's disease. AlzheimAlert(TM) is Nymox's unique patented urinary test for neural thread protein, a key protein involved in the Alzheimer's disease process. We are in the early stages of making the tests available to doctors throughout the U.S. through a medical field force of over 60 medical representatives. The test costs $295 and is performed by the company's clinical reference laboratory in New Jersey.

On January 30, Scientists at Nymox announced that a significant new study had underlined the importance of the Company's emerging diagnostic technology for Alzheimer's disease. The independent study involved 150 patients and over 100 physicians from across the U.S. Each patient received an AlzheimAlert(TM) test, and their clinical evolution was subsequently followed by their physician. The AlzheimAlert(TM) test results were independently documented and compared with the diagnosis after up to a year's follow-up. The results demonstrated a high accuracy and usefulness for the AlzheimAlert(TM) test as an aid to physicians.

On March 14, Nymox announced that the Company's AlzheimAlert(TM) urine test will be used in a study on nutrition, cognitive functioning, dementia and Alzheimer's disease being conducted by researchers at the Jean Mayer USDA Human Nutrition Research Center on Aging at Tufts University. Under the initial research agreement between Nymox and Tufts, AlzheimAlert(TM) will be part of the evaluation of the study participants. Tufts researchers from the Jean Mayer Center were co-authors of the important new study recently published in the New England Journal of Medicine (February 14, 2002, No. 7; 346: 476-483) reporting that elderly people with elevated blood levels of homocysteine, an amino acid affected by poor nutrition and related vitamin B deficiencies, have nearly twice the risk of developing dementia and Alzheimer's disease. Earlier Tufts research had already shown a relationship between elevated blood levels of homocysteine and lower cognitive functioning in the elderly.

Nymox also markets two other proprietary products; NicAlert(TM) and NicoMeter(TM), which are inexpensive, simple-to-use test strips used to determine whether a person is using tobacco products. NicAlert(TM) and

NicoMeter(TM) can be applied to many situations such as athletic and school testing, insurance testing, workplace environment testing, research studies and smoking cessation. NicoMeter(TM) is used with urine and the new NicAlert(TM) is used for urine and saliva detection. Nymox provides NicAlert(TM) at $8 per test. The Company is currently negotiating a number of new marketing initiatives for NicAlert(TM). NicAlert(TM) and NicoMeter(TM) are currently being used in research programs into tobacco use and exposure across the U.S., and in Japan. The tests are a new improvement of a product, which has been used for many years by experts in the field at institutions such as the University of Texas, Brown University, and MD Anderson and by reference laboratories such as Smith Kline Beecham. NicAlert(TM) and NicoMeter(TM) have the distinct advantage of being the only point-of-care quantitative smoking and tobacco product exposure tests available in the world.

On March 7, Nymox announced results from a highly successful study of its NicAlert(TM) product in children exposed to environmental tobacco smoke (ETS) ("second hand smoke"). ETS is a major health problem associated with lung cancer, respiratory and cardiovascular disease. Exposure to ETS may occur in the home, in the workplace, in social settings and in public places. As a public health measure, NicAlert(TM) is useful for all children to detect important risk such as e.g. wheezing, coughing, asthma, allergy, and airway obstruction in association with repeated school absence, and increased physician visits and infections. It is the only quantitative single step test available for ETS exposure. In the study, NicAlert(TM) readings were compared in smokers, non-smokers, adults exposed to second hand smoke, and children with smoking or non-smoking adults in the household. The study found that NicAlert(TM) testing of urine could detect smoke exposure in children with smokers in their homes and distinguish these individuals from those with a smoke-free environment.

On February 5, Nymox announced new online marketing initiatives for the Company's emerging line of products. The Company added a new web site for its NicAlert(TM) and NicoMeter(TM) saliva and urine tests for tobacco exposure (www.nicalert.com). Nymox recently entered into a strategic marketing alliance with Cybear Inc., a member of Andrx Corporation (NASDAQ: ADRX). Under the terms of the agreement, Nymox will utilize Cybear's Web portals, including Physicians' Online, as a primary marketing channel for Nymox's AlzheimAlert(TM) test product.

During the year, we continued to make progress in our several major drug development programs. Nymox's R&D activities have been increasingly productive in the past year in generating patentable products and company patent applications. In the past eighteen months, the company and its affiliates have drafted, filed and prosecuted over fourteen U.S. patent applications, as well as a substantially larger number of foreign patent applications.

On January 22, Nymox announced that it had entered into a new sponsored research and licensing agreement with the Rhode Island Hospital Corporation and Brown University. The agreement concerns research in the laboratories of Dr. Suzanne de la Monte and Dr. Jack Wands into the role of neural thread protein (NTP) in the Alzheimer's disease process. One of Nymox's ongoing programs to develop treatments for Alzheimer's disease targets NTP and its role in the extensive brain cell loss associated with Alzheimer's disease.

On March 5, Nymox announced that one of its leading new Alzheimer drug candidates had been highly effective in recent preclinical laboratory studies. The Company's NXD 9062 works in animals by stopping cell damage. The drug candidate has been extensively tested by Nymox scientists in animal models of cell loss where it has been safely tolerated and has been shown to significantly limit the damage. Nymox plans to target the compound for human testing.

On March 21, Nymox announced that its candidate drug for the treatment of benign prostatic hyperplasia (BPH), NX1207, had shown further progress in pre-clinical studies. NX1207 has shown significant efficacy in experimental animals without any significant toxicity or side effects in animals. The new results follow on from data on NX1207 showing early promising results in animals, which were presented at the Third Manhattan Alzheimer's Disease Conference in New York in November 2001. The Company is presently testing NX1207 for other possible indications, in addition to preparations for human testing of NX1207 for BPH.

We wish to thank our over 4,000 shareholders for their valuable continued support. Nymox welcomes the challenges ahead and is confident that it will continue to meet or surpass its important milestones.



/s/ Paul Averback

Paul Averback MD - C.E.O. & President
May 15, 2002

MANAGEMENT'S DISCUSSION AND ANALYSIS
(in US dollars)

The following discussion should be read in conjunction with the consolidated financial statements of the Company.

Overview
The business activities of the Company since inception have been devoted principally to research and development. Accordingly, the Company has had limited revenues from service fees and has not been profitable to date. We refer to the Corporate Overview on page 1 of this financial report for a discussion of the Company's research and development projects and its product pipeline.

Critical Accounting Policies
In December 2001, the Securities and Exchange Commission ("SEC") released "Cautionary Advice Regarding Disclosure About Critical Accounting Policies". According to the SEC release, accounting policies are among the "most critical" if they are, in management's view, most important to the portrayal of the company's financial condition and most demanding on their calls for judgement.

Our accounting policies are described in note 2 to our consolidated financial statements. We consider the following policies to be the most critical in understanding the judgements that are involved in preparing our financial statements and the matters that could impact our results of operations, financial condition and cash flows.

Revenue Recognition
-------------------

The Corporation applies guidance from SAB 101 (Staff Accounting Bulletin 101) issued by the Securities and Exchange Commission in the recognition of revenue. The Company derives its revenue from product sales, research contracts, license fees and interest. Revenue from product sales is recognized when the product or service has been delivered or obligations as defined in the agreement are performed. Revenue from research contracts is recognized at the time research activities are performed under the agreement. Revenue from license fees, royalties and milestone payments is recognized upon the fulfillment of all obligations under the terms of the related agreement. These agreements may include upfront payments to be received by the Corporation. Upfront payments are recognized as revenue on a systematic basis over the period that the related services or obligations as defined in the agreement are performed. Interest is recognized on an accrual basis.

The Company currently markets AlzheimAlert(TM) as a service provided by our CLIA certified reference laboratory in New Jersey. Physicians send urine samples taken from their patients to our laboratory where the AlzheimAlert(TM) test is performed. The results are then reported back to the physicians. We recognize the revenues when the test has been performed. The Company sometimes enters into bulk sales of its diagnostic products to customers under which it has a continuing obligation to perform related testing services at its laboratory. Although the Company receives non-refundable upfront payments under these agreements, revenue is recognized in the period that the Company fulfils its obligation or over the term of the arrangement. For research contracts and licensing revenues, the Company usually enters into an agreement specifying the terms and obligations of the parties. Revenues from these sources are only recognized when there are no longer any obligations to be performed by the Company under the terms of the agreement.

Valuation of Capital Assets
---------------------------

The Company reviews the unamortized balance of intellectual property rights and patents on an annual basis and recognizes any impairment in carrying value when it is identified. Factors we consider important, which could trigger an impairment review include:

o Significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and

o    Significant negative industry or economic trends.

No impairment losses were recognized for the years ended December 31, 2001, 2000 and 1999.

Valuation of Future Income Tax Assets
-------------------------------------

Management judgement is required in determining the valuation allowance recorded against net future tax assets. We have recorded a valuation allowance of $6.4 million as of December 31, 2001, due to uncertainties related to our ability to utilize some of our future tax assets, primarily consisting of net operating losses carried forward, before they expire. In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Company is a development stage enterprise, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

Revenues
Revenues from sales amounted to $62,305 for the three months ended March 31, 2002, compared with $61,297 for the same period in 2001. In addition, there is $145,983 of deferred revenue, which will be recognized in the next two quarters. Interest revenue was $2,632 in the first quarter of 2002 compared to $6,743 for the same period in 2001, due to lower average cash balances.

Research and Development
Research and development expenditures were $534,890 for the first quarter of 2002, compared with $323,784 for the same period in 2001. The increase is attributable to higher spending in the development of the therapeutic products in the Company's pipeline. During the first three months of 2002, research tax credits amounted to $5,881 compared to $1,360 for the same period in 2001.

Marketing Expenses
Marketing expenditures remained relatively constant at $84,482 for the three months ended March 31, 2002, in comparison to expenditures of $77,978 for the same period in 2001.

Administrative Expenses
General and administrative expenses amounted to $196,248 for the quarter ended March 31, 2002, compared with $152,134 for the same period in 2001, due to an adjustment to Deferred Share Issuance Costs

Foreign Exchange
The Company incurs expenses in the local currency of the countries in which it operates, which include the United States and Canada. Approximately 75% of 2001 expenses (75% in 2000) were in U.S. dollars. Foreign exchange fluctuations had no meaningful impact on the Company's results in 2001 or 2000.

Inflation
The Company does not believe that inflation has had a significant impact on its results of operations.

Long-Term Commitments
Nymox has no financial obligations of significance other than long-term lease commitments for its premises in the United States and Canada of $14,414 per month and ongoing research funding payments to a U.S. medical facility totaling $770,750 over the next three years.

Results of Operations
Net losses for the three month period ended March 31, 2002 were $883,017, or $0.04 per share, compared to $604,266, or $0.03 per share, for the same period in 2001. The weighted, fully diluted, average number of common shares outstanding for the period ending March 31, 2002 were 22,406,572 compared to 21,526,601 for the same period in 2001.

Financial Position
Liquidity and Capital Resources

As of March 31, 2002, cash totaled $943,550 and receivables totaled $281,949. In November 1999, the Corporation signed a common stock purchase agreement whereby the investor is committed to purchase up to $12 million of the Corporation's common shares over a thirty-month period commencing March 2000, when our F-1 registration statement was declared effective. As at December 31, 2001, four drawings have been made under this Share Purchase Agreement, for total proceeds of $1,436,364. Specifically, on August 16, 2000, 152,616 common shares were issued at a volume weighted average price of $3.2924 per share; on October 12, 2000, 137,889 common shares were issued at a volume weighted average price of $3.6261 per share, on February 7, 2001, 161,696 common shares were issued at a volume weighted average price of $2.0240 and on May 31, 2001, 56,108 common shares were issued at a volume weighted average price of $1.9466. The Company intends to access financing under this agreement when appropriate to fund its research and development.

The Company intends to raise additional capital in 2002 in order to pursue its development. To March 31, 2002, the Company completed two private placements and issued 269,074 common shares for total proceeds of $1,119,000. On January 24, 74,074 shares were issued at a price of $4.05 in a private placement for total proceeds of $300,000. On March 18, 195,000 shares were issued at a price of $4.20 in a private placement for total proceeds of $819,000. The Company believes that funds from operations as well as from existing equity facilities will be sufficient to meet the Company's cash requirements for the next twelve months.


     This message contains certain "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors are detailed from time to time in Nymox's filings with the Securities and Exchange Commission and other regulatory authorities.

kpmg









            Consolidated Financial Statements of
            (Unaudited)


            NYMOX PHARMACEUTICAL
            CORPORATION



            Three-month periods ended March 31, 2002, 2001 and 2000

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Financial Statements
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000




Financial Statements

     Consolidated Balance Sheets.............................................108

     Consolidated Statements of Operations...................................109

     Consolidated Statements of Deficit......................................110

     Consolidated Statements of Cash Flows...................................111

     Notes to Consolidated Financial Statements..............................112

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Balance Sheets
(Unaudited)

March 31, 2002, with comparative figures as at December 31, 2001
(in US dollars)

--------------------------------------------------------------------------------
                                                      March 31,     December 31,
                                                        2002           2001
--------------------------------------------------------------------------------
                                                     (Unaudited)     (Audited)

Assets

Current assets:
  Cash                                             $    943,550    $    488,987
  Accounts and other receivable                         245,559         122,459
  Research tax credits receivable                        36,390          30,509
  Inventory                                              30,725          17,567
  Prepaid expenses and deposits                          42,500          55,000
-------------------------------------------------------------------------------
                                                      1,298,724         714,522

Capital assets:
  Property and equipment                                218,826         217,083
  Patents and intellectual property                   3,159,418       3,154,441
-------------------------------------------------------------------------------
                                                      3,378,244       3,371,524

Deferred share issuance costs                            70,797         106,195

-------------------------------------------------------------------------------
                                                   $  4,747,765    $  4,192,241
-------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities         $    536,178    $    295,393
  Notes payable                                         396,775         396,775
  Deferred revenue                                      145,983          55,325
-------------------------------------------------------------------------------
                                                      1,078,936         747,493

Non-controlling interest                                800,000         800,000

Shareholders' equity:
  Share capital and other:
    Share capital (note 2)                           26,498,655      25,376,557
    Warrants and options                                421,638         421,638
  Deficit                                           (24,051,464)    (23,153,447)
-------------------------------------------------------------------------------
                                                      2,868,829       2,644,748

-------------------------------------------------------------------------------
                                                   $  4,747,765    $  4,192,241
-------------------------------------------------------------------------------


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------
                                       2002            2001            2000
--------------------------------------------------------------------------------

Revenue:
  Sales                            $     62,305    $     61,297    $     38,261
  Interest                                2,632           6,743           2,073
-------------------------------------------------------------------------------
                                         64,937          68,040          40,334

Expenses:
  Research and development              534,890         323,784         434,062
  Less investment tax credits            (5,881)         (1,360)         (3,538)
-------------------------------------------------------------------------------
                                        529,009         322,424         430,524
  General and administrative            196,248         152,134         308,385
  Marketing                              84,482          77,978          64,316
  Cost of sales                          19,601          23,353          21,863
  Depreciation and amortization          94,414          94,882          48,434
  Interest and bank charges              24,200           1,535           1,832
-------------------------------------------------------------------------------
                                        947,954         672,306         875,354

-------------------------------------------------------------------------------
Net loss                           $   (883,017)   $   (604,266)   $   (835,020)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Loss per share (basic and
 diluted)                          $      (0.04)   $      (0.03)   $      (0.04)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Weighted average number of
 common shares outstanding           22,406,572      21,526,601      20,307,099
-------------------------------------------------------------------------------


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Deficit
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------
                                       2002            2001            2000
--------------------------------------------------------------------------------

Deficit, beginning of period       $(23,153,447)   $(19,982,999)   $(15,605,816)

Net loss                               (883,017)       (604,266)       (835,020)

Share issue costs                       (15,000)        (52,094)       (302,984)

-------------------------------------------------------------------------------
Deficit, end of period             $(24,051,464)   $(20,639,359)   $(16,743,820)
-------------------------------------------------------------------------------


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------
                                       2002            2001            2000
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                         $   (883,017)   $   (604,266)   $   (835,020)
  Adjustments for:
    Depreciation and
     amortization                        94,414          94,882          48,434
    Write-down of deferred
     share issue costs                   35,398               -               -
  Change in operating assets
   and liabilities                      201,804        (148,421)       (108,168)
-------------------------------------------------------------------------------
                                       (551,401)       (657,805)       (894,754)

Cash flows from financing activities:
  Proceeds from issuance of
   share capital                      1,119,000         739,273       4,000,000
  Share issue costs                     (15,000)        (42,991)       (340,027)
  Repayment of note payable                   -               -        (346,428)
-------------------------------------------------------------------------------
                                      1,104,000         696,282       3,313,545

Cash flows from investing activities:
  Additions to capital assets           (98,036)        (54,692)        (57,113)
  Disposal of capital assets                  -             250               -
-------------------------------------------------------------------------------
                                        (98,036)        (54,442)        (57,113)

-------------------------------------------------------------------------------
Increase (decrease) in cash             454,563         (15,965)      2,361,678

Cash, beginning of period               488,987         565,711         449,363

-------------------------------------------------------------------------------
Cash, end of period                $    943,550    $    549,746    $  2,811,041
-------------------------------------------------------------------------------

Supplemental disclosure to
 statements of cash flows:
  (a) Interest paid                $      2,278    $      1,535    $      1,832

  (b) Non-cash transaction:
        Acquisition of Serex,
         Inc. by issuance of
         common shares and
         other securities                 3,098               -       1,319,997

-------------------------------------------------------------------------------


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------


     Nymox Pharmaceutical Corporation (the "Corporation"), incorporated under the Canada Business Corporations Act, including its subsidiaries, Nymox Corporation, a Delaware Corporation, and Serex Inc. of New Jersey, is a biopharmaceutical corporation which specializes in the research and development of products for the diagnosis and treatment of Alzheimer's disease. The Corporation is currently marketing AlzheimAlertTM, a urinary test that aids physicians in the diagnosis of Alzheimer's disease. The Corporation also markets NicAlertTM and NicoMeterTM, tests that use urine or saliva to detect use of tobacco products. The Corporation is also developing therapeutics for the treatment of Alzheimer's disease, new treatments for benign prostate hyperplasia, and new anti-bacterial agents for the treatment of urinary tract and other bacterial infections in humans, including a treatment for E-coli 0157:H7 bacterial contamination in meat and other food and drink products.

     Since 1989, the Corporation's activities and resources have been primarily focused on developing certain pharmaceutical technologies. The Corporation is subject to a number of risks, including the successful development and marketing of its technologies. In order to achieve its business plan and the realization of its assets and liabilities in the normal course of operations, the Corporation anticipates the need to raise additional capital and/or achieve sales and other revenue generating activities. Management believes that funds from operations as well as existing financing facilities will be sufficient to meet the Corporation's requirements for the next year.

     The Corporation is listed on the NASDAQ Stock Market.


1.   Basis of presentation:

     (a)  Interim financial statements:

          The consolidated financial statements of the Corporation have been prepared under Canadian generally accepted accounting principles. The unaudited consolidated balance sheet as at March 31, 2002 and the unaudited consolidated statements of earnings, deficit and cash flows for the three-month periods ended March 31, 2002, 2001 and 2000 reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. The Corporation's revenues and expenses are subject to seasonal variations. Consequently, the results for any quarter are not traditionally indicative of the results for the full year. The interim consolidated financial statements follow the same accounting policies and methods of their application as described in note 2 of the annual consolidated financial statements for the year ended December 31, 2001. The interim consolidated financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the most recent annual consolidated financial statements of the Company as at and for the year ended December 31, 2001.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------


1.   Basis of presentation (continued):

     (b)  New accounting standards:

          (i)  Stock-based compensation:

               Effective January 1, 2002, the Corporation adopted the new recommendations of the Canadian Institute of Chartered Accountants ("CICA"), Handbook Section 3870, with respect to the accounting for stock-based compensation and other stock-based payments. The new recommendations require that all stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, be accounted for using the fair value method. For all other stock-based employee compensation awards, the CICA has not prescribed specific methods, and therefore the Corporation has chosen to continue to follow its existing policy of using the settlement method of accounting as permitted under the new standard. Under this method, no compensation expense is recognized when stock options are issued to employees. Any consideration received from the plan participants upon exercise of stock options is credited to share capital.

               The new standard requires that the Corporation disclose the pro forma effect of accounting for all stock-based awards granted during the three-month period ended March 31, 2002 under the fair value-based method. As no options were granted during the quarter, no such disclosure was required.

               There is no impact on the Corporation's consolidated financial position, results of operations and cash flows as a result of adopting these recommendations.

          (ii) Goodwill and other intangible assets:

               Effective January 1, 2002, the Corporation adopted the new recommendations of the CICA, Handbook Section 3062, with respect to the accounting for goodwill and other intangible assets. The standard changes the accounting for goodwill from an amortization method to an impairment-only approach. In addition, the standard requires acquired intangible assets to be separately recognized if the benefit of the intangible assets is obtained through contractual or other legal right, or if the intangible assets can be sold, transferred, licensed, rented or exchanged.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------

1.   Basis of presentation (continued):

     (b)  New accounting standards (continued):

          (ii) Goodwill and other intangible assets (continued):

               There was no impact on the Corporation's consolidated financial position, results of operations and cash flows as a result of adopting these recommendations. In addition, there has been no change in the estimated useful life of the other intangible assets which continue to be amortized using the straight-line method at the following annual rates:

               ---------------------------------------------------------------

               Intellectual property rights                               10%
               Patents                                          17 - 20 years

               ---------------------------------------------------------------


2.   Share capital:

     Share capital transactions during the period were as follows:

     -------------------------------------------------------------------------
                                                     Number            Dollars
     -------------------------------------------------------------------------

     Balance, December 31, 2001                  22,297,525       $ 25,376,557

     Issued for cash pursuant to private
      placements                                    269,074          1,119,000

     Issued to acquire additional shares
      of Serex, Inc. (i)                                932              3,098

     -------------------------------------------------------------------------
     Balance, March 31, 2002                     22,567,531       $ 26,498,655
     -------------------------------------------------------------------------


     (i) During the period, the Corporation issued 932 common shares and 574 Series J warrants to purchase an additional 5,000 shares of Serex, Inc. that it did not previously own. The Corporation owns approximately 98% of Serex, Inc. The warrants are exercisable at $3.70 per share and expire on July 31, 2005.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------

3.   Canadian/US Reporting Differences:

     (a)  Consolidated statements of earnings:

          The reconciliation of earnings reported in accordance with Canadian GAAP with U.S. GAAP is as follows:

--------------------------------------------------------------------------------
                                             2002          2001          2000
--------------------------------------------------------------------------------

Net loss, Canadian GAAP                   $(883,017)    $(604,266)    $(835,020)

Adjustments:
     Amortization of patents (i)              2,353         2,353         2,049
     Stock-based compensation
      - options granted to non-
      employees (ii)                        (10,285)      (15,310)           -
-------------------------------------------------------------------------------
                                             (7,932)      (12,957)        2,049

-------------------------------------------------------------------------------
Net loss, U.S. GAAP                       $(890,949)    $(617,223)    $(832,971)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Loss per share, U.S. GAAP                 $   (0.04)    $   (0.03)    $   (0.04)
-------------------------------------------------------------------------------


     (b)  Consolidated shareholders' equity:

          The reconciliation of shareholders' equity reported in accordance with Canadian GAAP with U.S. GAAP is as follows:

--------------------------------------------------------------------------------
                                          2002           2001           2000
--------------------------------------------------------------------------------

Shareholders' equity, Canadian GAAP   $ 2,868,829    $ 3,343,855     $4,826,969

Adjustments:
  Amortization of patents (i)            (136,182)      (145,593)      (155,259)
  Stock-based compensation - options
   granted to non-employees (ii):
    Cumulative compensation expense    (1,270,868)    (1,220,853)      (947,853)
    Additional paid-in capital          1,323,431      1,273,416      1,000,416
  Change in reporting currency (iii)      (62,672)       (62,672)       (62,672)
-------------------------------------------------------------------------------
                                         (146,291)      (155,702)      (165,368)

-------------------------------------------------------------------------------
Shareholders' equity, U.S. GAAP       $ 2,722,538    $ 3,188,153     $4,661,601
-------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------

3.   Canadian/US Reporting Differences (continued):

     (i) In accordance with APB Opinion 17, Intangible Assets, the patents are amortized using the straight-line method over the legal life of the patents from the date the patent was secured. For Canadian GAAP purposes, the patents are amortized commencing in the year of commercial production of the developed products.

     (ii) In accordance with FAS 123, Accounting for Stock-Based Compensation, compensation related to the stock options granted to non-employees prior to January 1, 2002 has been recorded in the accounts based on the fair value of the stock options at the grant date.

     (iii) The Company adopted the US dollar as its reporting currency effective January 1, 2000. For Canadian GAAP purposes, the financial information for prior periods has been translated into US dollars at the December 31, 1999 exchange rate. For United States GAAP reporting purposes, assets and liabilities for all periods presented have been translated into US dollars at the ending exchange rate for the respective period and the statement of earnings at the average exchange rate for the respective period.


4.   Segment disclosures:

     Geographic segment information is as follows:

     -------------------------------------------------------------------------
                                                                     United
                                                       Canada        States
     -------------------------------------------------------------------------

     Revenues:
       2002                                          $    2,632    $  62,305
       2001                                               6,923       61,117
       2000                                               2,073       38,261

     Net loss:
       2002                                            (662,960)    (220,057)
       2001                                            (447,364)    (156,902)
       2000                                            (590,217)    (244,803)

     Capital assets:
       March 31, 2002                                 3,085,126      293,118
       December 31, 2001 (audited)                    3,086,869      284,655

     Identifiable assets:
       March 31, 2002                                 4,098,614      649,151
       December 31, 2001 (audited)                    3,629,455      562,786

     -------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Three-month periods ended March 31, 2002, 2001 and 2000
(in US dollars)

--------------------------------------------------------------------------------

5.   Demand for arbitration:

     In March 2002, a former employee filed a demand for arbitration with the American Arbitration Association concerning the termination of her employment with the Corporation. The employee is claiming damages of up to $498,000 plus attorney's fees and costs, based upon alleged violations of New Jersey law and breach of an employment agreement. The Corporation believes these claims are without merit and intends to defend the matter vigorously.

============================================   =================================

No dealer, salesperson or other person
has been authorized in connection with
this offering to give any information or
to make any representations other than
those contained in this prospectus. This
prospectus does not constitute an offer
or a solicitation in any jurisdiction to
any person to whom it is unlawful to
make such an offer or solicitation.
Neither the delivery of this prospectus            5,000,000 Common Shares
nor any sale made hereunder shall, under                  offered by
any circumstances, create an implication           Jaspas Investments Ltd.
that there has been no change in the
circumstances of Nymox or the facts
herein set forth since the date hereof.


            TABLE OF CONTENTS



The Company...............................4
Risk Factors..............................6
Trading Market for Common Shares.........11                 NYMOX
Selected Consolidated Financial Data.....13             PHARMACEUTICAL
Information about the Company............14              CORPORATION
Management's Discussion and Analysis
 of Results of Operations and
 Financial Condition.....................29
Acquisition of a Controlling
 Interest in Serex.......................36
Use of Proceeds..........................38
The Common Stock Purchase Agreement......38
Selling Security Holder..................44
Directors and Officers of Nymox..........46
Major Shareholders and Related
 Party Transactions......................51
Plan of Distribution.....................52          P R O S P E C T U S
Limited Grant of Registration Rights.....54
Additional Information...................55
Taxation.................................59             _______, 2002
Certain Legal Matters....................64
Experts..................................64
Where You Can Find More Information......64
Enforceability of Certain Civil
 Liabilities and Authorized
 Representative in the United States.....65
Financial Information....................66
Appendix A - Most Recent Form 6-K........99

============================================   =================================

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following is a list of the estimated expenses that were incurred by the Registrant in connection with the preparation and filing of this registration statement.

         SEC Registration Fee                         $3,406
         Legal Fees and Expenses                     $30,000
         Accountants Fees                             $5,000
                                                      ------

         TOTAL                                       $38,406

       The estimated expenses reflected herein do not include the reimbursement of $35,000 by Nymox to Jaspas, primarily related to legal fees in preparation of the stock purchase agreement and associated escrow costs.

Item 14:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Nymox maintains Directors' and Officers' Liability Insurance (the "Policy") for its own benefit and for the benefit of its subsidiaries and their respective directors and officers. Subject to the limitations therein set forth, the Policy extends coverage to directors and officers for any loss (as defined in the Policy) incurred in connection with the performance of their duties and to Nymox and its subsidiaries for any loss for which they have indemnified their respective directors or officers as permitted by law.

       Section 124 of the Canada Business Corporations Act ("CBCA") provides, in pertinent part:

       Indemnification

       124. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

       Advance of costs

       (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

       Limitation

       (3) A corporation may not indemnify an individual under subsection (1) unless the individual

              (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

              (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

       Indemnification in derivative actions

       (4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

       Right to indemnity

       (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

              (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

              (b) fulfils the conditions set out in subsection (3).

       Insurance

       (6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

              (a) in the individual's capacity as a director or officer of the corporation; or

              (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

       Application to court

       (7) A corporation, an individual or an entity referred to in subsection
       (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  RECENT SALES OF UNREGISTERED SECURITIES

       All recent sales of unregistered shares were pursuant to exemptions from registration under applicable Canadian and Quebec securities laws and were not made to persons resident in the United States.

       o April 1996, 877,300 common shares at a per share price of CAN$6.00 for aggregate net proceeds of CAN$5,263,800 with Prampton Company Ltd. (200,000 shares), Murray Lester Investments (120,000 shares), Gestion 3B+M Inc. (100,000 shares) and a group of individual Canadian and overseas investors (457,300 shares);

       o May 1997, 696,491 common shares at a price of CAN$6.50 and warrants exercisable at a price of CAN$8.50 per share for a total consideration of CAN$4,527,191 with the Caisse de Depot et Placement du Quebec (307,692 shares), Abrar Corp. (85,538 shares) and a group of individual Canadian and overseas investors (303,261 shares). In 1998, all 696,491 of these warrants were exercised for additional proceeds to Nymox of CAN$5,920,174;

       o May 1998, 231,630 common shares at a price of CAN$8.50 for total proceeds of CAN$1,968,855 with Dr. Stephan Eschmann (76,500 shares) and a group of individual Canadian and overseas investors (155,130 shares). A total of 110,000 warrants were issued as well, exercisable at prices of CAN$8.50 per share (50,000) and CAN$10.00 per share (60,000). These warrants have since expired;

       o December 1998, 135,000 common shares and January 1999, 55,000 common shares at CAN$8.50(US$5.88) per share, for total proceeds of CAN$1,615,000 with Sparks Inc. (75,000 shares), Dr. Stephan Eschmann (70,000 shares), and a group of individual Canadian and overseas investors (45,000 shares). A total of 95,000 warrants were issued as well, exercisable at the price of CAN$10.00 per share. These warrants have since expired; and

       o September, 1999, 122,000 common shares at CAN$5.00 per share, for total proceeds of CAN$610,000 with Dr. Stephan Eschmann (82,000 shares) and Mr. Michael Braeuel (40,000 shares).

       o March 2000, 821,637 common shares at an average price of $4.87 per share, for total proceeds of $4,000,000 with AMRO International. A total of 93,334 warrants were issued as well, exercisable at a price of $9.375 per share (66,667) and $7.8125 per share (26,667).
              These warrants expire on March 6, 2004.

       o August, 2000, 152,616 common shares at a volume weighted average price of US$3.2924 per share with Jaspas Investments.

       o October, 2000, 137,889 common shares at a volume weighted average price of US$3.6261 per share with Jaspas Investments.

       o February, 2001, 161,696 common shares at a volume weighted average price of US$2.0240 per share with Jaspas Investments.

       o March, 2001, 200,000 common shares at $2.06 per share, for total proceeds of $412,000 with Dr. Stephan Eschmann. A total of 100,000 warrants were issued as well, exercisable at a price of $2.06. These warrants expire on March 6, 2003.

       o May, 2002, 56,108 common shares at a volume weighted average price of $1.9466 per share.

       o August 3, 2001, 80,000 common shares at $2.50 per share for total proceeds of $200,000.

       o August 22, 2001, 140,000 common shares at $3.75 per share for total proceeds of $525,000.

       o October 3, 2001, 110,000 common shares at $3.75 per share for total proceeds of $412,490.

       o November 14, 2001, 64,100 common shares at $3.90 per share for total proceeds of $250,000.

       o January 24, 2002, 74,074 common shares at $4.05 per share for total proceeds of $300,000.

       o March 18, 2002, 195,000 common shares at $4.20 per share for total proceeds of $819,000.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT NO.                       DESCRIPTION

       2.0 Common Stock Purchase Agreement between Nymox Pharmaceutical Corporation and Jaspas Investments Limited dated November 1, 1999*

       2.1 Registration Rights Agreement between Nymox Pharmaceutical Corporation and Jaspas Investments Limited dated November 1, 1999*

       2.2 Escrow Agreement among Nymox Pharmaceutical Corporation, Jaspas Investments Limited and Epstein, Becker & Green, P.C. dated November 1, 1999*

       2.3 Stock Purchase Warrant to purchase common shares issued to Jaspas Previously Filed Investments Limited dated November 1, 1999*

       3.0    Articles of Incorporation of Nymox Pharmaceutical Corporation*

       3.1    Bylaws of Nymox Pharmaceutical Corporation*

       5.1    Opinion of Foley & Lardner*

       5.2    Opinion of Stikeman, Elliott*

       10.1 Employment Agreement between Nymox Pharmaceutical Corporation and Dr. Judith Fitzpatrick*

       10.2 Memorandum of Agreement between Paul Averback and the Company (incorporated by reference to Exhibit 10.1 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.3   Share Option Plan of the Company (incorporated by reference to
              Exhibit 10.2 to the Company" Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.4 Research and License Agreement between the Massachusetts General Hospital Corporation and the Company (incorporated by reference to Exhibit 10.3 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.5 Research and License Amendment between the Massachusetts General Hospital Corporation and the Company (incorporated by reference to Exhibit 10.5 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.6 Research and License Agreement between the Rhode Island Hospital Corporation and the Company dated May 14, 1999 (incorporated by reference to Exhibit 10.10 to the Company's Form 20-F filed with the Commission May 15, 2000 (Commission File Number 001-12033)).*

 EXHIBIT NO.                       DESCRIPTION

       10.7 Research and License Amendment between the Rhode Island Hospital Corporation and the Company dated Nov. 19, 2001

       23.1   Consent of KPMG

       23.2   Consent of Foley & Lardner*

       23.3   Consent of Stikeman, Elliott*

       24.0   Powers of Attorney*

       99.0 Press release by Nymox Pharmaceutical Corporation dated November 12, 1999 announcing the transaction with Jaspas Investments Limited*

---------------

*        Previously filed.

Item 17.  UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by section l0(a)(3) of the Securities Act of 1933, as amended ("Securities Act").

              (ii) To reflect in the prospectus included in this registration statement any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

       2. To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

       3. To file a post-effective amendment to this registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Exchange Act of 1934 throughout the offering.

       4. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on this 24th day of July, 2002.

                                            NYMOX PHARMACEUTICAL CORPORATION


                                            By:  /s/ Paul Averback
                                               ---------------------------------
                                                Paul Averback, M.D.
                                                President and Chief Executive
                                                 Officer

       Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below as of July 24, 2002 by the following persons in the capacities indicated.


/s/ Jack Gemmell                /s/ Paul Averback
----------------------------    -------------------------------
Jack Gemmel                     Paul Averback, M.D.
Director                        President and Chief Executive
                                Officer and Director
                                (Principal Executive Officer)


                  *                               *
----------------------------    -------------------------------
Walter von Wartburg             Hans Black, M.D.
Director                        Director

 /s/ Roy Wolvin
 ------------------------------
 Roy Wolvin
 Chief Financial Officer and
 Secretary-Treasurer
 (Principal Financial and
 Accounting Officer)

                 *
 ------------------------------
 Michael R. Sonnenreich
 Director


NYMOX CORPORATION
(Authorized Representative
   in the United States)

By:   /s/ Roy Wolvin
     Roy Wolvin
     Secretary-Treasurer

*By:  /s/ Roy Wolvin
      Roy Wolvin
      Attorney-in-Fact


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
                                  EXHIBIT INDEX


 EXHIBIT NO.                       DESCRIPTION

       2.0 Common Stock Purchase Agreement between Nymox Pharmaceutical Corporation and Jaspas Investments Limited dated November 1, 1999*

       2.1 Registration Rights Agreement between Nymox Pharmaceutical Corporation and Jaspas Investments Limited dated November 1, 1999*

       2.2 Escrow Agreement among Nymox Pharmaceutical Corporation, Jaspas Investments Limited and Epstein, Becker & Green, P.C. dated November 1, 1999*

       2.3 Stock Purchase Warrant to purchase common shares issued to Jaspas Previously Filed Investments Limited dated November 1, 1999*

       3.0    Articles of Incorporation of Nymox Pharmaceutical Corporation*

       3.1    Bylaws of Nymox Pharmaceutical Corporation*

       5.1    Opinion of Foley & Lardner*

       5.2    Opinion of Stikeman, Elliott*

       10.1 Employment Agreement between Nymox Pharmaceutical Corporation and Dr. Judith Fitzpatrick*

       10.2 Memorandum of Agreement between Paul Averback and the Company (incorporated by reference to Exhibit 10.1 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.3   Share Option Plan of the Company (incorporated by reference to
              Exhibit 10.2 to the Company" Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.4 Research and License Agreement between the Massachusetts General Hospital Corporation and the Company (incorporated by reference to Exhibit 10.3 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.5 Research and License Amendment between the Massachusetts General Hospital Corporation and the Company (incorporated by reference to Exhibit 10.5 to the Company's Form 20-F filed with the Commission December 9, 1996 (Commission File Number 001-12033)).*

       10.6 Research and License Agreement between the Rhode Island Hospital Corporation and the Company dated May 14, 1999

              (incorporated by reference to Exhibit 10.10 to the Company's Form 20-F filed with the Commission May 15, 2000 (Commission File Number 001-12033)).*

       10.7 Research and License Amendment between the Rhode Island Hospital Corporation and the Company dated Nov.11, 2001

       23.1   Consent of KPMG

       23.2   Consent of Foley & Lardner*

       23.3   Consent of Stikeman, Elliott*

       24.0   Powers of Attorney*

       99.0 Press release by Nymox Pharmaceutical Corporation dated November 12, 1999 announcing the transaction with Jaspas Investments Limited*

---------------

*        Previously filed.











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